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As filed with the Securities and Exchange Commission on November 21, 2018

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM F-10

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Fairfax Financial Holdings Limited
(Exact Name of Registrant as Specified in its Charter)

Canada
(Province or Other Jurisdiction of Incorporation or Organization)

6331
(Primary Standard Industrial Classification Code Number)

Not Applicable
(I.R.S. Employee Identification No.)

Suite 800, 95 Wellington Street West
Toronto, Ontario
M5J 2N7, Canada
Telephone: (416) 367-4941
(Address, including postal code, and telephone number, including area code, of Registrant's principal executive offices)

CT Corporation System
111 Eighth Avenue, 13th Floor
New York, NY 10011 U.S.A.
Telephone: (212) 894-8700
(Name, Address (Including Zip Code) and Telephone Number (Including Area Code) of Agent for Service in the United States)

Copies to:
Derek Bulas Fairfax Financial Holdings Limited Suite 800, 95 Wellington Street West Toronto, Ontario M5J 2N7, Canada (416) 367-4941	Mile T. Kurta Torys LLP 1114 Avenue of the Americas New York, New York 10036 (212) 880-6000

Approximate date of commencement of proposed sale of the securities to the public:
as soon as practicable after this registration statement becomes effective.

Province of Ontario, Canada
(Principal Jurisdiction Regulating this Form F-10 Offering)

          It is proposed that this filing shall become effective (check appropriate box):

          A.      ☐    upon filing with the Commission, pursuant to Rule 467(a) (if in connection with an offering being made contemporaneously in the United States and Canada).

          B.       ☒    at some future date (check appropriate box below):

             1.        ☐    Pursuant to Rule 467(b) on (                        ) at (                        ) (designate a time not sooner than seven calendar days after filing).

             2.        ☐    Pursuant to Rule 467(b) on (                        ) at (                        ) (designate a time seven calendar days or sooner after filing) because the securities regulatory authority in the review jurisdiction has issued a receipt or notification of clearance on (                        ).

             3.        ☒    Pursuant to Rule 467(b) as soon as practicable after notification of the Commission by the registrant or the Canadian securities regulatory authority of the review jurisdiction that a receipt or notification of clearance has been issued with respect hereto.

             4.        ☐    After the filing of the next amendment to this form (if preliminary material is being filed).

          If any of the securities being registered on this Form F-10 are to be offered on a delayed or continuous basis pursuant to the home jurisdiction's shelf prospectus offering procedures, check the following box.    ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Unit(1)	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee(1)

4.850% Senior Notes due 2028 of Fairfax Financial Holdings Limited.	US$600,000,000	N/A	US$600,000,000	US$72,720.00

(1)
The notes being registered are offered (i) in exchange for 4.850% Senior Notes due 2028 previously sold in a transaction exempt from registration under the Securities Act of 1933, as amended, and (ii) upon certain resales of the notes by broker-dealers. The registration fee has been computed based on the face value of the notes solely for the purpose of calculating the amount of the registration fee, pursuant to Rule 457 under the Securities Act of 1933, as amended.

          The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registration statement shall become effective as provided in Rule 467 under the Securities Act of 1933 or on such date as the Commission, acting pursuant to Section 8(a) of the Act, may determine.

 PART I
INFORMATION REQUIRED TO BE DELIVERED TO OFFEREES OR PURCHASERS

A copy of this preliminary short form prospectus has been filed with the securities regulatory authorities in the province of Ontario, and with the U.S. Securities and Exchange Commission pursuant to an effective U.S. registration statement, but has not yet become final for the purpose of the sale of securities. Information contained in this preliminary short form prospectus may not be complete and may have to be amended. The securities may not be sold until a receipt for the short form prospectus is obtained from the securities regulatory authorities and the registration statement becomes effective.

No securities regulatory authority has expressed an opinion about these securities and it is an offence to claim otherwise.

Information has been incorporated by reference in this prospectus from documents filed with securities commissions or similar authorities in Canada and filed with, or furnished to, the U.S. Securities and Exchange Commission. Copies of the documents incorporated herein by reference may be obtained on request without charge from the office of our Corporate Secretary at Suite 800, 95 Wellington Street West, Toronto, Ontario, Canada, M5J 2N7 (telephone: (416) 367-4941), and are also available electronically at www.sedar.com and at www.sec.gov.

PRELIMINARY SHORT FORM PROSPECTUS

New Issue	November 21, 2018

Fairfax Financial Holdings Limited

Exchange Offer for US$600,000,000 of its
4.850% Senior Notes due 2028

The Company

  •
  Fairfax Financial Holdings Limited (the "Company") is a holding company which, through its subsidiaries, is principally engaged in property and casualty insurance and reinsurance and investment management. The Company and its subsidiaries ("Fairfax", "we", "our", "us") operate through a decentralized operating structure, with autonomous management teams applying a focused underwriting strategy to our markets. We seek to differentiate ourselves by combining disciplined underwriting with the investment of our assets on a total return basis, which we believe provides above-average returns over the long-term. We provide a full range of property and casualty products, maintaining a diversified portfolio of risks across classes of business, geographic regions, and types of insureds. We have been under current management since September 1985. Our head and registered office is located at Suite 800, 95 Wellington Street West, Toronto, Ontario, M5J 2N7, Canada. Our telephone number is (416) 367-4941.

The Exchange Offer

  •
  If all the conditions of the exchange offer (the "Exchange Offer") are satisfied, the Company will exchange up to US$600,000,000 aggregate principal amount of its 4.850% Senior Notes due 2028 issued on April 17, 2018 (the "Initial Notes") that are validly tendered and not validly withdrawn for an equal principal amount of 4.850% Senior Notes due 2028 (the "Exchange Notes") that have been registered under the United States Securities Act of 1933, as amended (the "Securities Act").

  •
  You may withdraw your tender of Initial Notes at any time before the expiration of the Exchange Offer.

  •
  The Exchange Offer will expire at 5:00 p.m., New York City time, on     •    , 2019, unless the Company extends the Exchange Offer, in which case, the Exchange Offer will expire at 5:00 p.m., New York City time on the date to which the Exchange Offer is extended (the "Expiration Date").

The Exchange Notes

  •
  The terms of the Exchange Notes to be issued in the Exchange Offer are substantially identical to the Initial Notes except that, unlike the Initial Notes, the Exchange Notes will be freely tradable in the United States by persons not affiliated with us, will not bear legends restricting their transfer and will not contain the registration rights and additional interest provisions of the Initial Notes.

  •
  The Exchange Notes will be issued in United States dollars.

  •
  The Exchange Notes will be issued in minimum denominations of US$2,000 principal amount and integral multiples of US$1,000 in excess thereof.

  •
  There is no market through which the Exchange Notes may be sold and purchasers may not be able to resell the Exchange Notes issued pursuant to the Exchange Offer. This may affect the pricing of the Exchange Notes in the secondary market, the transparency and availability of trading prices, the liquidity of the Exchange Notes, and the extent of regulation affecting the Company. See "Risk Factors" commencing on page 8.

Before participating in the Exchange Offer, please carefully read this short form prospectus, including the section entitled "Risk Factors" commencing on page 8.

For a more detailed description of the Exchange Notes, please refer to the section in this short form prospectus entitled "Description of the Notes" commencing on page 55.

This offering of the Exchange Notes is made by the Company, which is a foreign issuer in the United States and is permitted, under a multijurisdictional disclosure system adopted by the United States and Canada, to prepare this short form prospectus in accordance with Canadian disclosure requirements. Prospective investors should be aware that such requirements are different from those in the United States. The financial statements incorporated herein by reference have been prepared in accordance with International Financial Reporting Standards ("IFRS") as issued by the International Accounting Standards Board ("IASB"). Thus, such financial statements may not be comparable to financial statements of United States companies.

Prospective investors should be aware that owning the Exchange Notes may subject you to tax consequences both in the United States and in Canada. This short form prospectus may not describe these tax consequences fully and such consequences for investors who are resident in, or citizens of, the United States may not be described fully herein. You should read the tax discussion in this short form prospectus. You should consult your own counsel, accountant or other advisors for legal, tax, business financial and related advice regarding the Exchange Offer.

The enforcement by investors of civil liabilities under U.S. federal or state securities laws or other laws of the United States may be affected adversely by the fact that the Company is formed outside the United States, that most of the Company's directors and officers, as well as certain of the experts named in this short form prospectus, reside outside of the United States, and that many of the assets of the Company and the assets of such persons are located outside the United States.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION (THE "SEC") OR ANY CANADIAN SECURITIES REGULATORY AUTHORITY, NOR HAS THE SEC OR ANY CANADIAN SECURITIES REGULATORY AUTHORITY PASSED UPON THE ACCURACY OR ADEQUACY OF THIS SHORT FORM PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENCE.

Prospective investors should be aware that, during the period of the Exchange Offer, the Company or its affiliates, directly or indirectly, may bid for or make purchases of the securities to be distributed or to be exchanged, or certain related securities, as permitted by applicable laws or regulations of Canada or its provinces or territories.

No underwriter has been involved in the preparation of this short form prospectus or performed any review of the contents of this short form prospectus.

Each broker-dealer in the United States that receives Exchange Notes for its own account pursuant to the Exchange Offer must acknowledge that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale or transfer of such Exchange Notes. The letter of transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. This short form prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales or transfers of Exchange Notes received in exchange for Initial Notes where such Initial Notes were acquired by such broker-dealer as a result of market-making or other trading activities. The Company has agreed that it will make this short form prospectus available to any broker-dealer for use in connection with any such resale or transfer for a period that ends the earlier of (i) 180 days after the date on which the registration statement that includes this short form prospectus is declared effective by the SEC, and (ii) the date on which participating broker-dealers are no longer required to deliver a prospectus in connection with market-making or other trading activities. See "Plan of Distribution".

ABOUT THIS PROSPECTUS

        You should rely only on the information contained in or incorporated by reference in this short form prospectus. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. You should not assume that the information provided by this short form prospectus is accurate as of any date other than the date on the front of this short form prospectus. Our business, financial condition, results of operations and prospects may have changed since the date on the front of this short form prospectus. The Exchange Notes are being offered only in jurisdictions in which offers and sales are permitted.

 PRESENTATION OF FINANCIAL INFORMATION

        As the majority of our operations are in the United States or conducted in U.S. dollars, we report our consolidated financial statements in U.S. dollars in order to provide more meaningful information to users of our financial statements. In this short form prospectus except where otherwise indicated, all dollar amounts are expressed in U.S. dollars, references to "$", "US$" and "dollars" are to U.S. dollars and references to "Cdn$" are to Canadian dollars.

        We have prepared our audited consolidated financial statements as at and for the years ended December 31, 2017 and 2016 in accordance with IFRS as issued by the IASB. We have prepared our unaudited interim consolidated financial statements as at September 30, 2018 and for the three and nine months ended September 30, 2018 and 2017 in accordance with IFRS as issued by the IASB applicable to the preparation of interim financial statements including IAS 34, Interim Financial Reporting.

v

 DOCUMENTS INCORPORATED BY REFERENCE AND WHERE YOU CAN FIND MORE INFORMATION

        The following documents filed by us with the securities commission or similar authority in each of the provinces and territories of Canada are specifically incorporated by reference in this short form prospectus:

  (a)
  our annual information form for the year ended December 31, 2017, dated March 9, 2018;

  (b)
  our audited consolidated financial statements and the notes thereto, including consolidated balance sheets as at December 31, 2017 and 2016 and consolidated statements of earnings, comprehensive income, changes in equity and cash flows for each of the two years in the period ended December 31, 2017, and management's report on internal control over financial reporting set out on page 28 of our 2017 Annual Report, together with the report of our independent registered public accounting firm on these consolidated financial statements and on the effectiveness of internal control over financial reporting as of December 31, 2017;

  (c)
  management's discussion and analysis of financial condition and results of operations for the annual consolidated financial statements as at and for the periods referred to in paragraph (b);

  (d)
  our management proxy circular dated March 9, 2018 in connection with the annual meeting of shareholders held on April 26, 2018;

  (e)
  our unaudited interim consolidated financial statements and the notes thereto, including the consolidated balance sheets as at September 30, 2018 and December 31, 2017, the consolidated statements of earnings, comprehensive income and cash flows for the three and nine months ended September 30, 2018 and 2017 and the consolidated statements of changes in equity for the nine months ended September 30, 2018 and 2017;

  (f)
  management's discussion and analysis of financial condition and results of operations for the unaudited interim consolidated financial statements as at and for the periods referred to in paragraph (e); and

  (g)
  our business acquisition report dated August 2, 2017 in respect of the acquisition of Allied World (as defined herein) (the "Allied World BAR").

        Any documents of the types referred to in paragraphs (a) to (g) above (excluding confidential material change reports) filed by us with the securities regulatory authorities in Canada after the date of this short form prospectus and prior to the termination of this distribution shall be deemed to be incorporated by reference herein.

        Any statement contained in a document incorporated or deemed to be incorporated by reference in this short form prospectus shall be deemed to be modified or superseded for the purposes of this short form prospectus to the extent that a statement contained in this short form prospectus, or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein, modifies or supersedes that statement. The modifying or superseding statement need not state that it has modified or superseded a prior statement or include any other information set forth in the document that it modifies or supersedes. The making of a modifying or superseding statement shall not be deemed an admission for any purposes that the modified or superseded statement, when made, constituted a misrepresentation, an untrue statement of a material fact or an omission to state a material fact that is required to be stated or that is necessary to make a statement not misleading in light of the circumstances in which it was made. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this short form prospectus.

        Information has been incorporated by reference in this short form prospectus from documents filed with securities commissions or similar authorities in Canada and the United States. Copies of the documents incorporated by reference herein and the Indenture may be obtained without charge by writing to the Company at Suite 800, 95 Wellington Street West, Toronto, Ontario, M5J 2N7. Attention: Corporate Secretary. Our telephone number at that address is (416) 367-4941.

        The Company has filed a registration statement on Form F-10 with the SEC regarding the Exchange Notes, which includes this short form prospectus as part of such registration statement. For further information about us and the Exchange Notes, you should refer to the registration statement and its exhibits. This short form prospectus summarizes material provisions of agreements and other documents to which we refer you. Copies of these agreements and documents have been included as exhibits to the registration statement and you are encouraged to read these in their entirety.

        The Company is currently subject to the periodic reporting and other informational requirements of the U.S. Securities Exchange Act of 1934, as amended (the "Exchange Act") and in accordance therewith files reports and other information with the SEC. However, the Company is a "foreign private issuer" as defined in Rule 405 of the Securities Act and therefore is not required to comply with Exchange Act provisions regarding the furnishing and content of proxy statements, and its officers and directors are exempt from the reporting and short swing profit recovery provisions contained in Section 16 of the Exchange Act. Additionally, under a multijurisdictional disclosure system adopted by the United States and Canada, public reporting documents and other information (including financial information) may be prepared in accordance with the disclosure requirements of the provincial and territorial securities regulatory authorities of Canada, which differ from those in the United States.

        The registration statement (including the attached exhibits) and any other statements and information the Company files with the SEC will be available for inspection at the public reference room at the SEC's office located at 100 F Street, N.E., Washington, D.C. 20549. Copies may also be obtained by mail, upon payment of the SEC's customary charges, by writing to its principal office at 100 F Street, N.E., Washington, D.C. 20549. Information can also be obtained by calling the SEC at 1-800-732-0330. The SEC also maintains an Internet website that contains reports and other information about issuers who file reports with the SEC. The address of that website is www.sec.gov.

        The Company also files information, such as periodic reports and financial information, with the Canadian Securities Administrators, which may be accessed at www.sedar.com.

 ENFORCEABILITY OF CIVIL LIABILITIES AGAINST FOREIGN PERSONS

        The Company is a corporation organized under the laws of Canada and some of its assets are located in, and most of its directors and officers are residents of, Canada. As a result, it may be difficult for investors outside of Canada to effect service of process outside of Canada upon the Company's directors or officers, or to realize outside of Canada upon judgments of non-Canadian courts predicated upon civil liability of such directors or officers under non-Canadian securities laws. See "Agent for Service of Process".

        We have been advised by Torys LLP, counsel to the Company, that a monetary judgment of a U.S. court predicated solely upon civil liability provisions of U.S. federal securities laws would likely be enforceable in Canada if the U.S. court in which judgment was obtained had a basis for jurisdiction that was recognized by a Canadian court for such purposes. We have also been advised by our counsel that it is less certain that an original action could be commenced in Canada on the basis of liability predicated solely upon such laws.

        The Company has irrevocably appointed CT Corporation System, 111 Eighth Avenue, New York, New York 10011, as its authorized agent for service of process in any legal action or proceeding arising out of or relating to the Indenture (as defined below) and the Exchange Notes for actions brought under United States federal or state securities laws or for actions brought by either trustee or for any actions arising out of or related to the Indenture or the Exchange Notes in any New York Court, and has irrevocably submitted to the jurisdiction of the New York Courts for such purposes.

 FORWARD-LOOKING INFORMATION

        This short form prospectus contains "forward-looking statements" and "forward-looking information" (collectively, "forward-looking information") within the meaning of applicable Canadian and United States securities legislation. Any statements made by us or on our behalf may include forward-looking information that reflect our current views with respect to future events and financial performance. The words "believe," "anticipate," "project," "expect," "plan," "intend," "predict," "estimate," "will likely result," "will seek to" or "will continue" and similar expressions identify forward-looking information. This forward-looking information relates to, among other things, our plans and objectives for future operations and underwriting profits. We caution readers not to place undue reliance on this forward-looking information, which speak only as of their dates. We are under no obligation to update or alter such forward-looking information as a result of new information, future events or otherwise, except as may be required by applicable securities laws. This forward-looking information is subject to known and unknown risks, uncertainties and other factors that could cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by such forward-looking information. These uncertainties and other factors, which we describe in more detail elsewhere in this short form prospectus, or in documents incorporated by reference herein, include, but are not limited to:

  •
  our ability to refinance and/or repay certain of our outstanding debt or other corporate obligations on terms acceptable to us;

  •
  a reduction in net earnings if our loss reserves are insufficient;

  •
  underwriting losses on the risks we insure that are higher than expected;

  •
  the occurrence of catastrophic events with a frequency or severity exceeding our estimates;

  •
  changes in market variables, including interest rates, foreign exchange rates, equity prices and credit spreads, which could negatively affect our investment portfolio;

  •
  the cycles of the insurance market and general economic conditions, which can substantially influence our and our competitors' premium rates and capacity to write new business;

  •
  insufficient reserves for asbestos, environmental and other latent claims;

  •
  exposure to credit risk in the event our reinsurers fail to make payments to us under our reinsurance arrangements;

  •
  exposure to credit risk in the event our insureds, insurance producers or reinsurance intermediaries fail to remit premiums that are owed to us or failure by our insureds to reimburse us for deductibles that are paid by us on their behalf;

  •
  our inability to maintain our long term debt ratings, the inability of our subsidiaries to maintain financial or claims paying ability ratings and the impact of a downgrade of such ratings on derivative transactions that we and our subsidiaries have entered into;

  •
  risks associated with implementing our business strategies;

  •
  the timing of claims payments being sooner or the receipt of reinsurance recoverables being later than anticipated by us;

  •
  risks associated with any use we may make of derivative instruments;

  •
  the failure of any hedging methods we may employ to achieve their desired risk management objective;

  •
  a decrease in the level of demand for insurance or reinsurance products, or increased competition in the insurance industry;

  •
  the impact of emerging claim and coverage issues or the failure of any of the loss limitation methods we employ;

  •
  our inability to access cash of our subsidiaries;

  •
  our inability to obtain required levels of capital on favourable terms, if at all;

  •
  the loss of key employees;

  •
  our inability to obtain reinsurance coverage in sufficient amounts, at reasonable prices or on terms that adequately protect us;

  •
  the passage of legislation subjecting our businesses to additional supervision or regulation, including additional tax regulation, in the United States, Canada or other jurisdictions in which we operate;

  •
  risks associated with government investigations of, and litigation and negative publicity related to, insurance industry practice or any other conduct;

  •
  risks associated with political and other developments in foreign jurisdictions in which we operate;

  •
  risks associated with legal or regulatory proceedings or significant litigation;

  •
  failures or security breaches of our computer and data processing systems;

  •
  disruptions of our information technology systems;

  •
  the influence exercisable by our significant shareholder;

  •
  adverse fluctuations in foreign currency exchange rates;

  •
  our dependence on independent brokers over whom we exercise little control;

  •
  an impairment in the carrying value of our goodwill and indefinite-lived intangible assets;

  •
  our failure to realize deferred income tax assets;

  •
  technological or other change which adversely impacts demand, or the premiums payable, for the insurance coverages we offer; and

  •
  assessments and shared market mechanisms which may adversely affect our insurance subsidiaries.

        See the "Risk Factors" section of this short form prospectus and the section entitled "Issues and Risks" on pages 189 to 199 of our 2017 Annual Report for a further discussion of these risks and uncertainties.

        Should one or more risk, uncertainty, contingency or other factor materialize or should any factor or assumption prove incorrect, actual results could vary materially from those expressed or implied in the forward-looking information. Accordingly, you should not place undue reliance on forward-looking information. We do not assume any obligation to update or revise any forward-looking information after the date of this short form prospectus or to explain any material difference between subsequent actual events and any forward-looking information, except as required by applicable law.

x

 EXCHANGE RATE DATA

        The following table sets forth, for each period indicated, the low and high exchange rates for Canadian dollars expressed in United States dollars, the exchange rate at the end of such period and the average of such exchange rates for each day during such period, based on the rate of exchange as reported by the Bank of Canada for the conversion of Canadian dollars into United States dollars:

	Year Ended December 31,				Nine Months Ended September 30,
	2014	2015	2016	2017	2018	2017
Low	0.8589	0.7148	0.6854	0.7276	0.7513	0.7276
High	0.9422	0.8527	0.7972	0.8245	0.8138	0.8245
Period End	0.8620	0.7225	0.7448	0.7971	0.7725	0.8013
Average	0.9058	0.7833	0.7555	0.7708	0.7769	0.7657

        On November 20, 2018, the buying rate (as reported by the Bank of Canada) was Cdn$1.00 = US$0.7542

SUMMARY TERMS OF THE EXCHANGE OFFER AND THE EXCHANGE NOTES

        We are able to incorporate by reference information into this short form prospectus, which means we can disclose important information to you in documents outside this short form prospectus. This summary is qualified in its entirety by and should be read in conjunction with the detailed information and financial statements incorporated by reference into this short form prospectus. This summary and the "Description of the Business" section that follows highlight selected information contained elsewhere in, or incorporated by reference into, this short form prospectus. You should read the entire short form prospectus and the information incorporated herein closely.

        The Company is offering to exchange up to US$600,000,000 aggregate principal amount of Initial Notes for an equal principal amount of Exchange Notes. In order to exchange your Initial Notes, you must validly tender them, as instructed herein and in the letter of transmittal. The Company will exchange all outstanding Initial Notes that are validly tendered and not validly withdrawn. The Company will issue the Exchange Notes as promptly as practicable after the expiration of the Exchange Offer.

Exchange Offer:	The Company will exchange your Initial Notes for an equal aggregate principal amount of Exchange Notes.
Resale of Exchange Notes:

Based on an interpretation by the staff of the SEC set forth in no-action letters issued to third parties, you may offer the Exchange Notes for resale, resell and otherwise transfer them without compliance with the registration or prospectus delivery provisions of the Securities Act if:

• you are acquiring the Exchange Notes in the ordinary course of your business;
• you are not participating, do not intend to participate and have no arrangement or understanding with any person to participate, in the distribution of the Exchange Notes issued to you; and
• you are not an affiliate, under Rule 405 of the Securities Act, of the Company.

Each broker-dealer that receives Exchange Notes for its own account pursuant to the Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Notes. The letter of transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. The letter of transmittal also includes an acknowledgment that each person participating in the Exchange Offer does not intend to engage in a distribution of the Exchange Notes. In addition, the letter of transmittal includes an acknowledgment for each person that is a broker-dealer in connection with resales of Exchange Notes received in exchange for Initial Notes where such Initial Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities that such broker-dealer will satisfy any prospectus delivery requirements in connection with any resale of Exchange Notes received pursuant to the Exchange Offer. This short form prospectus, as it may be amended or supplemented from time to time, may be used by such broker-dealers for such prospectus delivery requirements. We have agreed that, for a period of 180 days after the Expiration Date (as defined herein), we will make this short form prospectus available to any broker-dealer for use in connection with any such resale. See "Plan of Distribution."

Any holder of Initial Notes who is our affiliate, does not acquire Exchange Notes in the ordinary course of its business, or tenders its Initial Notes in the Exchange Offer with the intention to participate, or for the purpose of participating, in a distribution of Exchange Notes, cannot rely on the position of the staff of the SEC enunciated in Morgan Stanley & Co. Incorporated (available June 5, 1991) and Exxon Capital Holdings Corporation (available May 13, 1988), as interpreted in Shearman & Sterling (available July 2, 1993), or similar no-action letters and, in the absence of an exemption therefrom, must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale of the Exchange Notes in the United States.

You should read the discussion under the heading "Exchange Offer" for further information regarding the Exchange Offer and resale of the Exchange Notes.
Registration Rights Agreement:

The Company has undertaken this Exchange Offer pursuant to the terms of a registration rights agreement entered into with the initial purchasers of the Initial Notes (the "Registration Rights Agreement"). See "The Exchange Offer".

Consequences of Failure to Exchange Initial Notes:	You will continue to hold the Initial Notes that remain subject to their existing transfer restrictions if:
• you do not tender your Initial Notes; or
• you tender your Initial Notes and they are not accepted for exchange.

Subject to certain limited exceptions, the Company will have no obligation to register the Initial Notes after it consummates the Exchange Offer. See "The Exchange Offer — Terms of the Exchange Offer — Consequences of Failure to Exchange" and "The Exchange Offer — Terms of the Exchange Offer — Acceptance of Initial Notes for Exchange; Delivery of Exchange Notes".

Expiration Date:

The Expiration Date for the Exchange Offer is 5:00 p.m., New York City time, on •, 2019, unless the Company extends it, in which case "Expiration Date" means 5:00 p.m. on the date to which the Exchange Offer is extended.

Conditions to the Exchange Offer:	The Exchange Offer is subject to certain customary conditions, which the Company may waive. See "The Exchange Offer — Terms of the Exchange Offer — Conditions".
Procedures for Tendering Initial Notes:

If you wish to accept the Exchange Offer, you must submit the required documentation and effect a tender of Initial Notes pursuant to the procedures for book-entry transfer (or other applicable procedures), all in accordance with the instructions described in this short form prospectus and in the relevant letter of transmittal. See "The Exchange Offer — Terms of the Exchange Offer — Procedures for Tendering", "The Exchange Offer — Terms of the Exchange Offer — Book Entry Transfer", "The Exchange Offer — Terms of the Exchange Offer — Exchanging Book-Entry Notes" and "The Exchange Offer — Terms of the Exchange Offer — Guaranteed Delivery Procedures".

Guaranteed Delivery Procedures:

If you wish to tender your Initial Notes, but cannot properly do so prior to the Expiration Date, you may tender your Initial Notes in accordance with the guaranteed delivery procedures described in "The Exchange Offer — Terms of the Exchange Offer — Guaranteed Delivery Procedures".

Withdrawal Rights:

Tenders of Initial Notes may be withdrawn at any time prior to the Expiration Date. To withdraw a tender of Initial Notes, a written or facsimile transmission notice of withdrawal must be received by the exchange agent at its address set forth in the letter of transmittal prior to the Expiration Date.

Acceptance of Initial Notes and Delivery of Exchange Notes:

Subject to certain conditions, any and all Initial Notes that are validly tendered in the Exchange Offer prior to the Expiration Date will be accepted for exchange. The Exchange Notes issued pursuant to the Exchange Offer will be delivered promptly following the Expiration Date. See "The Exchange Offer — Terms of the Exchange Offer — Acceptance of Initial Notes for Exchange; Delivery of Exchange Notes".

U.S. Federal Income Tax Considerations:	The exchange of the Initial Notes for the Exchange Notes will not constitute a taxable exchange for U.S. federal income tax purposes. See "Certain U.S. Federal Income Tax Considerations".
Use of Proceeds:

The Company will not receive any proceeds from the issuance of the Exchange Notes. The Company is offering the Exchange Notes solely to satisfy its obligations under the Registration Rights Agreement. Initial Notes that are validly tendered (and not validly withdrawn) and exchanged will be retired and cancelled and cannot be reissued. See "Use of Proceeds".

Exchange Agent:	The Bank of New York Mellon is serving as the exchange agent.
Summary of Terms of the Exchange Notes:	The terms of the Exchange Notes are substantially identical to the terms of the Initial Notes except that the Exchange Notes:
• will be registered under the Securities Act, and therefore will not contain restrictions on transfer;
• will not contain provisions relating to additional interest;
• will bear a different CUSIP number from the Initial Notes;
• will not entitle their holders to registration rights; and
• will carry the same features as, and be fungible with, the Initial Notes that have been exchanged.
Issuer:	Fairfax Financial Holdings Limited
Exchange Notes Offered:	Up to US$600,000,000 aggregate principal amount of 4.850% Senior Notes due 2028.
Maturity Date:	April 17, 2028.
Interest:	4.850%. Interest is payable in semi-annual installments in arrears on each April 17 and October 17, commencing April 17, 2019.
Ranking:

The Exchange Notes will be direct, unsecured obligations of the Company. The Exchange Notes will rank equally and ratably with all of the Company's unsecured indebtedness. The Exchange Notes will be effectively subordinated to any secured indebtedness of the Company to the extent of the assets securing such indebtedness. The Exchange Notes will also be structurally subordinated to all obligations of the Company's subsidiaries. See "Risk Factors — Risk Factors Relating to the Exchange Notes".

Payment of Additional Amounts:

Any payments made by the Company with respect to the Exchange Notes will be made without withholding or deduction for Canadian taxes unless required by law. Subject to certain exclusions, if the Company is required by law to withhold or deduct for Canadian taxes with respect to a payment to the holders of the Exchange Notes, the Company will pay the additional amount necessary so that the net amount received by the holders of the Exchange Notes after the withholding or deduction is not less than the amount that they would have received in the absence of the withholding or deduction. See "Description of the Notes — Payment of Additional Amounts".

Optional Redemption:

Prior to January 17, 2028 (the "Par Call Date"), the Company may redeem, in whole at any time or in part from time to time, the Exchange Notes at 100% of their principal amount, plus a "make whole" premium as described under the heading "Description of the Notes — Optional Redemption," together with accrued and unpaid interest, if any, to, but excluding, the date of redemption. On or after the Par Call Date, the Company may redeem, in whole at any time or in part from time to time, the Exchange Notes at 100% of their principal amount together with accrued and unpaid interest, if any, to, the date of redemption.

Redemption for Tax Reasons:

The Company may redeem, in whole, but not in part, the Exchange Notes in the event of certain changes in the tax laws of Canada that could require the Company to pay additional amounts as described under "Description of the Notes — Payment of Additional Amounts." The redemption price would be equal to 100% of the principal amount of the Exchange Notes, together with accrued and unpaid interest on the Exchange Notes to be redeemed to the date of redemption. See "Description of the Notes — Redemption for Tax Reasons".

Restrictive Covenants:	The Indenture governing the Exchange Notes contains covenants that, among other things, limit our ability to:
• create liens on the capital stock of certain of the Company's subsidiaries; and
• enter into specific mergers or consolidations or convey, transfer or lease our properties and assets substantially as an entirety.
See "Description of the Notes — Certain Covenants".
Absence of Public Market for the Exchange Notes:

There is currently no established trading market for the Exchange Notes. The Company does not intend to apply for a listing of the Exchange Notes on any securities exchange or an automated dealer quotation system. Accordingly, there can be no assurance as to the development or liquidity of any market for the Exchange Notes and this may affect the pricing, transparency and availability of trading prices of the Exchange Notes.

DESCRIPTION OF THE BUSINESS

        Unless the context otherwise requires, the terms "Fairfax", "Company", "we", "us" and "our" refer to Fairfax Financial Holdings Limited and its subsidiaries; the term "Allied World" refers to our majority-owned Swiss-based global property, casualty and specialty insurance and reinsurance company, Allied World Assurance Company Holdings, GmbH and its subsidiaries; the term "Brit" refers to our majority-owned specialty insurance and reinsurance company operating in the Lloyd's market, Brit Limited and its subsidiaries; the term "Bryte" refers to our wholly-owned South African property and casualty insurance business, Bryte Insurance Company Limited; the term "Colonnade" refers to our wholly-owned Luxembourg based insurance company, Colonnade Insurance S.A.; the term "Crum & Forster" refers to our wholly-owned U.S. property and casualty insurance business, Crum & Forster Holdings Corp. and its subsidiaries; the term "Fairfax Asia" refers to our property and casualty insurance business conducted through our subsidiaries in Hong Kong, Sri Lanka, Indonesia and Malaysia; the term "Fairfax Brasil" refers to our wholly-owned Brazil property and casualty insurance company, Fairfax Brasil Seguros Corporativos S.A.; the term "Fairfax Latam" refers to our property and casualty insurance business conducted in Argentina, Chile, Colombia and Uruguay; the term "Group Re" refers to our wholly-owned reinsurance business, conducted through certain other subsidiaries; the term "Hamblin Watsa" refers to our wholly-owned investment management subsidiary, Hamblin Watsa Investment Counsel Ltd.; the term "Northbridge" refers to our wholly-owned Canadian property and casualty insurance business, Northbridge Financial Corporation and its subsidiaries; the term "Odyssey Group" refers to our wholly-owned U.S. reinsurance and insurance business, Odyssey Re Holdings Corp. and its subsidiaries; the term "Polish Re" refers to our wholly-owned Polish reinsurance company, Polskie Towarzystwo Reasekuracji Spólka Akcyjna; and the term "Zenith National" refers to our wholly-owned U.S. workers' compensation insurance business, Zenith National Insurance Corp. and its subsidiaries.

        We are a holding company which, through our subsidiaries, is principally engaged in property and casualty insurance and reinsurance and investment management. We are incorporated under the Canada Business Corporations Act. We operate through a decentralized operating structure, with autonomous management teams applying a focused underwriting strategy to our markets. We seek to differentiate ourselves by combining disciplined underwriting with the investment of our assets on a total return basis, which we believe provides above-average returns over the long-term. We provide a full range of property and casualty products, maintaining a diversified portfolio of risks across classes of business, geographic regions, and types of insureds. We have been under current management since September 1985. Our principal executive offices are located at Suite 800, 95 Wellington Street West, Toronto, Ontario, M5J 2N7, Canada. Our telephone number is (416) 367-4941.

        We conduct our business through the following segments, with each of our continuing operations maintaining a strong position in its respective markets.

        Our reinsurance business is conducted through Odyssey Group, Group Re, Brit, Allied World and Polish Re. Odyssey Group is a U.S. based underwriter of a full range of property and casualty reinsurance on a worldwide basis. Group Re primarily constitutes the participation by our wholly-owned subsidiaries CRC Reinsurance Limited and Wentworth Insurance Company Ltd. (both based in Barbados) in the reinsurance of Fairfax's subsidiaries by quota share or through participation in those subsidiaries' third party reinsurance programs on the same terms and pricing as the third party reinsurers. Group Re also writes third party business. Our 88.0% owned subsidiary Brit, based in the United Kingdom, is a market-leading global Lloyd's of London specialty insurer and reinsurer. Allied World, our 67.8% owned subsidiary based in Switzerland, is a global property, casualty and specialty insurance and reinsurance company. Polish Re, based in Warsaw, Poland, writes reinsurance business in the Central and Eastern European regions. We hold a 47.1% interest in Thai Reinsurance Public Company Limited (a provider of reinsurance and insurance services based in Bangkok, Thailand) and a 27.8% interest in Singapore Reinsurance Corporation Limited (a general reinsurance company providing reinsurance coverage in the Asia region).

        Our insurance business is conducted through Northbridge (Canadian insurance), Crum & Forster (U.S. property and casualty insurance), Zenith National (U.S. workers' compensation insurance), Brit (U.S., U.K. and international insurance), Allied World (North American and international insurance), Fairfax Asia (Asian insurance), Fairfax Latam (South American insurance), Bryte (South African insurance), Fairfax Brasil (Brazilian insurance) and Colonnade (Central and Eastern European insurance). Odyssey Group also conducts insurance business through its U.S. Insurance and London Market divisions. Northbridge provides commercial and personal lines property and casualty insurance primarily in Canada through a wide range of distribution channels. Crum & Forster provides a full range of commercial property and casualty insurance, which targets specialty classes of business that emphasize strong technical underwriting expertise. Zenith National is primarily engaged in the workers' compensation insurance business in the United States. Odyssey Group provides a range of professional and specialty liability insurance in the United States and internationally through its U.S. Insurance and London Market divisions. Brit is a market-leading global Lloyd's of London specialty insurer. Allied World is a market-leading global property, casualty and specialty insurer. Fairfax Asia is comprised of:

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  our wholly-owned, Hong Kong-based subsidiary, Falcon Insurance, which writes property and casualty insurance in niche markets in Hong Kong;

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  our 85.0% owned, Malaysia-based subsidiary, Pacific Insurance, which writes all classes of general insurance and medical insurance in Malaysia;

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  our 80.0% owned, Jakarta-based subsidiary, PT Asuransi Multi Artha Guna Tbk, an Indonesian general insurance company;

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  our 78.0% owned, Sri Lanka-based subsidiary, Fairfirst Insurance Limited, a Sri Lankan general insurance company;

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  our 41.2% interest in Thailand-based Falcon Insurance PLC, a Thai property and casualty insurance company; and

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  our 35.0% interest in Bank for Investment and Development of Vietnam Insurance Joint Stock Corporation, a Vietnamese property and casualty insurance company.

        Fairfax Latam, based in Miami, Florida, consists of insurance operations acquired in Argentina, Chile, Colombia and Uruguay throughout 2017 and 2018. Bryte, based in South Africa, writes property and casualty insurance in South Africa and Botswana. Fairfax Brasil, based in Brazil, writes commercial property and casualty business, with a primary focus on markets in Brazil. Colonnade, based in Luxembourg, commenced writing business in 2016 in the Central and Eastern regions of Europe and also includes the business and renewal rights of certain insurance operations in Central and Eastern Europe acquired throughout 2017. We also hold a 43.3% interest in Gulf Insurance Company, a Kuwait company with property and casualty operations in the Middle East and North Africa.

        Our runoff business includes our discontinued business that did not meet our underwriting criteria or strategic objectives and selected business previously written by our other subsidiaries that was put under dedicated runoff management. In addition, our runoff segment includes third-party runoff operations that we have acquired, which we believe will provide us with the opportunity to earn attractive returns on our invested capital.

        Our other reporting segment comprises Fairfax India Holdings Corporation ("Fairfax India"), Fairfax Africa Holdings Corporation ("Fairfax Africa"), Recipe Unlimited Corporation ("Recipe"), William Ashley China Corporation ("William Ashley"), Sporting Life Inc. ("Sporting Life"), Golf Town Limited ("Golf Town"), Boat Rocker Media Inc. ("Boat Rocker"), Praktiker Hellas Commercial Societe Anonyme ("Praktiker"), Grivalia Properties Real Estate Investment Company ("Grivalia Properties"), Mosaic Capital Corporation ("Mosaic Capital"), Dexterra Integrated Facilities Management ("Dexterra"), Toys "R" Us (Canada) Ltd. ("Toys "R" Us Canada"), Thomas Cook (India) Limited ("Thomas Cook India"), Sterling Holiday Resorts (India) Limited ("Sterling Resorts"), Pethealth Inc. ("Pethealth"), National Collateral Management Services Limited ("NCML"), Fairchem Speciality Limited ("Fairchem") and Saurashtra Freight Private Limited ("Saurashtra Freight"). Fairfax India invests in public and private equity and debt instruments in India and Indian businesses or other businesses primarily conducted in or dependent on India. Fairfax Africa invests in public and private equity and debt instruments of African businesses or other businesses with customers, suppliers or business primarily conducted in or dependent on Africa. Recipe franchises and/or operates restaurant brands across Canada and in select locations in the United States. William Ashley is a prestige retailer of exclusive tableware and gifts in Canada. Sporting Life is a Canadian retailer of sporting goods and sports apparel. Golf Town is one of the largest specialty retailers of golf equipment, consumables, golf apparel and accessories in Canada. Boat Rocker is a global content creator producing and distributing high quality and award winning entertainment for television, film, and digital. Grivalia Properties is a real estate investment company listed on the Athens Stock Exchange that has a large portfolio of commercial properties in Greece and Eastern Europe. Praktiker is one of the largest home improvement and do-it-yourself goods retailers in Greece. Mosaic Capital is a Canadian investment company that owns a portfolio of established mid-sized businesses in various industries. Dexterra is an infrastructure services company that provides asset management and operations solutions to industries and governments. Toys "R" Us Canada is a specialty retailer of toys and baby products in Canada. Thomas Cook India is an integrated travel and travel-related financial services company in India, offering a broad range of services that include foreign exchange, corporate and leisure travel and insurance. Sterling Resorts is engaged in vacation ownership and leisure hospitality and operates a network of resorts in India. Pethealth is headquartered in Canada and provides pet medical insurance, management software and pet-related database management services in North America and the United Kingdom. NCML is a leading private-sector agricultural commodities storage company in India. Fairchem is a specialty chemical manufacturer in India of oleo chemicals used in the paints, inks and adhesives industries, as well as intermediate nutraceutical and health products. Saurashtra Freight operates a container freight station at the Mundra Port in the Indian state of Gujarat. Our economic interests in NCML, Fairchem and Saurashtra Freight are held through Fairfax India.

        Our invested assets are managed by our wholly-owned investment management subsidiary, Hamblin Watsa. Hamblin Watsa has managed our invested assets since September 1985 and emphasizes a conservative investment philosophy, seeking to invest our assets on a total return basis, which includes realized and unrealized gains over the long-term, using a value-oriented approach.

        Our insurance operations primarily use brokers to distribute their business and in some instances will distribute through agents or directly to the customer. They may also conduct business through third parties such as managing general agents where it is cost effective to do so and where we can control the underwriting process to ensure our risk management criteria are met. Our insurance operations have relationships with many different types of brokers including independent retail brokers, wholesale brokers and national brokers depending on the particular jurisdiction. Each of these channels has its own distinct distribution characteristics and customers. Our reinsurance operations are dependent primarily on a limited number of international reinsurance brokers.

RISK FACTORS

        An investment in the Exchange Notes involves risk. You should carefully consider the following risk factors, as well as the information contained in and incorporated by reference into this short form prospectus, including the risks described under "Issues and Risks" on pages 189 to 199 of our 2017 Annual Report, before deciding whether to participate in the Exchange Offer. Any of these risks could materially adversely affect our business, financial condition or results of operations and could materially adversely affect your investment in the Exchange Notes. Additional risks and uncertainties not currently known to us or that we currently deem to be immaterial may also materially and adversely affect our business, financial condition or results of operations.

Risk Factors Relating to Our Business

If our actual claims exceed our claim reserves, our financial condition and results of operations could be adversely affected.

        We maintain reserves to cover our estimated ultimate unpaid liability for losses and loss adjustment expenses with respect to reported and unreported claims incurred as of the end of each accounting period. Our success is dependent upon our ability to accurately assess the risks associated with the businesses that we reinsure or insure. If we fail to accurately assess the risks we assume, we may fail to establish appropriate premium rates and our reserves may be inadequate to cover our losses, which could have a material adverse effect on our financial condition and reduce our net earnings.

        At September 30, 2018, we had gross provision for losses and loss adjustment expenses of US$28.0 billion.

        Reserves do not represent an exact calculation of liability, but instead represent estimates at a given point in time involving actuarial and statistical projections of our expectations of the ultimate settlement and administration costs of claims incurred. Establishing an appropriate level of claim reserves is an inherently uncertain process. We utilize both proprietary and commercially available actuarial models, as well as historical insurance industry loss development patterns, to assist in the establishment of appropriate claim reserves.

        In contrast to casualty losses, which frequently can be determined only through lengthy and unpredictable litigation, property losses tend to be reported promptly and usually are settled within a shorter period of time. Nevertheless, for both casualty and property losses, actual claims and claim expenses ultimately paid may deviate, perhaps substantially, from the reserve estimates reflected in our financial statements. Variables in the reserve estimation process can be affected by both internal and external events, such as changes in claims handling procedures, economic and social inflation, legal trends and legislative changes. Many of these items are not directly quantifiable, particularly on a prospective basis.

        If our claim reserves are determined to be inadequate, we will be required to increase claim reserves with a corresponding reduction in our net earnings in the period in which the deficiency is rectified. It is possible that claims in respect of events that have occurred could exceed our claim reserves and have a material adverse effect on our results of operations in a particular period and/or our financial condition.

        Even though most insurance contracts have policy limits, the nature of property and casualty insurance and reinsurance is such that losses can exceed policy limits for a variety of reasons and could significantly exceed the premiums received on the underlying policies. When this occurs, our financial results are adversely affected.

Unpredictable catastrophic events could reduce our net earnings.

        Our insurance and reinsurance operations expose us to claims arising out of catastrophes. We have experienced, and will in the future experience, catastrophe losses which may materially reduce our profitability or harm our financial condition. Catastrophes can be caused by various events, including natural events such as hurricanes, windstorms, earthquakes, tornadoes, hailstorms, severe winter weather and fires, and unnatural events such as terrorist attacks and riots. The incidence and severity of catastrophes are inherently unpredictable.

        The extent of losses from a catastrophe is a function of both the total amount of insured exposure in the area affected by the event and the severity of the event. Most catastrophes are restricted to small geographic areas; however, hurricanes, windstorms and earthquakes may produce significant damage in large, heavily populated areas. Catastrophes can cause losses in a variety of property and casualty lines, including losses relating to business interruptions occurring in the same geographic area as the catastrophic event or in the other geographic areas. It is possible that a catastrophic event or multiple catastrophic events could have a material adverse effect upon our financial condition, profitability or cash flows.

        Claims resulting from natural or man-made catastrophic events could cause substantial volatility in our financial results for any fiscal quarter or year and could materially reduce our profitability or harm our financial condition. Our ability to write new business could also be affected. We believe that increases in the value and geographic concentration of insured property, higher construction costs due to labor and raw material shortages following a significant catastrophic event, and climate change could increase the severity of claims from catastrophic events in the future.

Our portfolio holdings are subject to fluctuations in the market which could negatively affect their value. If we are unable to realize our investment objectives, our business, financial condition or results of operations may be adversely affected.

        Investment returns are an important part of our overall profitability and our operating results depend in part on the performance of our investment portfolio. We hold bonds and other debt instruments, common stocks, preferred stocks, equity-related securities and derivative securities in our portfolio.

        Accordingly, fluctuations in the fixed income or equity markets could impair our financial condition, profitability or cash flows. We derive our investment income from interest and dividends, together with net gains or losses on investments. The portion derived from net gains or losses on investments generally fluctuates from year to year. For the nine months ended September 30, 2018, net gains on investments accounted for 60.1% of our total investment income (including net gains on investments). For the year ended December 31, 2017, net gains on investments accounted for 73.4% of our total investment income (including net gains on investments). Net gains on investments are typically a less predictable source of investment income than interest and dividends, particularly in the short term.

        The return on our portfolio and the risks associated with our investments are also affected by our asset mix, which can change materially depending on market conditions. Investments in cash or short term investments generally produce a lower return than other investments. The market value of bonds, other debt instruments and preferred stocks fluctuates with changes in interest rates and credit quality, and is exposed to liquidity risks. The market value of common stocks and equity-related securities is exposed to fluctuations in the stock market and to liquidity risk. Equities, equity-related securities and derivative securities are volatile or extremely volatile, with the result that their market value and their liquidity may vary dramatically either up or down in short periods, and their ultimate value will therefore only be known upon their disposition or settlement.

        The uncertainty around the ultimate amount and the timing of our claim payments may force us to liquidate securities, which may cause us to incur losses. If we structure our investments improperly relative to our liabilities, we may be forced to liquidate investments prior to maturity at a significant loss to cover such liabilities. Realized and unrealized investment losses resulting from a decline in value could significantly decrease our net earnings.

        The ability to achieve our investment objectives is affected by general economic conditions that are beyond our control. General economic conditions can adversely affect the markets for interest-rate-sensitive securities, including the extent and timing of investor participation in such markets, the level and volatility of interest rates and, consequently, the value of fixed income securities. Interest rates are highly sensitive to many factors, including governmental monetary policies, domestic and international economic and political conditions and other factors beyond our control. General economic conditions, stock market conditions and many other factors can also adversely affect the equities markets and, consequently, the value of the equity securities we own. In addition, defaults by third parties who fail to pay or perform on their obligations could reduce our investment income and net gains on investment or result in investment losses. We may not be able to realize our investment objectives, which could reduce our net earnings significantly and adversely affect our business, financial condition or results of operations.

The cycles of the insurance and reinsurance industries and general economic conditions may cause fluctuations in our operating results.

        Historically, we have experienced fluctuations in operating results due to competition, frequency of occurrence or severity of catastrophic events, levels of capacity, general economic conditions and other factors. Demand for insurance and reinsurance is influenced significantly by underwriting results of primary insurers and prevailing general economic conditions. Factors such as changes in the level of employment, wages, consumer spending, business investment and government spending, the volatility and strength of the global capital markets and inflation or deflation all affect the business and economic environment and, ultimately, the demand for insurance and reinsurance products, and therefore may affect our net earnings, financial position or cash flows.

        The property and casualty insurance business historically has been characterized by periods of intense price competition due to excess underwriting capacity, as well as periods when shortages of underwriting capacity have permitted attractive premium levels. We expect to continue to experience the effects of this cyclicality, which, during down periods, could significantly reduce the amount of premium we write and could harm our financial condition, profitability or cash flows.

        In the reinsurance industry, the supply of reinsurance is related to prevailing prices and levels of surplus capacity that, in turn, may fluctuate in response to changes in rates of return being realized. It is possible that premium rates or other terms and conditions of trade could vary in the future, that the present level of demand will not continue because insurers, including the larger insurers created by industry consolidation, may require less reinsurance or that the present level of supply of reinsurance could increase as a result of capital provided by recent or future market entrants or by existing reinsurers. If any of these events transpire, the profitability of our reinsurance business could be adversely affected.

Our business could be harmed because of our potential exposure to asbestos, environmental and other latent claims.

        We have established loss reserves for asbestos and environmental and other latent claims. There is a high degree of uncertainty with respect to future exposure from such claims because of: significant issues surrounding the liabilities of the insureds and insurers, including us; risks inherent in major litigation, including more aggressive environmental and asbestos-related litigation against insurers, including us; and diverging legal interpretations and judgments in different jurisdictions. These uncertainties include, among other things:

  •
  the extent of the insured's liabilities;

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  the extent of coverage under insurance policies;

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  whether or not particular claims are subject to an aggregate limit;

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  whether multiple policies issued to the same insured will be triggered by a particular claim;

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  the number of occurrences involved in particular claims;

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  the potential application of the pollution exclusion;

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  whether particular policies are triggered by particular claims;

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  new theories of insured and insurer liability; and

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  the extent to which courts deter non-meritorious lawsuit filings.

        The majority of claims now being filed and litigated continue to relate to mesothelioma, lung cancer and to a much lesser extent, impaired asbestosis cases. Defense expense is a significant driver of insurers' total cost of asbestos claims, due in large part to the excessive number of defendants named in many of the asbestos suits filed in the United States. Many of the named defendants are ultimately dismissed once plaintiffs conclude after discovery is completed that those defendants have no liability. Most often insurers, including us, incur the costs to defend these defendants and extract them from the litigation.

        Similarly, as a result of various regulatory efforts aimed at environmental remediation, companies in the insurance industry, including us, continue to be involved in litigation involving policy coverage and liability issues with respect to environmental claims. In addition to regulatory pressures, the results of court decisions affecting the industry's coverage positions continue to be inconsistent and have expanded coverage beyond its original intent. Accordingly, the ultimate responsibility and liability for environmental remediation costs remain uncertain.

        In addition to asbestos and environmental pollution, we face exposure to other types of mass tort or health hazard claims, including claims related to head trauma, environmental pollution and exposure to potentially harmful products or substances, such as breast implants, pharmaceutical products, chemical products, lead-based pigments, tobacco, hepatitis C, talc and in utero exposure to diethylstilbestrol. Tobacco, although a significant potential risk to the Company, has not presented significant actual exposure to date. Although still a risk due to occasional unfavorable court decisions, lead pigment has had some favorable underlying litigation developments resulting in this hazard presenting less of a risk to us. As a result of its historical underwriting profile and its focus on excess liability coverage for Fortune 500-type entities, our runoff business faces the bulk of these potential exposures within Fairfax. Establishing claim and claim adjustment expense reserves for mass tort claims is subject to uncertainties because of many factors, including expanded theories of liability and disputes concerning medical causation with respect to certain diseases.

        Given the factors described above, it is not presently possible to quantify with a high degree of certainty the ultimate exposure or range of exposure represented by asbestos, environmental and other latent claims and related litigation. We have established reserves that represent our best estimate of ultimate claims and claim adjustment expenses based upon known facts and current law. Our gross asbestos reserves were US$1.2 billion and our asbestos reserves, net of reinsurance but excluding vendor indemnities, were US$0.9 billion at September 30, 2018. However, these claims and related litigation, particularly if current trends continue, could result in liability exceeding these reserves by an amount that could be material to our financial condition, profitability or cash flows in future periods.

We cannot assure you that our reinsurers and certain insureds will pay us on a timely basis or at all.

        Most insurance and reinsurance companies reduce their exposure to any individual claim by reinsuring amounts in excess of their maximum desired retention. Reinsurance is an arrangement in which an insurer, called the cedant, transfers insurance risk to another insurer, called the reinsurer, which accepts the risk in return for a premium payment. Although reinsurance makes the assuming reinsurer liable to us to the extent of the risk ceded, we are not relieved of our primary liability to our insureds. At September 30, 2018, we had a total of US$8.0 billion recoverable from reinsurers. We cannot assure you that our reinsurers will pay our reinsurance claims on a timely basis or at all. As well, we bear credit risk with respect to our reinsurers (including retrocessionaires), both with respect to receivables reflected on our balance sheet as well as to contingent liabilities with respect to reinsurance protection on future claims. If reinsurers are unwilling or unable to pay us amounts due under reinsurance contracts, we will incur unexpected losses and our results of operations, financial position and cash flows will be adversely affected.

We are exposed to credit risk in the event our insureds, insurance producers or reinsurance intermediaries fail to remit premiums that are owed to us or failure by our insureds to reimburse us for deductibles that are paid by us on their behalf.

        We write certain insurance policies, such as large deductible policies (policies where the insured retains a specific amount of any potential loss), in which the insured must reimburse us for certain losses. Accordingly, we bear credit risk on these policies and cannot assure you that our insureds will pay us on a timely basis or at all. In the ordinary course of business we are sometimes unable to collect all amounts billed to insureds, generally due to disputes on audit of retrospectively rated policies and, in some cases, due to insureds having filed for bankruptcy protection. In addition, if an insured files for bankruptcy, we may be unable to recover on assets such insured may have pledged to us as collateral. We reserve for uncollectible amounts in the period the collection issues become known. The inability to collect amounts due to us reduces our net earnings and cash flow, and the ability of our insurance and reinsurance subsidiaries to pay dividends or make other distributions to us.

        In accordance with industry practice, our customers often pay the premiums for their policies to brokers for payment over to us. These premiums are considered paid when received by the broker and, thereafter, the customer is no longer liable to us for those amounts, whether or not we have actually received the premiums from the broker. Consequently, we assume a degree of credit risk associated with our reliance on brokers in connection with the settlement of insurance balances.

        Further, as is customary in the reinsurance industry, our reinsurance companies frequently pay amounts owing in respect of claims under their policies to reinsurance brokers, for payment over to the ceding insurers. In the event that a broker fails to make such a payment, depending on the jurisdiction, our reinsurance companies might remain liable to the ceding insurer for the deficiency. Conversely, in certain jurisdictions, when the ceding insurer pays premiums for such policies to reinsurance brokers for payment over to our reinsurance companies, such premiums will be deemed to have been paid and the ceding insurer will no longer be liable for those amounts, whether or not our reinsurance companies have actually received such premiums. Consequently, in connection with the settlement of reinsurance balances, we assume a degree of credit risk associated with brokers around the world.

If our insurance and reinsurance subsidiaries are unable to maintain financial strength ratings, it may be more difficult for them to renew policies, retain business or write new business and a downgrade of our credit rating may affect the cost and availability of financing.

        Third-party rating agencies assess and rate the claims-paying ability of reinsurers and insurers based upon the criteria of such rating agencies. Periodically the rating agencies evaluate our insurance companies to confirm that they continue to meet the criteria of the ratings previously assigned to them. The claims-paying ability ratings assigned by rating agencies to reinsurance or insurance companies represent independent opinions of financial strength and ability to meet policyholder obligations, and are not directed toward the protection of investors. These claims-paying ability ratings are not ratings of securities or recommendations to buy, hold or sell any security and are not applicable to the securities offered by this short form prospectus.

        A.M. Best has assigned an "A" rating (the third highest of fifteen ratings) to each of Odyssey Group, Northbridge, Zenith National, Crum & Forster and Allied World. In addition, Brit, through its wholly aligned Lloyd's Syndicate, benefits from the Lloyd's "A" rating from A.M. Best. Financial strength ratings are used by insurers and reinsurance and insurance intermediaries as an important means of assessing the financial strength and quality of insurers and reinsurers. A downgrade in these ratings could lead to a significant reduction in the number of insurance policies our insurance subsidiaries write and could cause early termination of contracts written by our reinsurance subsidiaries or a requirement for them to post collateral at the direction of their counterparties. As well, if our current or potential customers were to raise their minimum required financial strength or claims paying ratings above the ratings held by us or our insurance and reinsurance subsidiaries, or if they were to materially increase their collateral requirements, the demand for our products could be reduced, our premiums could decline, and our profitability could be adversely affected.

        The ratings of our insurance and reinsurance subsidiaries by these agencies may be based on a variety of factors, some of which are outside of our control, including, but not limited to, the financial condition of us and our subsidiaries and affiliates, the financial condition or actions of parties from which our insurance subsidiaries have obtained reinsurance, and factors relating to the sectors in which such persons conduct business, and the statutory surplus of our insurance and reinsurance subsidiaries, which is adversely affected by underwriting losses and dividends paid by them. A downgrade of any of the debt or other ratings of Fairfax, or of any of Fairfax's subsidiaries or affiliates, or a deterioration in the financial markets' view of any of these entities, could have a negative impact on the claims-paying ability ratings of our insurance and reinsurance subsidiaries.

        A downgrade in our long-term debt ratings by the major credit rating agencies could require us or our subsidiaries to accelerate our or their cash settlement obligations for certain derivative transactions to which we or they are a party, and could result in the termination of certain other derivative transactions. In addition, a downgrade of our credit rating may affect the cost and availability of financing. Ratings are subject to periodic review at the discretion of each respective rating agency and may be revised downward or revoked at their sole discretion. Rating agencies may also increase their scrutiny of rated companies, revise their rating standards or take other action.

We may not be successful in achieving our strategic objectives.

        We may periodically and opportunistically acquire other insurance and reinsurance companies or execute other strategic initiatives developed by management. Although we undertake due diligence prior to the completion of an acquisition, it is possible that unanticipated factors could arise and there is no assurance that the anticipated financial or strategic objectives following an integration effort or the implementation of a strategic initiative will be achieved, which could adversely affect our financial condition, profitability or cash flows.

        We may periodically explore opportunities to make strategic investments in all or part of certain businesses or companies. Acquisitions may involve a number of special risks, including failure to retain key personnel, unanticipated events or circumstances and legal liabilities, some or all of which could have a material adverse effect on our business, results of operations and financial position. We cannot be sure that any acquired businesses will achieve the anticipated revenues, income and synergies. Failure on our part to manage our acquisition strategy successfully could have a material adverse effect on our business, results of operations and financial position. We cannot be sure that we will be able to identify appropriate targets, profitably manage additional businesses or successfully integrate any acquired business into our operations.

We may hold derivative instruments, which could result in significant losses and volatility of our operating results.

        We may hold significant investments in derivative instruments and the market value and liquidity of these investments are volatile or extremely volatile and may vary dramatically up or down in short periods, and their ultimate value will therefore only be known upon their disposition or settlement. We use derivative instruments primarily for general protection against declines in the fair value of our financial assets. We may use derivative instruments to manage or reduce risks or as a cost-effective way to synthetically replicate the investment characteristics of an otherwise permitted investment. A replication derivative exposes us to the same risks that we would have incurred if we had acquired the otherwise permitted investment directly. Our use of derivative instruments may include, without limitation: interest rate swaps, credit default swaps, total return swaps, warrants, options, forwards, futures and consumer price index-linked contracts.

        Our use of derivative instruments is governed by our investment policies and exposes us to a number of risks, including credit risk, interest rate risk, liquidity risk, inflation risk, market risk, basis risk and counterparty risk, although these risks are diminished because our principal use of derivative instruments is to hedge exposures to various risks. Counterparty risk is the risk that the other party to a derivative instrument will default on its contractual obligations. If the counterparties to our derivative instruments fail to honor their obligations under the derivative instrument agreements, we may lose the value of our derivative instruments. This failure could have an adverse effect on our financial condition and results of operations.

        We endeavor to limit counterparty risk through diligent selection of counterparties to our derivative instruments and through the terms of agreements negotiated with our counterparties. Pursuant to these agreements, we and the counterparties are required to deposit eligible collateral in collateral accounts for either the benefit of us or the counterparty depending on the then current fair value or change in the fair value of the derivative contract. Our obligation to collateralize liabilities related to our derivative instruments may adversely affect our liquidity by causing us to sell portfolio investments under potentially unfavorable market conditions to enable us to comply with the terms of the collateral requirements of our derivative instruments and ultimately to fulfill our obligations to our counterparties. In addition, the terms of our derivative instrument agreements typically permit our counterparties to terminate the derivative contracts prior to maturity if our financial strength ratings are downgraded below a pre-determined level. Such a termination could have a material adverse effect on our financial condition and results of operations.

        We may not be able to realize our investment objectives with respect to derivative instruments, which could have a material adverse effect on our financial position, profitability or cash flows.

The methods we employ to hedge risks associated with certain of our financial instruments may fail to achieve their desired risk management objectives.

        We may use derivative instruments from time to time to manage or reduce our exposure to credit risk and various market risks, including interest rate risk, equity market risk, inflation/deflation risk and foreign currency risk. Our hedging strategies may be implemented to hedge risks associated with a specific financial instrument, asset or liability or at a macro level to hedge systemic financial risk and the impact of potential future economic crisis and credit related problems on our operations and the value of our financial assets. We have typically used credit default swaps, total return swaps and consumer price index-linked derivative instruments to hedge macro level risks, although we do not expect to undertake hedges of such risks in the foreseeable future.

        Our derivative instruments may expose us to basis risk, notwithstanding that our principal use of derivative instruments is to hedge exposures to various risks. Basis risk is the risk that the fair value or cash flows of derivative instruments applied as economic hedges will not experience changes in exactly the opposite directions from those of the underlying hedged exposure. This imperfect correlation between the derivative instrument and underlying hedged exposure creates the potential for excess gains or losses in a hedging strategy which may adversely impact the net effectiveness of the hedge and may diminish the financial viability of maintaining the hedging strategy and therefore adversely impact our financial condition, profitability or cash flows.

We operate in a highly competitive environment which could make it more difficult for us to attract and retain business.

        The property and casualty insurance industry and the reinsurance industry are both highly competitive, and we believe that they will remain highly competitive in the foreseeable future. Competition in our industry is based on many factors, including premiums charged and other terms and conditions offered, products and services provided, commission structure, financial ratings assigned by independent rating agencies, speed of claims payment, reputation, selling effort, perceived financial strength and the experience of the insurer or reinsurer in the line of insurance or reinsurance to be written. We compete, and will continue to compete, with a large number of Canadian, U.S. and foreign insurers and reinsurers, as well as certain underwriting syndicates, some of which have greater financial, marketing and management resources than we do, and there is no assurance that we will be able to successfully retain or attract business.

        We also are aware that other financial institutions, such as banks, are now able to offer services similar to those offered by our reinsurance subsidiaries. In addition, in recent years we have seen the creation of alternative products from capital market participants that are intended to compete with reinsurance products. We are unable to predict the extent to which these new, proposed or potential initiatives may affect the demand for our products or the risks that may be available for us to consider underwriting.

        Some insurance industry participants are consolidating to enhance their market power. These entities may try to use their market power to negotiate price reductions for our products and services. If competitive pressures compel us to reduce our prices, our operating margins would decrease. As the insurance industry consolidates, competition for customers will become more intense and the importance of acquiring and properly servicing each customer will become greater. We could incur greater expenses relating to customer acquisition and retention, further reducing our operating margins. In addition, insurance companies that merge may be able to spread their risks across a larger capital base so that they require less reinsurance.

Emerging claim and coverage issues, or the failure of any of the loss limitation methods we employ, could adversely affect our business, financial condition or results of operations.

        Unlike most businesses, the insurance and reinsurance business can have enormous costs that can significantly exceed the premiums received on the underlying policies. We seek to limit our loss exposure by employing a variety of policy limits and other terms and conditions and through prudent underwriting of each program written. We also seek to limit our loss exposure by geographic diversification. We cannot be sure that any of these loss limitation methods will be effective. There can be no assurance that various provisions of our policies, such as limitations or exclusions from coverage or choice of forum, will be enforceable in the manner we intend, thus substantially increasing the potential exposure we face under such policies.

        The provision for claims is an estimate and may be found to be deficient, perhaps very significantly, in the future as a result of unanticipated frequency or severity of claims or for a variety of other reasons including unpredictable jury verdicts, expansion of insurance coverage to include exposures not contemplated at the time of policy issue (as was the case with asbestos and pollution exposures) and extreme weather events. As industry practices and legal, judicial, social and other environmental conditions change, unexpected and unintended issues related to claims and coverage may emerge. These issues can have a negative effect on our business by either extending coverage beyond our underwriting intent or by increasing the number or size of claims. Recent examples of emerging claims and coverage issues include:

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  continuing changes in the litigation climate surrounding asbestos claims, including tort reform efforts in various jurisdictions;

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  increases in the number and size of claims relating to construction defects, which often present complex coverage and damage valuation questions;

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  changes in interpretation of the named insured provision with respect to the uninsured/underinsured motorist coverage in commercial automobile policies;

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  breakthroughs in health care technology, which often lead to increasingly expensive treatments affecting workers compensation exposures; and

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  a growing trend in the United States of plaintiffs targeting property and casualty insurers in purported class action litigation relating to claim-handling, premium calculation and billing, and other practices, particularly with respect to the handling of personal lines automobile and homeowners claims.

        The full effects of these and other unforeseen emerging claim and coverage issues are extremely hard to predict and could harm our business. As a result, the full extent of our liability under our coverages, and in particular our casualty insurance policies and reinsurance contracts, may not be known until many years after a policy or contract is issued. Our exposure to this uncertainty will grow as our "long-tail" casualty businesses grow, because in these lines of business claims can typically be made for many years, rendering them more susceptible to these trends than in the property insurance lines of business, which are more typically "short-tail". In addition, we could be adversely affected by the growing trend of plaintiffs targeting participants in the property-liability insurance industry in purported class action litigation relating to claims handling and other practices.

Our inability to obtain additional capital in the future as required could have a material adverse effect on our financial condition.

        Our future capital requirements depend on many factors, including our ability to write new business successfully and to establish premium rates and reserves at levels sufficient to cover losses. Our liquidity needs could increase materially and rapidly for a variety of reasons, many of which are outside of our control. For example, our insurance subsidiaries may require us to make additional investments in the event that their regulatory capital levels decline below desired levels as a result of future impairments of investment securities, catastrophe losses or other conditions, including changes in regulatory capital requirements. To the extent that the funds generated by our business are insufficient to fund future operations, we may need to raise additional funds through equity or debt financings. Any equity or debt financing, if available at all, may be on terms that are not favorable to us. The cost and availability of debt financing is affected by credit ratings. Our ability to raise additional capital may be adversely affected by our credit ratings. If we cannot obtain adequate capital or if we fail to refinance our existing debt as it comes due, our business, financial condition and profitability could be adversely affected.

        Our ability and/or the ability of our subsidiaries to obtain additional financing for working capital, capital expenditures or acquisitions in the future may also be limited under the terms of our US$2.0 billion unsecured revolving credit facility entered into by us and a syndicate of lenders (the "Credit Facility"). The Credit Facility contains various covenants that place restrictions on, among other things, our ability or the ability of our subsidiaries to incur additional indebtedness, to create liens or other encumbrances and to sell or otherwise dispose of assets and merge or consolidate with another entity. In addition, the Credit Facility contains certain financial covenants that require us to maintain a ratio of consolidated debt to consolidated capitalization of not more than 0.35:1 and to maintain consolidated shareholders' equity of not less than US$9.5 billion. A failure to comply with the obligations and covenants under the Credit Facility could result in an event of default under such agreement which, if not cured or waived, could permit acceleration of indebtedness, including other indebtedness of the Company or our subsidiaries. If such indebtedness were to be accelerated, there can be no assurance that our assets would be sufficient to repay that indebtedness in full.

Our business could be adversely affected by the loss of one or more key employees.

        We are substantially dependent on a small number of key employees, including our Chairman and significant shareholder, Mr. Prem Watsa and the senior management of the Company and its operating subsidiaries. We believe that the experiences and reputations in our industry of these individuals are important factors in our ability to attract new business. Our operating subsidiaries have also entered into employment agreements with our key employees. Our success has been, and will continue to be, dependent on our ability to retain the services of our existing key employees and to attract and retain additional qualified personnel in the future. The loss of the services of any of these key employees, or the inability to identify, hire and retain other highly qualified personnel in the future, could adversely affect the quality and profitability of our business operations. We do not maintain key employee insurance with respect to any of our employees.

We may be unable to obtain reinsurance coverage at reasonable prices or on terms that adequately protect us.

        We use reinsurance arrangements, including reinsurance of our own reinsurance business purchased from other reinsurers, referred to as retrocessionaires, to help manage our exposure to property and casualty risks. The availability and cost of reinsurance are subject to prevailing market conditions, both in terms of price and available capacity, which can affect our business volume and profitability. Reinsurance companies can also add or exclude certain coverages from, or alter terms in, the policies that we purchase from them. Some exclusions are with respect to risks which we cannot exclude in policies we write due to business or regulatory constraints, such as coverage with respect to acts of terrorism, mold and cyber risk. In addition, reinsurers may impose terms, such as lower per occurrence and aggregate limits, on primary insurers that are inconsistent with corresponding terms in the policies written by these primary insurers. As a result, our insurance subsidiaries, like other primary insurance companies, increasingly are writing insurance policies which to some extent do not have the benefit of reinsurance protection. These gaps in reinsurance protection expose us to greater risk and greater potential losses. If we cannot obtain adequate reinsurance protection for the risks we underwrite, we may be exposed to greater losses from those risks or we may be forced to reduce the amount of business we underwrite, which will reduce our revenues. As a result, our inability to obtain adequate reinsurance protection could have a material adverse effect on our financial condition and operations.

        The rates charged by reinsurers and the availability of reinsurance to our subsidiaries will generally reflect the recent loss experience of the Company and of the industry in general. For example, the significant hurricane losses in 2004 and 2005 caused the prices for catastrophe reinsurance protection in Florida to increase significantly in 2006. More recently, there has been excess capital within the reinsurance market due to favorable operating results of reinsurers and alternative forms of reinsurance capacity entering the market. As a result, the market has become very competitive with prices decreasing for most lines of business. However, significant hurricane and typhoon loss activity in 2017 and 2018 may result in higher costs for reinsurance protection going forward, especially on loss affected business. Each of our subsidiaries continues to evaluate the relative costs and benefits of accepting more risk on a net basis, reducing exposure on a direct basis, and paying additional premiums for reinsurance.

Our operations could be adversely affected as a result of regulatory, political, economic or other influences in the insurance and reinsurance industries.

        We are subject to government regulation in each of the jurisdictions in which our operating insurance subsidiaries are licensed or authorized to conduct business. Governmental bodies have broad administrative power to regulate many aspects of the insurance business, which may include accounting methods, governance, premium rates, market practices, policy forms, and capital adequacy. The laws and rules behind this regulation are concerned primarily with the protection of policyholders rather than investors. Governmental bodies may impose fines, additional capital requirements or limitations on our insurance and reinsurance operations, and/or impose criminal sanctions for violation of regulatory requirements. The laws and regulations that are applicable to our insurance and reinsurance operations are complex and may increase the costs of regulatory compliance or subject our business to the possibility of regulatory actions or proceedings.

        In recent years, the insurance industry has been subject to increased scrutiny by legislatures and regulators alike. New laws and rules could adversely affect our financial results by limiting our operating insurance subsidiaries' ability to make investments consistent with our total return strategy or requiring us to maintain capital in specific operating subsidiaries in excess of the amounts we consider to be appropriate, or causing us to make unplanned modifications of products or services, or restrictions on our ability to enter or exit lines of insurance business. We cannot predict the future impact of changing law or regulation on our operations; any changes could have a material adverse effect on us or the insurance industry in general.

        Our insurance and reinsurance operations (including those located in foreign jurisdictions) are subject to the tax laws and regulations, and value added tax and other indirect taxes, in the countries in which they are organized and in which they operate. Foreign governments from time to time consider legislation and regulations that could increase the amount of taxes that we pay or impact the sales of our products. An increase to tax rates in the countries in which we operate could have an adverse effect on our financial condition and results of operations.

Our international business is subject to applicable laws and regulations relating to sanctions and foreign corrupt practices, the violation of which could adversely affect our operations.

        We must comply with all applicable economic sanctions and anti-bribery laws and regulations, including Canada, the U.S., the United Kingdom, the European Union and other foreign jurisdictions where we operate.

        U.S. laws and regulations applicable to us include the economic trade sanctions laws and regulations administered by the U.S. Department of the Treasury's Office of Foreign Assets Control, as well as certain laws administered by the U.S. Department of State. In addition, our business is subject to the Foreign Corrupt Practices Act and other anti-bribery laws such as the U.K. Bribery Act that generally bar corrupt payments or unreasonable gifts to foreign governments or officials. Although we have policies and controls in place that are designed to ensure compliance with these laws and regulations, it is possible that an employee or intermediary could fail to comply with applicable laws and regulations and due to the complex nature of the risks, it may not always be possible for us to ascertain compliance with such laws and regulations. In such event, we could be exposed to civil penalties, criminal penalties and other sanctions, including fines or other punitive actions. In addition, such violations could damage our business and/or reputation. Such criminal or civil sanctions, penalties, other sanctions, and damage to our business and/or reputation could have a material adverse effect on our financial condition and results of operations.

Certain business practices of the insurance industry have been the subject of negative publicity and investigations by government authorities and the subject of class action litigation.

        From time to time, the insurance industry has been subject to investigations, litigation and regulatory activity by various insurance, governmental and enforcement authorities, concerning certain practices within the industry. We sometimes receive inquiries and informational requests from insurance regulators or other government officials in certain jurisdictions in which our insurance subsidiaries operate. From time to time, consumer advocacy groups or the media also focus attention on certain insurance industry practices. We cannot predict at this time the effect that investigations, litigation and regulatory activity or negative publicity from consumers or the media will have on the insurance or reinsurance industry or our business, or whether activities or practices currently thought to be lawful will be characterized in the future as unlawful or will become subject to negative scrutiny from consumer advocacy groups or the media. Our involvement in any investigations and related lawsuits would cause us to incur legal costs and, if we were found to have violated any laws, we could be required to pay fines and damages, perhaps in material amounts. In addition, we could be materially adversely affected by the negative publicity for the insurance industry related to any such proceedings, and by any new industry-wide regulations or practices that may result from such proceedings or publicity. It is possible that future investigations or related regulatory developments will mandate changes in industry practices in a fashion that increases our costs of doing business or requires us to alter aspects of the manner in which we conduct our business.

Political and other developments in foreign jurisdictions in which we operate could adversely affect our business and assets.

        Our international operations are regulated in various jurisdictions with respect to licensing requirements, currency, amount and type of security deposits, amount and type of reserves, amount and type of local investment and other matters. International operations and assets held abroad may be adversely affected by political and other developments in foreign countries, including possibilities of tax changes, nationalization and changes in regulatory policy, as well as by consequences of hostilities and unrest. The risks of such occurrences and their overall effect upon us vary from country to country and cannot easily be predicted.

We may be subject to regulatory proceedings or significant litigation, which will be expensive and time consuming and, if decided against us, could require us to pay substantial judgments or settlements.

        We may, from time to time, become party to a variety of legal claims and regulatory proceedings, including, but not limited to: disputes over coverage or claims adjudication; disputes regarding sales practices, disclosures, premium refunds, licensing, regulatory compliance and compensation arrangements; disputes with our agents, brokers or network providers over compensation and termination of contracts and related claims; regulatory actions relating to consumer pressure in relation to benefits realized by insurers; disputes with taxing authorities regarding our tax liabilities and tax assets; regulatory proceedings and litigation related to acquisitions or divestitures made or proposed by us or our subsidiaries or in connection with companies in which we hold an investment; and disputes relating to certain businesses acquired or disposed of by us. The existence of such claims against us or our affiliates, directors or officers could have various adverse effects, including negative publicity and the incurrence of significant legal expenses defending claims, even those without merit.

        On July 26, 2006, we filed a lawsuit seeking US$6 billion in damages from a number of defendants who, the complaint (as subsequently amended) alleges, participated in a stock market manipulation scheme involving our shares. The complaint, filed in Superior Court, Morris County, New Jersey, alleges violations of various state laws, including the New Jersey Racketeer Influenced and Corrupt Organizations Act, pursuant to which treble damages may be available. On September 12, 2012, before trial, and consequently without having heard or made any determination on the facts, the Court dismissed the lawsuit on legal grounds. In October 2012, we filed an appeal of this dismissal, as we believe that the legal basis for the dismissal is incorrect. On July 10, 2017, we filed with the New Jersey Supreme Court a petition for certification of the appeal court's decision. On October 20, 2017, that petition was denied by the Court. The case then moved ahead to a trial, which took place in September and October 2018. Prior to the trial, we agreed, in exchange for the receipt of a payment of US$20 million, to resolve our claims against Morgan Keegan & Company, Incorporated; that payment was received in September 2018. At the trial, the jury awarded the Company and Crum & Forster damages of US$10.9 million against Exis Capital Management and related Exis companies, Adam Sender and Andrew Heller, including punitive damages of US$3.0 million against Exis, US$2.25 million against Mr. Sender and US$250,000 against Mr. Heller. The Company intends to continue to pursue its remaining claims against other defendants in the lawsuit by way of appeals against previous court decisions. The ultimate outcome of any litigation is uncertain. The financial effects, if any, of this lawsuit cannot be practicably determined at this time, and our consolidated financial statements include no anticipated recovery from the lawsuit, except for the receipt of the US$20 million payment as described above.

        The Autorité des marchés financiers (the "AMF"), the securities regulatory authority in the Province of Quebec, is conducting an investigation of us, our Chief Executive Officer, V. Prem Watsa, and our President, Paul Rivett. The investigation concerns the possibility of illegal insider trading and/or tipping (not involving any personal trading by the individuals) in connection with the December 15, 2011 takeover offer by Resolute Forest Products Inc. ("Resolute") for shares of Fibrek Inc. ("Fibrek"). Except as set out below, further details concerning the investigation are, by law, not permitted to be disclosed.

        The AMF has authorized us to make the above-mentioned disclosure. The Company and our management are solely responsible for the content of the disclosure set out in the three following paragraphs; the AMF has not in any way endorsed that content.

        Resolute's above-mentioned takeover offer was made to all Fibrek shareholders, including us. We agreed in that transaction to a hard lock-up agreement with Resolute whereby we agreed to tender our shares of Fibrek, representing approximately 26% of Fibrek's outstanding shares, to the Resolute takeover offer at the same price as all other Fibrek shareholders. At the time of the Resolute takeover offer for Fibrek, our position in Fibrek was valued at approximately Cdn$32 million, representing less than 1/6 of 1% of our total invested assets at that time.

        Fibrek actively opposed the Resolute takeover offer. In 2012, the Fibrek transaction was the subject of numerous regulatory hearings in Quebec and court proceedings relating to Fibrek's anti-takeover tactics and the hard lock-ups given by various selling shareholders, including us. Allegations were made in those hearings concerning the possibility of non-compliance with the takeover bid rules. Resolute's takeover offer was allowed to proceed and resulted in Resolute acquiring Fibrek.

        We believe that we have an unblemished record for honesty and integrity and are fully cooperating with the AMF's investigation. We continue to be confident that in connection with the Resolute takeover offer, we had no material non-public information, that we did not engage in illegal insider trading or tipping, and that there is no reasonable basis for any proceedings in this connection. To the best of our knowledge, the AMF investigation is still ongoing. If the AMF commences legal proceedings, no assurance can be given at this time by us as to the outcome.

Our computer and data processing systems may fail or be perceived to be insecure, which could adversely affect our business and damage our customer relationships.

        Our business is highly dependent upon the successful and uninterrupted functioning of our computer and data processing systems. We rely on these systems to perform actuarial and other modeling functions necessary for writing business, to process and make claim payments and to process and summarize investment transactions. We have a highly trained staff that is committed to the continual development and maintenance of these systems. Third parties provide certain of the key components of our business infrastructure such as voice and data communications and network access. Given the high volume of transactions processed daily, we are reliant on such third party provided services to successfully deliver our products and services. Despite the contingency plans of the Company and those of our third party service providers, the failure of these systems could interrupt our operations or materially impact our ability to rapidly evaluate and commit to new business opportunities. If sustained or repeated, a system failure could result in the loss of existing or potential business relationships, or compromise our ability to pay claims in a timely manner. This could result in a material adverse effect on our business results.

        In addition, a security breach of our computer systems could damage our reputation or result in liability. We retain confidential information regarding our business dealings in our computer systems, including, in some cases, confidential personal information regarding our insureds. We may be required to spend significant capital and other resources to protect against security breaches or to alleviate problems caused by such breaches. Any well-publicized compromise of security could deter people from conducting transactions that involve transmitting confidential information to our systems. Therefore, it is critical that these facilities and infrastructure remain secure and are perceived by the marketplace to be secure. Despite the implementation of security measures, including our implementation of a data security program specific to confidential personal information, this infrastructure may be vulnerable to physical break-ins, computer viruses, programming errors, attacks by third parties or similar disruptive problems. In addition, we could be subject to liability if hackers were able to penetrate our network security or otherwise misappropriate confidential information.

A disruption of our information technology systems could significantly affect our business.

        We rely on information technology in virtually all aspects of our business. A significant disruption or failure of our information technology systems could result in service interruptions, safety failures, security violations, regulatory compliance failures, and inability to protect information and assets against intruders, and other operational difficulties. Attacks perpetrated against our information systems could result in loss of assets and critical information and expose us to remediation costs and reputational damage.

        Although we have taken steps intended to mitigate these risks, including business continuity planning, disaster recovery planning and business impact analysis, a significant disruption or cyber intrusion could lead to misappropriation of assets or data corruption and could adversely affect our results of operations, financial condition and liquidity. Additionally, if we are unable to acquire or implement new technology, we may suffer a competitive disadvantage, which could also have an adverse effect on our results of operations, financial condition and liquidity.

        Cyber-attacks could further adversely affect our ability to operate facilities, information technology and business systems, or compromise confidential customer and employee information. Political, economic, social or financial market instability or damage to or interference with our operational assets, or our customers or suppliers may result in business interruptions, lost revenue, higher commodity prices, disruption in fuel supplies, lower energy consumption, unstable markets, increased security and repair or other costs, any of which may materially affect our consolidated financial results. Furthermore, instability in the financial markets as a result of terrorism, sustained or significant cyber-attacks, or war could also materially adversely affect our ability to raise capital.

Our significant shareholder may substantially influence our direction and operations.

        Mr. Prem Watsa, our Chairman and Chief Executive Officer, owns, directly or indirectly, or exercises control or direction over shares representing approximately 42.5% of the voting power of our outstanding shares. Amendments were made to the terms of the Multiple Voting Shares of the Company, which are controlled by Mr. Watsa, in August 2015 having the effect of preserving the voting power represented by the Multiple Voting Shares at 41.8% even if additional Subordinate Voting Shares of the Company are issued in the future. Mr. Watsa has the ability to substantially influence certain actions requiring shareholder approval, including approving a business combination or consolidation, liquidation or sale of our assets, electing members of our board of directors and adopting amendments to our articles of incorporation and by-laws. As a shareholder, Mr. Watsa may have different interests than you have and therefore may make decisions that are adverse to your interests. The terms of the Multiple Voting Shares may also have the effect of limiting the likelihood of an unsolicited take-over bid or merger proposal or a proxy contest for the removal of directors. As a result, our shareholders may be deprived of an opportunity to sell their shares at a premium over prevailing market prices and it may be difficult for shareholders to replace our directors and management.

We may be adversely affected by foreign currency fluctuations.

        Our reporting currency is the U.S. dollar. A portion of our premiums and our expenses are denominated in foreign currencies and a portion of our assets (including investments) and loss reserves are also denominated in foreign currencies. We may, from time to time, experience losses resulting from fluctuations in the values of foreign currencies (including when our foreign currency assets and liabilities are hedged) which could adversely affect our financial condition, profitability or cash flows.

We rely on independent brokers over whom we exercise little control, which exposes us to certain risks.

        We do business with a large number of independent brokers on a non-exclusive basis and we cannot rely on their commitment to our insurance and reinsurance products. Moreover, in some markets we operate pursuant to "open market" arrangements in which we have no formal relationships with brokers who place our risk in these markets. Our continued profitability depends, in part, on the marketing efforts of independent brokers and our ability to offer insurance products and maintain financial ratings that meet the requirements and preferences of such brokers and their policyholders.

        Because the majority of our brokers are independent, we have only limited ability to exercise control over them. In the event that an independent broker to which we have granted binding authority exceeds its authority by binding us on a risk which does not comply with our underwriting guidelines, we may be at risk for that policy until we receive the application and effect a cancellation. Although to date we have not experienced a material loss from improper use of binding authority of our brokers, any improper use of such authority may result in losses that could have a material adverse effect on our business, financial condition, profitability or cash flows.

If the value of our goodwill and indefinite-lived intangible assets is impaired we would be required to write down the value of such assets.

        A portion of our assets are comprised of goodwill and indefinite-lived intangible assets which have arisen principally from various acquisitions made by us or our operating subsidiaries. We test the carrying value of goodwill and indefinite-lived intangible assets for impairment at least annually or more often if events or circumstances indicate there may be an impairment. Should we identify that the value of goodwill and indefinite-lived intangible assets is impaired, we would be required to write down the value of such assets to their fair value. Continued profitability of our acquired businesses is a key driver for there to be no impairment in the carrying value of our goodwill and indefinite-lived intangible assets.

Our failure to realize deferred income tax assets could lead to a writedown or tax authorities may take differing positions from ours, either of which could adversely affect our results of operations.

        Realization of deferred income tax assets is dependent upon the generation of taxable income in those jurisdictions where the relevant tax losses and temporary differences exist. Failure to achieve projected levels of profitability could lead to a reduction in our deferred income tax asset if it is no longer probable that the amount of the asset will be realized.

        We are subject to income taxes in Canada, the United States and many foreign jurisdictions where we operate, and our determination of our tax liability is subject to review by applicable domestic and foreign tax authorities. While we believe our tax positions to be reasonable, where our interpretations differ from those of tax authorities or the timing of realization is not as expected, the provision for income taxes may increase or decrease in future periods to reflect actual experience.

Technological or other changes could adversely impact demand, or the premiums payable, for the insurance coverages we offer.

        Technological changes could have unpredictable effects on the insurance and reinsurance industries. It is expected that new services and technologies will continue to emerge that will affect the demand for insurance and reinsurance products and services, the premiums payable, the profitability of such products and services and the risks associated with underwriting certain lines of business, including new lines of business. While we strive to maintain an innovation working group comprised of members with diverse backgrounds from across our global subsidiaries to regularly assess new services and technologies that may be applicable or disruptive to the insurance and reinsurance industries, failure to understand evolving technologies, or to position us in the appropriate direction, or to deploy new products and services in a timely way that considers customer demand and competitor activities could have an adverse impact on our business, financial condition, profitability or cash flows.

Assessments and other surcharges for guaranty funds and second-injury funds and other mandatory pooling arrangements may reduce the profitability of our insurance subsidiaries.

        Virtually all U.S. states require insurers licensed to do business in their state to bear a portion of the loss suffered by some insureds as a result of impaired or insolvent insurance companies. Many states also have laws that establish second-injury funds to provide compensation to injured employees for aggravation of a prior condition or injury. In addition, as a condition to the ability to conduct business in various jurisdictions, some of our insurance subsidiaries are required to participate in mandatory property and casualty shared market mechanisms or pooling arrangements, which provide various types of insurance coverage to individuals or other entities that otherwise are unable to purchase that coverage from private insurers. The effect of these assessments and mandatory shared-market mechanisms or changes in them could reduce the profitability of our U.S. insurance subsidiaries in any given period or limit their ability to grow their business. Similarly, our Canadian insurance subsidiaries contribute to mandatory guaranty funds that protect insureds in the event of a Canadian property and casualty insurer becoming insolvent.

Risk Factors Relating to the Exchange Notes

The market value of the Exchange Notes may be affected by changes in credit ratings.

        The value of the Exchange Notes will be affected by the general creditworthiness of the Company. Real or anticipated changes in credit ratings on the Exchange Notes may affect the market value of the Exchange Notes. No assurance can be given that any credit rating assigned to the Exchange Notes will not be lowered or withdrawn entirely by the relevant rating agency or that negative trends will not be applied by any ratings agency.

        The Initial Notes were assigned a rating of BBB(H) by DBRS Limited ("DBRS"), Baa3 by Moody's Investor Service, Inc. ("Moody's") and BBB- by Standard and Poor's Ratings Services, a division of S&P Global, Inc. ("S&P"). One or more other independent credit rating agencies may assign credit ratings to the Exchange Notes. The ratings may not reflect the potential impact of all risks related to the structure, market, additional risk factors discussed herein and other factors that may affect the value of the Exchange Notes. A credit rating is not a recommendation to buy, sell or hold securities and may be subject to revision, suspension or withdrawal by the rating agency at any time. No assurance can be given that a credit rating will remain constant for any given period of time or that a credit rating will not be lowered or withdrawn entirely by the credit rating agency if, in its judgment, circumstances in the future so warrant. A suspension, reduction or withdrawal at any time of a credit rating assigned to the Exchange Notes by one or more of the credit rating agencies may adversely affect the cost and terms and conditions of our financing and could adversely affect the value and trading of the Exchange Notes.

The Exchange Notes are effectively subordinated to the indebtedness of our subsidiaries.

        The Exchange Notes are effectively subordinated to any existing and future indebtedness and other liabilities of our subsidiaries. You will not have any claim as a creditor against our subsidiaries or the assets of our subsidiaries. Therefore, in the event of the insolvency or liquidation of a subsidiary, following payment by such subsidiary of its liabilities, the subsidiary may not have sufficient remaining assets to make payments to us as a shareholder or otherwise. In the event of a default by a subsidiary under any credit agreement or other indebtedness, its creditors could accelerate the debt, prior to such subsidiary distributing amounts to us that we could use to make payments on the Exchange Notes. In addition, if we caused a subsidiary to pay a dividend to us to make payments on the Exchange Notes, and the dividend was determined to be improperly paid, holders of the Exchange Notes would be required to return the payment to the subsidiary's creditors.

        As of September 30, 2018, our subsidiaries had US$2,586.0 million principal amount of indebtedness. Our subsidiary debt may increase in the future. The terms of the Exchange Notes do not limit the ability of our subsidiaries to incur additional indebtedness that is senior to the Exchange Notes.

We are a holding company, and we may not have access to the cash that is needed to meet our financial obligations or to make payments on the Exchange Notes.

        We are a holding company and conduct substantially all our business through our subsidiaries and receive substantially all our earnings from them. The Company controls our operating insurance and reinsurance companies, each of which must comply with applicable insurance regulations of the jurisdictions in which it operates. Each such company must maintain reserves for losses and loss adjustment expenses to cover the risks it has underwritten. The reserves of one of our insurance or reinsurance companies are not available to be applied against the risks underwritten by other of our companies. The financial condition and results of operations of each of the insurance and reinsurance companies we control are included in our consolidated financial statements and, generally, losses incurred by any of our companies directly impact our consolidated results. Although a severe loss incurred by one company should not have any adverse effect on any of our other companies, such loss, even though not material to us when our financial condition is viewed as a whole, could have an adverse effect on us because it could affect adversely how our other companies are treated by others, including rating agencies and insurance regulators.

        Although substantially all of our operations are conducted through our subsidiaries, none of our subsidiaries are obligated to make funds available to us for payment on our outstanding debt, including the Exchange Notes. Accordingly, our ability to meet our financial obligations, including to make payments on our outstanding debt and the Exchange Notes, is dependent on the distribution of earnings from our subsidiaries. The ability of our insurance and reinsurance subsidiaries to pay dividends to the Company in the future will depend on their statutory surplus, on earnings and on regulatory restrictions, including limits on the amount of dividends they can pay without permission from their domestic regulators. The ability of our insurance and reinsurance subsidiaries to pay dividends or make distributions or returns of capital to the Company is subject to restrictions set forth in the insurance laws and regulations of the various jurisdictions in which our operating subsidiaries are domiciled and is affected by the credit agreements and indentures of our subsidiaries, capital support agreements with our subsidiaries and the criteria of third party rating agencies that assess and rate the claims paying ability of our subsidiaries. No assurance can be given that some or all of our operating subsidiaries' jurisdictions will not adopt statutory provisions more restrictive than those currently in effect. Our subsidiaries may incur additional indebtedness that may severely restrict or prohibit the making of distributions, the payment of dividends or the making of loans by our subsidiaries to the Company. We cannot assure you that the agreements governing the current and future indebtedness of our subsidiaries will permit our subsidiaries to provide the Company with sufficient dividends, distributions or loans to meet the Company's financial obligations, including to fund payments on its outstanding debt, or the Exchange Notes, when due.

We may incur additional indebtedness that may adversely affect our ability to meet our financial obligations under the Exchange Notes.

        Our obligations under the Exchange Notes rank equally with all of our other unsecured senior indebtedness. As of September 30, 2018, the Company had approximately US$6.6 billion of total outstanding indebtedness. The Indenture governing the Exchange Notes does not limit the amount of additional indebtedness that we may incur. We may incur additional indebtedness in the future, which could have important consequences to holders of the Exchange Notes, including the following:

  •
  we could have insufficient cash to meet our financial obligations, including our obligations under the Exchange Notes;

  •
  our ability to obtain additional financing for working capital, capital expenditures or general corporate purposes may be impaired; and

  •
  a significant degree of debt could make us more vulnerable to changes in general economic conditions and could also affect the financial strength ratings of our insurance and reinsurance subsidiaries.

Holders of the Exchange Notes may not be protected in the event we are involved in a highly leveraged transaction, reorganization, restructuring, merger or similar transaction in the future.

        The Indenture under which the Initial Notes were issued may not sufficiently protect holders of the Exchange Notes if we are involved in a highly leveraged transaction, reorganization, restructuring, merger or similar transaction. The Indenture does not contain:

  •
  any provision restricting us or any of our subsidiaries from incurring, assuming or being liable with respect to any indebtedness or other obligations;

  •
  any provision restricting us or our subsidiaries from incurring, assuming or being liable with respect to any unsecured indebtedness or other unsecured obligations;

  •
  any provision restricting us or any of our subsidiaries from paying dividends or making other distributions on capital stock or from purchasing or redeeming capital stock;

  •
  any restrictions on the ability of our subsidiaries to issue securities that would be senior to the common shares of the subsidiary held by us;

  •
  any financial ratios or specified level of net worth to which we or our subsidiaries must adhere; or

  •
  any specific restrictions on our ability to contribute our assets to our insurance subsidiaries.

The price at which you may be able to resell your Exchange Notes may be adversely affected by factors that are beyond our control.

        If you are able to resell your Exchange Notes, the price you receive will depend on many factors that may vary over time, including:

  •
  the number of potential buyers;

  •
  the level of liquidity of the Exchange Notes;

  •
  our financial performance;

  •
  the amount of indebtedness we have outstanding;

  •
  the level, direction and volatility of market interest rates generally; and

  •
  the market for similar securities.

        Prevailing yields on similar securities will affect the market value of the Exchange Notes. Assuming all other factors remain unchanged, the market value of the Exchange Notes would be expected to decline as prevailing yields for similar securities rise and would be expected to increase as prevailing yields for similar securities decline. Spreads over the U.S. treasury yields and comparable benchmark rates of interest for similar securities will also affect the market value of the Exchange Notes in an analogous manner.

        As a result of these factors, you may only be able to sell your Exchange Notes at prices below those you believe to be appropriate, including prices below the price at which you acquired the Initial Notes.

There may be no active market for the Exchange Notes.

        There is currently no public market for the Exchange Notes, and we do not intend to apply for listing of the Exchange Notes on any securities exchange or any automated quotation system. Accordingly, we cannot be sure that any active market for the Exchange Notes will develop, or if one does develop, that it will be maintained. If an active market for the Exchange Notes fails to develop or be sustained, the trading price of the Exchange Notes could decline.

The Exchange Notes may be redeemed prior to maturity.

        The Exchange Notes may be redeemed, at our option, in whole at any time or in part from time to time on or after the closing of the Exchange Offer and prior to the maturity date, or in whole but not in part in the event of certain developments affecting Canadian taxation. Holders of Exchange Notes should assume that our redemption option will be exercised if it is in our interest to redeem the Exchange Notes. Holders whose Exchange Notes are redeemed would not be entitled to participate in any future growth in the market price of the Exchange Notes and may not be able to reinvest their redemption proceeds in securities providing a comparable expected rate of return to maturity as the Exchange Notes for a comparable level of risk. See "Description of the Notes — Optional Redemption" and "Description of the Notes — Redemption for Tax Reasons".

Risk Factors Relating to the Exchange Offer

If you do not validly tender your Initial Notes, you will not receive Exchange Notes in the Exchange Offer, and the resale restrictions applicable to the Initial Notes will continue to apply to those Initial Notes that are not validly exchanged.

        Only Initial Notes that are validly tendered (and not validly withdrawn) will be exchanged in the Exchange Offer and registered under the Securities Act. The Initial Notes that are not so exchanged will continue to be subject to restrictions on transfer under applicable U.S. federal and state securities laws, and while subject to such restrictions, may not be offered, sold or transferred in the United States except pursuant to an exemption from the registration requirements of, or in a transaction not subject to, the Securities Act and applicable state securities laws, or pursuant to an effective registration statement. Upon consummation of the Exchange Offer, certain registration and other rights under the Registration Rights Agreement will terminate. Similarly, the Exchange Notes may not be offered or sold in Canada except pursuant to applicable prospectus registration exemptions. The Company will issue Exchange Notes only in exchange for Initial Notes that are timely received by the exchange agent, together with all required documents, including a properly completed and duly signed letter of transmittal or notice of guaranteed delivery. Therefore, you should allow sufficient time to ensure timely delivery of the Initial Notes and should carefully follow the instructions on how to tender your Initial Notes.

        Neither the Company nor the exchange agent is required to notify you of any defects or irregularities with respect to your tender of the Initial Notes. If you do not tender your Initial Notes or if the Company does not accept your Initial Notes because you did not tender your Initial Notes properly, then, after consummation of the Exchange Offer, you will continue to hold Initial Notes that are subject to existing transfer restrictions.

        Although the Company may in the future seek to acquire unexchanged Initial Notes in open market or privately negotiated transactions, through subsequent exchange offers or otherwise, the Company has no present plans to acquire any unexchanged Initial Notes or to file with the SEC a shelf registration statement or a prospectus with any securities regulatory authority in Canada to permit resales of any unexchanged Initial Notes. In addition, holders who do not tender their Initial Notes (except for the initial purchaser or holders of Initial Notes (i) who are prohibited by applicable law or SEC policy from participating in the Exchange Offer, (ii) who may not resell the Exchange Notes acquired in the Exchange Offer without delivering a prospectus or (iii) for whom this short form prospectus is not appropriate or available for resales of Exchange Notes acquired in the Exchange Offer) will not have any further registration rights and will not have the right to receive additional interest on their Initial Notes.

The market for the Initial Notes may be significantly more limited after the Exchange Offer.

        Because we anticipate that most holders of Initial Notes will elect to exchange their Initial Notes, it is likely that the liquidity of the market for any Initial Notes remaining after the completion of the Exchange Offer may be substantially limited. Any Initial Notes tendered and exchanged in the Exchange Offer will reduce the aggregate principal amount of the Initial Notes outstanding. Accordingly, the liquidity of the market for any remaining Initial Notes could be adversely affected and you may be unable to sell them. The extent of the market for the Initial Notes and the availability of price quotations would depend on a number of factors, including the number of holders of Initial Notes remaining outstanding and the interest of securities firms in maintaining a market in the Initial Notes. An issue of securities with a smaller number of units available for trading may command a lower, and more volatile, price than would a comparable issue of securities with a larger number of units available for trading; therefore, the market price for the Initial Notes that are not exchanged may be lower and more volatile as a result of the reduction in the aggregate principal amount of the Initial Notes outstanding.

        If you do not properly tender your Initial Notes, you will not receive Exchange Notes in the Exchange Offer, and you may not be able to sell your Initial Notes.

Some persons who participate in the Exchange Offer must deliver a prospectus in connection with resales of the Exchange Notes.

        If you exchange your Initial Notes in the Exchange Offer for the purpose of participating in a distribution of the Exchange Notes, you may be deemed to have received restricted securities and, if so, will be required to comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction.

        Based on our understanding of interpretations of the Staff of the SEC set forth in no-action letters issued to third parties, including Exxon Capital Holdings Corporation (available May 13, 1988), Morgan Stanley & Co. Incorporated (available June 5, 1991) and Shearman & Sterling (available July 2, 1993), we believe that holders who (i) are not "affiliates" of the Company within the meaning of Rule 405 under the Securities Act; (ii) acquire their Exchange Notes in the ordinary course of business; (iii) do not engage in, intend to engage in, or have arrangements to participate in a distribution (within the meaning of the Securities Act) of the Exchange Notes; and (iv) are not broker-dealers, may offer for resale, resell or otherwise transfer the Exchange Notes without compliance with the registration and prospectus delivery requirements of the Securities Act. Holders described in the preceding sentence must tell us in writing at our request that they meet these criteria.

        Holders that do not meet these criteria could not rely on interpretations of the SEC in no-action letters, and will have to register the Exchange Notes they receive in the Exchange Offer and deliver a prospectus for them. If such a holder transfers any Exchange Notes without delivering a prospectus meeting the requirements of the Securities Act or without an applicable exemption from registration under the Securities Act, such a holder may incur liability under the Securities Act. We do not and will not assume, or indemnify such a holder against, this liability. In addition, holders that are broker-dealers may be deemed "underwriters" within the meaning of the Securities Act in connection with any resale of Exchange Notes acquired in the Exchange Offer. Holders that are broker-dealers that receive Exchange Notes for their own account in exchange for Initial Notes that were acquired as a result of market-making activities or other trading activities must acknowledge that they will deliver a prospectus (or, to the extent permitted by law, make available a prospectus to purchasers) in connection with any resale of Exchange Notes they acquire in the Exchange Offer in order not to be deemed an underwriter.

USE OF PROCEEDS

        The Company will not receive any cash proceeds from the issuance of the Exchange Notes. The Company is making this exchange solely to satisfy its obligations under the Registration Rights Agreement entered into in connection with the offering of the Initial Notes. In consideration for issuing the Exchange Notes, the Company will receive Initial Notes in the same aggregate principal amount. The Company has agreed to pay the expenses of the Exchange Offer, other than certain taxes. The form and terms of the Exchange Notes are identical in all material respects to the form and terms of the Initial Notes, except as otherwise described herein, including under "The Exchange Offer — Terms of the Exchange Offer". The Initial Notes surrendered in exchange for the Exchange Notes will be retired and cancelled and will not be reissued. Accordingly, the issuance of the Exchange Notes will not result in any change in our outstanding indebtedness.

 CONSOLIDATED CAPITALIZATION

        As no proceeds will be realized from the Exchange Offer, the completion of the Exchange Offer will have no material change on our capitalization. There have also been no material changes in the consolidated capitalization of the Company since September 30, 2018, the date of the Company's unaudited interim consolidated financial statements for the three and nine months ended September 30, 2018, which have not been disclosed in this short form prospectus or in the documents incorporated by reference herein.

 EARNINGS COVERAGE RATIOS

        The following consolidated financial ratios are calculated for the twelve-month periods ended September 30, 2018 and December 31, 2017.

        The "As Adjusted" ratio for the twelve months ended September 30, 2018 gives effect as of October 1, 2017 to the Exchange Offer.

        The "As Adjusted" ratio for the twelve months ended December 31, 2017 gives effect as of January 1, 2017 to:

  i.
  the Company's issuance on March 29, 2018 of €600.0 million principal amount of 2.75% unsecured senior notes due March 29, 2028 (the "Eurobond Notes") at an issue price of 98.791% of the principal amount for net proceeds after discount, commissions and expenses of US$723.2 million (€588.0 million);

  ii.
  the Company's repayment on April 15, 2018 of US$144.2 million principal amount of its 7.375% unsecured senior notes on maturity;

  iii.
  the Company's issuance on April 17, 2018 of US$600.0 million principal amount of 4.850% unsecured senior notes due April 17, 2028 (the Initial Notes);

  iv.
  the Company's redemption on April 30, 2018 of its remaining US$207.3 million (Cdn$267.3 million) principal amount of 7.25% unsecured senior notes due June 22, 2020 for cash consideration of US$232.0 million including accrued interest;

  v.
  Allied World's redemption during the first six months of 2018 of its US$300.0 million principal amount of 5.50% unsecured senior notes due November 15, 2020 for cash consideration of US$325.5 million including accrued interest;

  vi.
  the Company's issuance on May 18, 2018 of an additional €150.0 million principal amount of Eurobond Notes at an issue price of 98.893% of the principal amount for net proceeds after discount, commissions and expenses of US$173.3 million (€147.2 million);

  vii.
  the Company's redemption on June 15, 2018 of its US$500.0 million principal amount of 5.80% unsecured senior notes due May 15, 2021 for cash consideration of US$538.8 million including accrued interest;

  viii.
  Fairfax India's replacement on June 28, 2018 of its US$400.0 million principal amount floating rate term loan with a US$550.0 million principal amount floating rate syndicated term loan;

  ix.
  Fairfax Africa's repayment on August 29, 2018 of its US$150.0 million term loan; and

  x.
  the Exchange Offer.

        Except as described above, the following table does not reflect the interest cost of our debt and the debt of our subsidiaries or the preferred share dividend requirements on preferred shares issued during the periods as if they were issued at the beginning of the periods.

	Twelve Months Ended
	September 30, 2018		December 31, 2017
	Actual	As Adjusted	Actual	As Adjusted
Earnings coverage(1)	7.2	7.2	6.0	6.0

(1)
Earnings coverage is equal to consolidated net earnings before interest expense and income taxes divided by consolidated interest expense and preferred share dividend distributions adjusted to a before tax equivalent at the Company's statutory income tax rate of 26.5%.

        Our consolidated interest expense amounted to $355.2 million and $331.2 million for the twelve-month periods ended September 30, 2018 and December 31, 2017, respectively. Our preferred share dividend requirements, adjusted to a before tax equivalent at the Company's statutory income tax rates, amounted to $61.6 million and $60.7 million for the twelve-month periods ended September 30, 2018 and December 31, 2017, respectively. Our consolidated net earnings before interest expense and income taxes for the twelve-month periods ended September 30, 2018 and December 31, 2017 were $2,989.1 million and $2,354.4 million, respectively, which was 7.2 and 6.0 times our consolidated interest expense and preferred share dividend requirements for the twelve-month periods ended September 30, 2018 and December 31, 2017, respectively.

        After giving effect to the adjustments as described above as of the beginning of the period, our consolidated interest expense would have amounted to $355.2 million and $321.3 million for the twelve-month periods ended September 30, 2018 and December 31, 2017, respectively.

        After giving effect to the adjustments as described above as of the beginning of the periods, our consolidated net earnings before interest expense and income taxes for the twelve-month periods ended September 30, 2018 and December 31, 2017 would have been $2,989.1 million and $2,295.9 million, respectively, which was 7.2 and 6.0 times our consolidated interest expense and preferred share dividend requirements for the twelve-month periods ended September 30, 2018 and December 31, 2017, respectively.

 DESCRIPTION OF MATERIAL INDEBTEDNESS AND OTHER COMMITMENTS

Exchange Notes and Initial Notes

        On April 17, 2018, the Company issued US$600.0 million aggregate principal amount of its 4.850% Senior Notes due 2028, or the Initial Notes, under the Indenture. If all the conditions of the Exchange Offer are satisfied, the Company intends to exchange the Initial Notes that are validly tendered and not validly withdrawn for an equal principal amount of Exchange Notes.

Other Indebtedness

        As of September 30, 2018, we had US$6,605.2 million principal amount of long-term debt outstanding (including the Initial Notes). We had US$6,396.9 million principal amount of long-term debt outstanding as of December 31, 2017.

        On March 29, 2018, the Company completed an offering of €600.0 million principal amount of 2.75% unsecured senior notes due March 29, 2028 (the "Eurobond Notes") at an issue price of 98.791% of the principal amount for net proceeds after discount, commissions and expenses of US$723.2 million (€588.0 million).

        On April 15, 2018, the Company repaid US$144.2 million principal amount of its 7.375% unsecured senior notes on maturity.

        On April 30, 2018, the Company redeemed its remaining US$207.3 million (Cdn$267.3 million) principal amount of 7.25% unsecured senior notes due June 22, 2020 for cash consideration of US$232.0 million including accrued interest.

        During the first six months of 2018, Allied World redeemed its US$300.0 million principal amount of 5.50% unsecured senior notes due November 15, 2020 for cash consideration of US$325.5 million including accrued interest.

        On May 18, 2018, the Company completed an offering of an additional €150.0 million principal amount of Eurobond Notes at an issue price of 98.893% of the principal amount for net proceeds after discount, commissions and expenses of US$173.3 million (€147.2 million). The issuance was a re-opening of the €600.0 million principal amount of Eurobond Notes issued on March 29, 2018.

        On June 15, 2018, the Company redeemed its US$500.0 million principal amount of 5.80% unsecured senior notes due May 15, 2021 for cash consideration of US$538.8 million including accrued interest.

        On June 28, 2018 Fairfax India replaced its US$400.0 million principal amount floating rate term loan with a US$550.0 million principal amount floating rate syndicated term loan.

        On August 29, 2018, Fairfax Africa repaid its US$150.0 million term loan.

        On December 21, 2017, the Company increased its unsecured revolving credit facility with a syndicate of lenders to US$2.0 billion from US$1.0 billion and extended the expiry to December 21, 2021 from May 11, 2019. The credit facility contains certain financial covenants that require the Company to maintain a ratio of consolidated debt to consolidated capitalization of not more than 0.35:1 and consolidated shareholders' equity attributable to shareholders of the Company of not less than US$9.5 billion. At September 30, 2018 there were no amounts drawn on the credit facility and the Company was in compliance with its covenants.

THE EXCHANGE OFFER

Terms of the Exchange Offer

General

        In connection with the issuance of the Initial Notes, the Company entered into the Registration Rights Agreement with the initial purchasers of the Initial Notes. The following contains a summary of the provisions of the Registration Rights Agreement. Because this is a summary description, it does not contain all of the information that may be important to an investor in the Exchange Notes and is qualified in its entirety by the Registration Rights Agreement. We refer you to the Registration Rights Agreement, which has been filed as an exhibit to the registration statement of which this short form prospectus forms a part.

        Under the Registration Rights Agreement, the Company agreed to file under the Securities Act and use its commercially reasonable efforts to cause to become effective under the Securities Act, on or prior to 360 days after the closing of the offering of the Initial Notes, the registration statement of which this short form prospectus is a part with respect to a registered offer to exchange the Initial Notes for Exchange Notes. The Company is required to keep the Exchange Offer open for at least 20 business days (or longer if required by law) after the date notice of the Exchange Offer is mailed to holders of the Initial Notes. If the Company fails to comply with certain obligations under the Registration Rights Agreement, we will be required to pay additional interest to holders of the Initial Notes.

        Upon the terms and subject to the conditions set forth in the registration statement filed on Form F-10 with the SEC, which includes this short form prospectus, and in the letter of transmittal, all Initial Notes validly tendered and not validly withdrawn prior to the Expiration Date will be accepted for exchange. Exchange Notes will be issued in exchange for an equal principal amount of outstanding Initial Notes accepted in the Exchange Offer. This short form prospectus, together with the letter of transmittal, is being sent to all holders of Initial Notes as of the date of this short form prospectus. The Exchange Offer is not conditioned upon any minimum principal amount of Initial Notes being tendered for exchange. However, the obligation to accept Initial Notes for exchange pursuant to the Exchange Offer is subject to certain customary conditions as set forth herein under "— Conditions".

        Initial Notes shall be deemed to have been accepted as validly tendered when, as and if the Company has given written notice thereof to The Bank of New York Mellon, the exchange agent. The exchange agent will act as agent for the tendering holders of Initial Notes for the purposes of receiving the Initial Notes and delivering Exchange Notes to such holders.

        Based on the Company's understanding of interpretations of the Securities Act by the staff of the SEC set forth in several no-action letters to third parties, including Exxon Capital Holdings Corporation (available May 13, 1988), Morgan Stanley & Co. Incorporated (available June 5, 1991) and Shearman & Sterling (available July 2, 1993), the Company believes that holders who (i) are not "affiliates" of the Company within the meaning of Rule 405 under the Securities Act, (ii) acquire their Exchange Notes in the ordinary course of business, (iii) do not engage in, intend to engage in, or have arrangements to participate in a distribution (within the meaning of the Securities Act) of the Exchange Notes, and (iv) are not broker-dealers, may offer for resale, resell or otherwise transfer the Exchange Notes without compliance with the registration and prospectus delivery requirements of the Securities Act. Holders described in the preceding sentence must tell the Company in writing at the Company's request that they meet these criteria.

        By tendering Initial Notes in exchange for Exchange Notes and executing the letter of transmittal, each holder will represent to the Company that:

  •
  it is neither an affiliate of the Company nor a broker/dealer tendering Initial Notes acquired directly from the Company for its own account;

  •
  any Exchange Notes to be received by it will be acquired in the ordinary course of its business;

  •
  at the time of commencement of the Exchange Offer, it is not engaged in, and does not intend to engage in, and has no arrangement or understanding with any person to participate in the distribution (within the meaning of the Securities Act) of the Exchange Notes to be issued in the Exchange Offer; and

  •
  it is not acting on behalf of any person who could not truthfully make the foregoing representations.

        If such holder is a broker-dealer, it will also be required to represent that the Initial Notes were acquired as a result of market-making activities or other trading activities and that it will deliver a prospectus in connection with any resale of Exchange Notes. Each holder, whether or not it is a broker-dealer, shall also represent that it is not acting on behalf of any person that could not truthfully make any of the foregoing representations contained in this paragraph. If a holder of Initial Notes is unable to make the foregoing representations, such holder may not rely on the applicable interpretations of the Staff of the SEC and must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any secondary resale transaction unless such sale is made pursuant to an exemption from such requirements.

        Each broker-dealer that receives Exchange Notes for its own account in exchange for Initial Notes where such Initial Notes were acquired by such broker-dealer as a result of market-making or other trading activities, must acknowledge that it will deliver a prospectus meeting the requirements of the Securities Act and that it has not entered into any arrangement or understanding with the Company or an affiliate of the Company to distribute the Exchange Notes in connection with any resale of such Exchange Notes.

        We have not entered into any arrangement or understanding with any person who will receive Exchange Notes in the Exchange Offer to distribute such Exchange Notes following completion of the Exchange Offer. We are not aware of any person that will participate in the Exchange Offer with a view to distribute the Exchange Notes.

        Upon consummation of the Exchange Offer, any Initial Notes not tendered will remain outstanding and continue to accrue interest but, subject to certain limited exceptions, holders of Initial Notes who do not exchange their Initial Notes for Exchange Notes in the Exchange Offer will no longer be entitled to registration rights or the payment of additional interest. In addition, such holders will not be able to offer or sell their Initial Notes, unless such Initial Notes are subsequently registered under the Securities Act, except pursuant to an exemption from, or in a transaction not subject to, the Securities Act and applicable state securities laws. Subject to limited exceptions, the Company will have no obligation to effect a subsequent registration of the Initial Notes.

Expiration Date; Extensions; Amendments; Termination

        The Expiration Date shall be 5:00 p.m., New York City time, on    •    , 2019, unless the Company, in its sole discretion, extends the Exchange Offer, in which case the Expiration Date shall be 5:00 p.m., New York City time on the date to which the Exchange Offer is extended.

        To extend the Expiration Date, the Company will notify the exchange agent of any extension by written notice and will notify the holders of Initial Notes by means of a press release or other public announcement prior to 9:00 a.m., New York City time, on the next business day after the Expiration Date. Such announcement will state that the Company is extending the Exchange Offer for a specified period of time.

        The Company reserves the right:

  •
  to delay acceptance of any Initial Notes, to extend the Exchange Offer or to terminate the Exchange Offer and not permit acceptance of Initial Notes not previously accepted if any of the conditions set forth under "— Conditions" shall have occurred and shall not have been waived prior to the Expiration Date, by giving written notice of such delay, extension or termination to the exchange agent; or

  •
  to amend the terms of the Exchange Offer in any manner deemed by the Company to be advantageous to the holders of the Initial Notes.

        Any such delay in acceptance, extension, termination or amendment will be followed as promptly as practicable by written notice to the exchange agent. If the Exchange Offer is amended in a manner determined by the Company to constitute a material change, the Company will promptly disclose such amendment in a manner reasonably calculated to inform the holders of the Initial Notes of such amendment and the Company will extend the Exchange Offer for a period of five to ten business days. In addition, if the Company amends or terminates the Exchange Offer, the Company will promptly file a post-effective amendment to the registration statement of which this short form prospectus forms a part. Without limiting the manner in which the Company may choose to make public the announcement of any delay, extension, amendment or termination of the Exchange Offer, the Company shall have no obligation to publish, advertise or otherwise communicate any such public announcement, other than by making a timely release to an appropriate news agency.

Absence of Dissenter's Rights of Appraisal

        Holders of the Initial Notes do not have any dissenter's rights of appraisal in connection with the Exchange Offer.

Procedures for Tendering

        To tender in the Exchange Offer, a holder must do either of the following:

  •
  properly complete, sign and date the letter of transmittal, including all other documents required by the letter of transmittal; have the signature on the letter of transmittal guaranteed if the letter of transmittal so requires; and deliver that letter of transmittal and other required documents to the exchange agent at the address listed in the letter of transmittal on or before the Expiration Date; or

  •
  if the Initial Notes are tendered under the book-entry transfer procedures described below, transmit to the exchange agent, on or before the Expiration Date, an agent's message.

        In addition, one of the following must occur:

  •
  the exchange agent must receive certificates representing the holder's Initial Notes along with the letter of transmittal on or before the Expiration Date;

  •
  the exchange agent must receive a timely confirmation of book-entry transfer of the Initial Notes into the exchange agent's account at The Depository Trust Company ("DTC"), under the procedure for book-entry transfers described below along with the letter of transmittal or a properly transmitted agent's message, on or before the Expiration Date; or

  •
  the holder must comply with the guaranteed delivery procedures described below.

        The method of delivery of Initial Notes, letter of transmittal and all other required documents is at the election and risk of the holders. If such delivery is by mail, it is recommended that registered mail, properly insured, with return receipt requested, be used. In all cases, sufficient time should be allowed to assure timely delivery. No Initial Notes, letters of transmittal or other required documents should be sent to the Company. Delivery of all Initial Notes, if applicable, letters of transmittal and other documents must be made to the exchange agent before the expiration date at its address set forth in the letter of transmittal. Holders may also request their respective brokers, dealers, commercial banks, trust companies or nominees to effect such tender for such holders.

        The tender by a holder of Initial Notes will constitute an agreement between such holder and the Company in accordance with the terms and subject to the conditions set forth herein and in the applicable letter of transmittal. Any beneficial owner whose Initial Notes are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and who wishes to tender should contact such registered holder promptly and instruct such registered holder to tender on its behalf.

        Signatures on a letter of transmittal or a notice of withdrawal, as the case may be, must be guaranteed by any member firm of a registered national securities exchange or of the Financial Industry Regulatory Authority, Inc., a commercial bank or trust company having an office or correspondent in the United States or an "eligible guarantor" institution within the meaning of Rule 17Ad-15 under the Exchange Act or an eligible institution unless the Initial Notes tendered pursuant thereto are tendered (1) by a registered holder of Initial Notes who has not completed the box entitled "Special Issuance Instructions" or "Special Delivery Instructions" on the letter of transmittal, or (2) for the account of an eligible institution.

        If a letter of transmittal is signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, such person should so indicate when signing and, unless waived by the Company, evidence satisfactory to the Company of their authority to so act must be submitted with such letter of transmittal.

        All questions as to the validity, form, eligibility, time of receipt and withdrawal of the tendered Initial Notes will be determined by the Company in its sole discretion, which determination will be final and binding. The Company reserves the absolute right to reject any and all Initial Notes not validly tendered or exchange any Initial Notes if such exchange, in the opinion of counsel for the Company, be unlawful. The Company also reserves the absolute right to waive any irregularities or conditions of tender as to particular Initial Notes. The Company will not waive any condition of the Exchange Offer with respect to an individual holder unless the Company waives that condition for all holders. The Company's interpretation of the terms and conditions of the Exchange Offer, including the instructions in the letter of transmittal, will be final and binding on all parties. Unless waived, any defects or irregularities in connection with tenders of Initial Notes must be cured within such time as the Company shall determine. Neither the Company, the exchange agent nor any other person shall be under any duty to give notification of defects or irregularities with respect to tenders of Initial Notes, nor shall any of them incur any liability for failure to give such notification. Tenders of Initial Notes will not be, or be deemed to have been, made until all irregularities have been cured or waived. Any Initial Note received by the exchange agent that is not validly tendered and as to which the defects or irregularities have not been cured or waived will be returned without cost to such holder by the exchange agent, unless otherwise provided in the letter of transmittal, promptly following the Expiration Date.

        In addition, the Company reserves the right, in its sole discretion, subject to the provisions of the Indenture pursuant to which the Initial Notes were issued:

  •
  to purchase or make offers for any Initial Notes that remain outstanding subsequent to the Expiration Date or, as described under "— Conditions", to terminate the Exchange Offer;

  •
  to redeem Initial Notes as a whole, or in part, at any time and from time to time; and

  •
  to the extent permitted under applicable law, to purchase Initial Notes in the open market, in privately negotiated transactions or otherwise.

        The terms of any such purchases or offers could differ from the terms of the Exchange Offer.

        Each broker-dealer that receives Exchange Notes for its own account in exchange for Initial Notes where such Initial Notes were acquired by such broker-dealer as a result of market-making or other trading activities, must acknowledge that it will deliver a prospectus meeting the requirements of the Securities Act and that it has not entered into any arrangement or understanding with the Company, or an affiliate of the Company, to distribute the Exchange Notes in connection with any resale of such Exchange Notes.

Acceptance of Initial Notes for Exchange; Delivery of Exchange Notes

        Upon satisfaction or waiver of all of the conditions to the Exchange Offer, all Initial Notes validly tendered will be accepted promptly after the Expiration Date and the Exchange Notes will be issued promptly after acceptance of the Initial Notes. See "— Conditions". For purposes of the Exchange Offer, Initial Notes shall be deemed to have been accepted as validly tendered for exchange when, as and if the Company has given written notice thereof to the exchange agent.

        For each Initial Note accepted for exchange, the holder of such Initial Note will receive an Exchange Note having a principal amount equal to that of the surrendered Initial Note.

        In all cases, issuance of Exchange Notes for Initial Notes that are accepted for exchange pursuant to the Exchange Offer will be made only after timely receipt by the exchange agent of:

  •
  certificates representing the Initial Notes or a timely book-entry confirmation of such Initial Notes into the exchange agent's account at DTC; and

  •
  a properly completed and duly executed letter of transmittal and all other required documents or a properly completed agent's message.

        If any tendered Initial Notes are not accepted for any reason described in the terms and conditions of the Exchange Offer, such unaccepted or such non-exchanged Initial Notes will be returned promptly without expense to the tendering holder thereof (if in certificated form), or credited to an account maintained with DTC after the expiration or termination of the Exchange Offer.

Book-Entry Transfer

        The exchange agent has established an account with respect to the Initial Notes at DTC for purposes of the Exchange Offer. Any financial institution that is a participant in DTC's systems may make book-entry delivery of Initial Notes by causing DTC to transfer such Initial Notes into the exchange agent's account at DTC in accordance with DTC's procedures for transfer. However, although delivery of Initial Notes may be effected through book-entry transfer at DTC, the exchange agent must receive a properly completed and duly executed letter of transmittal with any required signature guarantees and all other required documents at its address listed in the letter of transmittal, or an agent's message instead of a letter of transmittal, on or before the Expiration Date, or if the holder complies with the guaranteed delivery procedures described below within the time period provided under those procedures.

Exchanging Book-Entry Notes

        DTC has confirmed that any financial institution that is a participant in DTC may utilize DTC's Automated Tender Offer Program ("ATOP") procedures to tender Initial Notes.

        Any participant in DTC may make book-entry delivery of Initial Notes by causing DTC to transfer such Initial Notes into the exchange agent's account in accordance with DTC's ATOP procedures for transfer. However, the exchange for the Initial Notes so tendered will only be made after a book-entry confirmation of the book-entry transfer of Initial Notes into the exchange agent's account and timely receipt by the exchange agent of an agent's message and any other documents required by the letter of transmittal. The term "agent's message" means a message, transmitted by DTC and received by the exchange agent and forming part of a book-entry confirmation, which states that DTC has received an express acknowledgment from a participant tendering Initial Notes that are the subject of such book-entry confirmation, that such participant has received and agrees to be bound by the terms of the letter of transmittal and that the Company may enforce such agreement against such participant.

Guaranteed Delivery Procedures

        If the procedures for book-entry transfer cannot be completed on a timely basis, a tender may be effected if:

  •
  the tender is made through an eligible institution;

  •
  prior to the Expiration Date, the exchange agent receives by facsimile transmission (if no signature guarantee is required), mail or hand delivery from such eligible institution a properly completed and duly executed letter of transmittal and notice of guaranteed delivery, substantially in the form provided by the Company, which:

  (1)
  sets forth the name and address of the holder of Initial Notes and identifies the Initial Notes tendered, including the principal amount of such Initial Notes;

  (2)
  states that the tender is being made thereby; and

  (3)
  guarantees that within three business days after the Expiration Date, the letter of transmittal and any other documents required by the letter of transmittal and certificates representing the Initial Notes in proper form for transfer, or a book-entry confirmation, will be deposited by the eligible institution with the exchange agent; and

  •
  a properly completed and executed letter of transmittal and any other documents required by the letter of transmittal as well as certificates representing all tendered Initial Notes in proper form for transfer, or a book-entry confirmation, are received by the exchange agent within three business days after the Expiration Date.

Withdrawal of Tenders

        Tenders of Initial Notes may be withdrawn at any time prior to the Expiration Date.

        For a withdrawal to be effective, a written notice of withdrawal must be received by the exchange agent prior to the Expiration Date at the address set forth in the letter of transmittal. Any such notice of withdrawal must:

  •
  specify the name of the person having tendered the Initial Notes to be withdrawn;

  •
  identify the Initial Notes to be withdrawn, including the principal amount of such Initial Notes;

  •
  in the case of Initial Notes tendered by book-entry transfer, specify the number of the account at DTC from which the Initial Notes were tendered and specify the name and number of the account at DTC to be credited with the withdrawn Initial Notes and otherwise comply with the procedures of such facility;

  •
  contain a statement that such holder is withdrawing its election to have such Initial Notes exchanged;

  •
  be signed by the holder in the same manner as the original signature on the letter of transmittal by which such Initial Notes were tendered including any required signature guarantees, or be accompanied by documents of transfer to have the trustee with respect to the Initial Notes register the transfer of the Initial Notes in the name of the person withdrawing the tender; and

  •
  if certificates for Initial Notes have been transmitted, specify the name in which such Initial Notes are registered, if different from the person who tendered such Initial Notes.

        All questions as to the validity, form, eligibility and time of receipt of such notice will be determined by the Company, which determination shall be final and binding on all parties. Any Initial Notes so withdrawn will be deemed not to have been validly tendered for exchange for purposes of the Exchange Offer. Tenders of Initial Notes will not be, or be deemed to have been, made if withdrawn. Any Initial Notes which have been tendered for exchange but which are not exchanged for any reason will be returned to the tendering holder thereof without cost to such holder, in the case of physically tendered Initial Notes, or credited to an account maintained with DTC for the Initial Notes promptly after withdrawal, rejection of tender or termination of the Exchange Offer. Properly withdrawn Initial Notes may be re-tendered by following one of the procedures described under "— Procedures for Tendering" and "— Book-Entry Transfer" above at any time prior to the Expiration Date.

Conditions

        Notwithstanding any other provisions of the Exchange Offer, or any extension of the Exchange Offer, the Company will not be required to accept for exchange, or to exchange any Exchange Notes for, any Initial Notes and the Company may terminate the Exchange Offer or, at the Company's option, modify, extend or otherwise amend the Exchange Offer, if any of the following conditions are not satisfied on or prior to the Expiration Date:

  •
  no action or event shall have occurred or been threatened, no action shall have been taken, and no statute, rule, regulation, judgment, order, stay, decree or injunction shall have been issued, promulgated, enacted, entered, enforced or deemed to be applicable to the Exchange Offer or the exchange of Initial Notes for Exchange Notes under the Exchange Offer by or before any court or governmental regulatory or administrative agency, authority, instrumentality or tribunal, including, without limitation, taxing authorities, that either:

  (1)
  challenges the making of the Exchange Offer or the exchange of Initial Notes for Exchange Notes under the Exchange Offer or might, directly or indirectly, be expected to prohibit, prevent, restrict or delay consummation of, or might otherwise adversely affect in any material manner, the Exchange Offer or the exchange of Initial Notes for Exchange Notes under the Exchange Offer; or

  (2)
  in the Company's reasonable judgment, could materially adversely affect the Company's (or the Company's subsidiaries') business, condition (financial or otherwise), income, operations, properties, assets, liabilities or prospects or materially impair the contemplated benefits to the Company of the Exchange Offer or the exchange of Initial Notes for Exchange Notes under the Exchange Offer;

  •
  nothing has occurred or may occur that would or might, in the Company's reasonable judgment, be expected to prohibit, prevent, restrict or delay the Exchange Offer or impair the Company's ability to realize the anticipated benefits of the Exchange Offer;

  •
  there shall not have occurred: (a) any general suspension of or limitation on trading in securities in Canadian or United States securities or financial markets, whether or not mandatory, (b) any material adverse change in the prices of the Initial Notes that are the subject of the Exchange Offer, (c) a material impairment in the general trading market for debt securities, (d) a declaration of a banking moratorium or any suspension of payments in respect of banks by federal or state authorities in Canada or the United States, whether or not mandatory, (e) a commencement of a war, armed hostilities, a terrorist act or other national or international calamity directly or indirectly relating to Canada or the United States, (f) any limitation, whether or not mandatory, by any governmental authority on, or other event having a reasonable likelihood of affecting, the extension of credit by banks or other lending institutions in Canada or the United States, (g) any material adverse change in the securities or financial markets in Canada or the United States generally, or (h) in the case of any of the foregoing existing at the time of the commencement of the Exchange Offer, a material acceleration or worsening thereof; and

  •
  The Bank of New York Mellon, as trustee for the Initial Notes, shall have not been directed by any holders of Initial Notes to object in any respect to, nor take any action that could, in the Company's reasonable judgment, adversely affect the consummation of the Exchange Offer or the exchange of Initial Notes for Exchange Notes under the Exchange Offer, nor shall the trustee have taken any action that challenges the validity or effectiveness of the procedures used by the Company in making the Exchange Offer or the exchange of Initial Notes for Exchange Notes under the Exchange Offer.

        The foregoing conditions are for the Company's sole benefit and may be asserted by the Company, regardless of the circumstances giving rise to any such condition, or may be waived by the Company, in whole or in part, at any time and from time to time in the Company's reasonable discretion. All such conditions must be satisfied or waived by the Company, as applicable, at or before the expiration of the Exchange Offer.

        If any of the foregoing conditions are not satisfied, the Company may, at any time on or prior to the Expiration Date:

  •
  terminate the Exchange Offer and promptly return all tendered Initial Notes to the respective tendering holders;

  •
  modify, extend or otherwise amend the Exchange Offer and retain all tendered Exchange Notes until the Expiration Date, as extended, subject, however, to the withdrawal rights of holders; or

  •
  waive the unsatisfied conditions with respect to the Exchange Offer and accept all Initial Notes tendered and not previously validly withdrawn.

        The Company will not accept for exchange any Initial Notes tendered, and no Exchange Notes will be issued in exchange for any such Initial Notes, if at such time any stop order shall be threatened or in effect with respect to the registration statement of which this short form prospectus constitutes a part or the qualification of the Indenture under the Trust Indenture Act of 1939, as amended. The Company is required to use its commercially reasonable efforts to obtain the withdrawal of any order suspending the effectiveness of the registration statement at the earliest practicable date.

        In addition, subject to applicable law, the Company may in its absolute discretion terminate the Exchange Offer for any other reason.

Exchange Agent

        The Bank of New York Mellon has been appointed as exchange agent for the Exchange Offer. Questions and requests for assistance and requests for additional copies of this short form prospectus, or of the letter of transmittal, should be directed to the exchange agent as provided in the letter of transmittal.

Fees and Expenses

        The expenses of soliciting tenders pursuant to the Exchange Offer will be borne by the Company. The principal solicitation for tenders pursuant to the Exchange Offer is being made by mail; however, additional solicitations may be made by telephone, telecopy or in person by the Company's officers and regular employees.

        The Company will not make any payments to brokers, dealers or other persons soliciting acceptances of the Exchange Offer. The Company will, however, pay the exchange agent reasonable and customary fees for its services and will reimburse the exchange agent for its reasonable out-of-pocket expenses in connection therewith. The Company may also pay brokerage houses and other custodians, nominees and fiduciaries the reasonable out-of-pocket expenses incurred by them in forwarding copies of the short form prospectus and related documents to the beneficial owners of the Initial Notes, and in handling or forwarding tenders for exchange.

        The expenses to be incurred by the Company in connection with the Exchange Offer will be paid by the Company, including fees and expenses of the exchange agent and trustee for the Initial Notes and accounting, legal, printing and related fees and expenses.

        The Company will pay all transfer taxes, if any, applicable to the exchange of Initial Notes pursuant to the Exchange Offer. If, however, Exchange Notes or Initial Notes for principal amounts not tendered or accepted for exchange are to be registered or issued in the name of any person other than the registered holder of the Initial Notes tendered, or if tendered Initial Notes are registered in the name of any person other than the person signing the letter of transmittal, or if a transfer tax is imposed for any reason other than the exchange of Initial Notes pursuant to the Exchange Offer, then the amount of any such transfer taxes imposed on the registered holder or any other persons will be payable by the tendering holder. If satisfactory evidence of payment of such taxes or exemption therefrom is not submitted with the letter of transmittal, the amount of such transfer taxes will be billed directly to such tendering holder.

Consequences of Failure to Exchange

        Holders of Initial Notes who do not exchange their Initial Notes for Exchange Notes pursuant to the Exchange Offer will continue to be subject to the restrictions on transfer of such Initial Notes as set forth in the legend thereon as a consequence of the issuance of the Initial Notes pursuant to exemptions from, or in transactions not subject to, (i) the registration requirements of the Securities Act and applicable state securities laws or (ii) the prospectus requirements of applicable securities laws in the provinces and territories of Canada, as applicable. The Initial Notes may not be offered, sold or otherwise transferred, except in compliance with (i) the registration requirements of the Securities Act, pursuant to an exemption from registration under the Securities Act or in a transaction not subject to the registration requirements of the Securities Act, and in compliance with applicable state securities laws or (ii) the prospectus requirements of applicable securities laws in the provinces and territories of Canada, or pursuant to an exemption therefrom or in a transaction not subject thereto, as applicable. The Company does not currently anticipate that it will register under the Securities Act the Initial Notes that are not tendered and accepted for purchase in the Exchange Offer. To the extent that Initial Notes are tendered and accepted in the Exchange Offer, the trading market for untendered and tendered but unaccepted Initial Notes could be adversely affected.

Interest on the Exchange Notes

        The Exchange Notes will accrue interest at the rate of 4.850% per annum payable semi-annually in arrears in cash. The Exchange Notes will accrue interest from and including the last interest payment date on which interest was paid on the Initial Notes surrendered in exchange therefor or, if no interest has been paid on such Initial Notes, from the issue date of such Initial Notes; provided that if Initial Notes are surrendered for exchange on or after a record date for an interest payment date that will occur on or after the date of such exchange and as to which interest will be paid, interest on the Exchange Notes received in exchange therefor will accrue from the date of such interest payment date. Interest on the Exchange Notes is payable on April 17 and October 17, beginning on April 17, 2019. No additional interest will be paid on Initial Notes tendered and accepted for exchange.

INSURANCE REGULATORY MATTERS

        We are subject to regulation under the insurance laws of the various jurisdictions in which our operating insurance subsidiaries are domiciled or conduct business.

        The following is a summary of the principal insurance regulatory considerations in the United States, Canada, Bermuda and the United Kingdom, being the jurisdictions in which we conduct the majority of our business.

United States

General

        Our United States operating insurance subsidiaries are subject to extensive regulation throughout the United States. Although there is limited federal regulation of the insurance business in the United States, each state has a comprehensive system for regulating insurers operating in that state. The laws of the various states establish supervisory agencies with broad authority to regulate, among other things, licenses to transact business, premium rates, trade practices, market conduct, agent licensing, policy forms, underwriting and claims practices, insurance policy termination, reserve adequacy, permissible investments, governance and insurer solvency. States also regulate investment activities on the basis of quality, distribution and other quantitative criteria. Further, most states compel participation in and regulate composition of various shared market or residual market mechanisms. States have also enacted legislation that regulates insurance holding company systems, including acquisitions, dividends, the terms of affiliate transactions, and other related matters. Our United States operating insurance subsidiaries are domiciled in Arkansas, California, Connecticut, Delaware, New Hampshire, New Jersey and New York.

        Insurance companies are also affected by a variety of state and federal legislative and regulatory measures and judicial decisions that define the scope of the risks and benefits for which insurance is sought and provided. These include redefinitions of risk exposure in such areas as product liability, environmental damage and workers' compensation. In addition, individual state insurance departments may limit premium rates for some classes of insureds and prevent the insurance companies from charging rates adequate to reflect the level of risk assumed by the insurer for those classes. Such developments may result in adverse effects on the profitability of various lines of insurance. In some cases, these adverse effects on profitability can be minimized, when possible, through the repricing of coverages if permitted by applicable regulations, or the limitation or cessation of the affected business, which may be restricted by state law.

        Most states have insurance laws requiring that for certain lines of property and casualty insurance rate schedules, policy or coverage forms, and other information be filed with each such state's regulatory authority. In many cases, such rates and/or policy forms must be approved prior to use. A few states have considered or enacted limitations on the ability of insurers to share data used to compile rates. Such limitations have had, and are expected to have, no significant impact on us.

        Insurance companies are required to file detailed annual and quarterly financial reports with the state insurance regulators in each of the states in which they do business, and their business and accounts are subject to examination by such regulators at any time. In addition, these insurance regulators periodically examine each insurer's financial condition, adherence to statutory accounting practices, and compliance with insurance department rules and regulations, including market conduct and claims practices.

Insurance Regulation Concerning Change or Acquisition of Control

        The insurance codes in our operating insurance subsidiaries' respective domiciliary states each contain similar provisions (subject to certain variations) to the effect that the acquisition of "control" of a domestic insurer or of any person that directly or indirectly controls a domestic insurer cannot be consummated without the prior approval of the domiciliary insurance regulator. In general, a presumption of "control" arises from the direct or indirect ownership, control, possession with the power to vote or possession of proxies with respect to 10% or more of the outstanding voting securities of a domestic insurer or of a person that controls a domestic insurer. A person seeking to acquire control, directly or indirectly, of a domestic insurance company or of any person controlling a domestic insurance company generally must file with the relevant insurance regulatory authority a statement relating to the acquisition of control containing certain information regarding the proposed acquisition and acquiring party required by statute and regulations, provide a copy of such statement to the domestic insurer and obtain the prior approval of such regulatory authority for the acquisition. In addition, certain state insurance laws contain provisions that require pre-acquisition notification to the state insurance regulator of a change of control of a non-domestic insurance company licensed in that state. Such pre-acquisition notification statutes authorize certain remedies, including the issuance of cease and desist orders with respect to the non-domestic licensed insurer and its affiliates doing business in the state if certain conditions exist, such as undue market concentration. Additionally, in most states, the insurance regulator is authorized to deny an application to acquire control of a domestic insurer if the acquisition of control of the domestic insurer would substantially lessen competition in insurance in the state or tend to create a monopoly.

        These laws regulating change of control may discourage potential acquisition proposals and may delay, deter or prevent a change of control of Fairfax, including through transactions and in particular unsolicited transactions, that some or all of our shareholders might consider to be desirable.

Regulation of Dividends and Other Payments

        We are a legal entity separate and distinct from our subsidiaries. As a holding company with no other business operations, our primary sources of cash to meet our obligations, including principal and interest payments with respect to indebtedness and preferred share dividend payments, are available dividends and other statutorily permitted payments, such as tax allocation payments and management and other fees, from our operating insurance subsidiaries. Our operating insurance subsidiaries are subject to various state statutory and regulatory restrictions, including regulatory restrictions that are imposed as a matter of statute, applicable generally to any insurance company in its state of domicile, which limit the amount of dividends or distributions an insurance company may pay to its shareholders without prior regulatory approval. Ordinary dividends, for which no regulatory approval is generally required, are limited to amounts determined by formula, which varies by state. The formula typically is based on the level of statutory surplus at the end of the prior year, as well as on some measure of statutory earnings for the prior year, in relation to total dividends paid during the prior twelve months. In addition, dividends generally may be paid only out of "earned surplus" as defined by each state. In every case, capital and surplus subsequent to the payment of any dividends must be reasonable in relation to an insurance company's outstanding liabilities and must be adequate to meet its financial needs. For these purposes, both surplus and earnings are determined in accordance with Statutory Accounting Principles (SAP), which differs in certain respects from IFRS and U.S. generally-accepted accounting principles.

        No assurance can be given that some or all of our operating insurance subsidiaries' domiciliary states will not adopt statutory provisions more restrictive than those currently in effect.

        If insurance regulators determine that payment of a dividend or any other payments to an affiliate (such as payments under a tax-sharing agreement or payments for employee or other services) would, because of the financial condition of the paying insurance company or otherwise, result in such insurance company being in a hazardous financial condition or would otherwise be prohibited by applicable law, the regulators may prohibit such payments that would otherwise be permitted without prior approval.

Statutory Surplus and Capital

        An insurance regulator may limit or prohibit the writing of new business by an insurance company within its jurisdiction when, in the regulator's judgment, the insurance company is not maintaining adequate statutory capital and surplus. We do not currently anticipate that any regulator would limit the amount of new business that our operating insurance subsidiaries may write given their current levels of statutory capital and surplus.

Risk-Based Capital

        In order to enhance the regulation of insurer solvency, the National Association of Insurance Commissioners ("NAIC") adopted risk-based capital ("RBC") requirements for property and casualty insurance companies. These RBC requirements, which have been adopted in all of the states in which our operating insurance subsidiaries are domiciled, are designed to assess capital adequacy and raise the level of protection that statutory surplus provides for policyholder obligations. The NAIC RBC model law provides that, for property and casualty insurers, the RBC formula will take into account: (i) underwriting risk; (ii) asset risk; (iii) credit risk; and (iv) all other business risks and such other relevant risks as are set forth in the NAIC's Property/Casualty RBC Instructions. The RBC formula provides a mechanism for the calculation of an insurance company's Authorized Control Level ("ACL") RBC amount.

        The NAIC RBC model law stipulates four levels of regulatory action depending on how an insurer's statutory surplus compares to its RBC. The initial level, the "Company Action Level," requires the insurance company to submit a plan of corrective action to the relevant insurance commissioner if its surplus falls below 200% of the ACL amount (or below 300% of the ACL amount, when a "trend test" is triggered under the NAIC's Property/Casualty RBC Instructions). The next level, the "Regulatory Action Level," requires the company to submit a plan of corrective action and also allows the regulator to perform an examination of the company's business and operations and issue a corrective order if the surplus falls below 150% of the ACL amount (or other triggering events specified in the RBC model law occur). The third level, the ACL, permits the regulator to place the company under regulatory control, including rehabilitation or liquidation, if its surplus falls below 100% of that amount (or other triggering events specified in the RBC model law occur). The final action level, the "Mandatory Control Level," requires the insurance commissioner to place the company under regulatory control if its surplus falls below 70% of the ACL amount.

NAIC IRIS Ratios

        The NAIC has developed a set of financial relationships or "tests" called the Insurance Regulatory Information System ("IRIS") that was designed to facilitate early identification of companies that may warrant special attention by insurance regulatory authorities. IRIS identifies 13 industry ratios (referred to as "IRIS ratios") and specifies "usual ranges" for each ratio. An IRIS ratio that falls outside the usual range is not necessarily considered adverse. An insurance company may fall out of the usual range for one or more ratios because of specific transactions that are in themselves immaterial or eliminated at the consolidated level. Generally, an insurance company may become subject to increased regulatory scrutiny if it falls outside the usual ranges on multiple ratios.

Investment Regulation

        Our operating subsidiaries are subject to state laws and regulations that require diversification of investment portfolios and that limit the amount of investments in certain investment categories. Failure to comply with these laws and regulations may cause non-conforming investments to be treated as non-admitted assets for purposes of measuring statutory surplus and, in some instances, would require divestiture. As of the date of this short form prospectus, we believe our investments comply with such laws and regulations in all material respects.

Credit for Reinsurance and Licensing

        A primary insurer ordinarily will enter into a reinsurance agreement only if it can obtain credit for the reinsurance ceded on its U.S. statutory financial statements. In general, credit for reinsurance is allowed in the following circumstances: (1) if the reinsurer is licensed in the state in which the primary insurer is domiciled; (2) if the reinsurer is an "accredited" or otherwise approved reinsurer in the state in which the primary insurer is domiciled; (3) in some instances, if the reinsurer (a) is domiciled in a state that is deemed to have substantially similar credit for reinsurance standards as the state in which the primary insurer is domiciled and (b) meets certain financial requirements; or (4) if none of the above apply, to the extent that the reinsurance obligations of the reinsurer are collateralized appropriately, typically through the posting of a letter of credit for the benefit of the primary insurer, the deposit of assets into a trust fund established for the benefit of the primary insurer, or by the primary insurer retaining as collateral for the reinsurer's obligations, assets that would otherwise be transferred by the primary insurer to the reinsurer as consideration for the reinsurance. Some states have adopted provisions of the NAIC amendments to its Credit for Reinsurance Model Law and Regulation that allow full credit to U.S. ceding insurers for reinsurance ceded to qualified reinsurers (called "certified reinsurers") that do not otherwise satisfy the state's credit for reinsurance requirements based upon less than 100% collateralization. Under those provisions, collateral requirements may be reduced for reinsurers meeting certain criteria as to financial strength and reliability that are domiciled in jurisdictions that are found to have strong systems of insurance regulation.

        Recent developments may alter these credit for reinsurance provisions and, in particular, the collateral requirements of reinsurers domiciled in the European Union. The Dodd-Frank Wall Street Reform and Consumer Protection Act ("Dodd-Frank") that was enacted in 2010 authorizes the Federal Insurance Office ("FIO") within the Department of Treasury to assist the Treasury Secretary in negotiating "covered agreements" between the U.S. and one or more foreign governments or regulatory authorities that address prudential measures with respect to the business of insurance or reinsurance. Where a state law is inconsistent with a "covered agreement" and provides less favorable treatment to foreign insurers than U.S. companies, the FIO Director may preempt conflicting state law. On September 22, 2017, the United States Department of Treasury, the United States Trade Representative and representatives of the European Union announced that they had signed a covered agreement that addresses reinsurance, group supervision, and the exchange of information between supervisory authorities in the United States and the European Union. With respect to reinsurance, subject to certain conditions, once fully implemented, the U.S.-EU covered agreement would eliminate collateral and local presence requirements for qualified U.S. reinsurers operating in the EU insurance market, and eliminate collateral and local presence requirements for qualified EU reinsurers operating in the U.S. insurance market, as a condition for and in connection with regulatory credit for reinsurance. The NAIC is in the process of adopting amendments to the Credit for Reinsurance Model Law and Regulation that, once adopted by the various states, would implement the reinsurance collateral provisions of the U.S.-EU covered agreement in those states, and would similarly eliminate reinsurance collateral requirements for qualified reinsurers operating in the U.S. that are domiciled in "Reciprocal Jurisdictions," as determined under the amended Credit for Reinsurance Model Law and Regulation. While this would not prevent our operating entities in the United States from continuing to request collateral from a European Union reinsurer (or a reinsurer domiciled in a Reciprocal Jurisdiction), it is unclear how much collateral our United States operating entities will be able to obtain from these reinsurers going forward.

        Our United States insurance subsidiaries face the above constraints in their dealings with out-of-state reinsurers and our reinsurance subsidiaries are indirectly subject to certain regulatory requirements imposed by jurisdictions in which ceding companies are licensed.

Guaranty Funds

        Virtually all U.S. states have separate insurance guaranty fund laws requiring property and casualty insurance companies licensed to do business in their respective jurisdictions to be members of their guaranty associations. These associations are organized to pay covered claims (as defined and limited by the various guaranty association statutes) under insurance policies issued by insolvent insurance companies. These associations generally levy assessments (up to prescribed limits) on all member insurers in a particular state on the basis of the proportionate share of the premiums written by member insurers in the covered lines of business in that state. Maximum assessments permitted by law in any one year generally vary between 1% and 2% of annual premiums written in the covered lines by a member in that state. Some states permit or require member insurers to recover assessments paid through surcharges on policyholders or through full or partial premium tax offsets, while other states permit recovery of assessments through the rate filing process.

        Our policy is to accrue for insolvencies when the loss is probable and the assessment amount can be reasonably estimated. In the case of most insurance insolvencies, our ability to reasonably estimate the insolvent insurer's liabilities or develop a meaningful range of the insolvent insurer's liabilities is significantly impaired by inadequate financial data with respect to the estate of the insolvent company as supplied by the guaranty funds. Although the amounts of any future assessments by guaranty funds cannot be predicted with certainty, we believe that future guaranty association assessments for known insurer insolvencies will not have a material adverse effect on our results of operations or financial condition.

Shared Markets

        As a condition of their licenses to do business, some of our operating insurance subsidiaries are required to participate in mandatory property and casualty shared market mechanisms, residual markets or pooling arrangements, which provide various types of insurance coverage to individuals or other entities that are otherwise unable to purchase such coverage in the commercial insurance marketplace. Our United States operating insurance subsidiaries' participation in such shared markets or pooling mechanisms is generally proportionate to the amount of each of our operating insurance subsidiaries' direct premiums written for the type of coverage written by the specific pooling mechanism or residual market mechanism in the applicable state.

        Many states have laws that establish second-injury funds to provide compensation to injured employees for aggravation of a prior condition or injury. Generally, insurers writing workers' compensation in those states that have second-injury funds are subject to the laws creating the funds, including the various funding mechanisms that those states have adopted to fund the second-injury funds, including premium surcharges that effectively pass the cost of the fund on to policyholders.

        Certain of our operating insurance subsidiaries participate in the Florida Hurricane Catastrophe Fund, a state mandated catastrophe reinsurance fund. Business insurance is also subject to pooled insurance on a small scale for commercial properties insured through the various Fair Access to Insurance Requirements Plans that exist in most states.

        The amount of future losses or assessments from the shared and residual market mechanisms and pooling arrangements described above cannot be predicted with certainty. The underwriting results of these pools traditionally have been unprofitable. Although it is possible that future losses or assessments from such mechanisms and pooling arrangements could have a material adverse effect on our results of operations, we do not expect future losses or assessments from the shared and residual market mechanisms and pooling arrangements to have a material adverse effect on our liquidity or capital resources.

Insolvency of Insurers

        Insolvency proceedings for United States insurance companies, including reinsurers, are generally conducted pursuant to state insurance law. In the event one of our United States operating insurance subsidiaries becomes insolvent or otherwise is found by its domiciliary regulator to be in a hazardous financial condition as provided under applicable state insurance law, insolvency proceedings, up to and including rehabilitation, conservation and liquidation, would be initiated by the insurance regulator of the state in which the subsidiary is domiciled, which would serve as the domestic receiver of its properties, assets and business. Insurance regulators located in other states in which we conduct business may have jurisdiction over assets or properties located in such states under certain circumstances. In an insolvency proceeding, policyholders' claims would have priority over investors' claims.

Privacy Regulation

        The Gramm-Leach-Bliley Act and regulations promulgated under the Act, as well as state privacy statutes and regulations, govern the privacy of consumer financial information. The regulations limit disclosure by financial institutions of "nonpublic personal information" about individuals who obtain financial products or services for personal, family, or household purposes. Privacy regulation is an evolving area of state and federal regulation, which requires us to continue to monitor developments.

Cybersecurity

        In 2017, the NAIC adopted an Insurance Data Security Model Law that establishes minimum cybersecurity requirements applicable to licensed insurance companies and licensed insurance intermediaries. Among other requirements, the Insurance Data Security Model Law requires licensees to maintain an information security program based on a cybersecurity risk assessment, establish a written incident response plan, provide an annual certification of compliance to state insurance regulators, and investigate and notify state insurance regulators regarding cybersecurity events. A number of states are expected to adopt the Insurance Data Security Model Law in 2018 and 2019. The New York Department of Financial Services already has a cybersecurity regulation in effect, which includes transitional phase-in periods of up to two years. See also "Risk Factors — A disruption of our information technology systems could significantly affect our business."

Regulation of Holding Company Systems

        While insurance in the United States is regulated primarily on a legal-entity basis, the NAIC has increased its focus on risks presented by an insurer's holding company system. In 2010, the NAIC adopted revisions to the Insurance Holding Company System Regulatory Act and the Insurance Holding Company system Model Regulation (together, the "Revised Model Holding Company Act and Regulation") that include, among other amendments, a requirement for the ultimate controlling person of every insurer to file an enterprise risk report annually. "Enterprise risk" is defined as any activity, circumstance, event or series of events involving one or more affiliates of an insurer that, if not remedied promptly, is likely to have a material adverse effect upon the financial condition or liquidity of the insurer or its insurance holding company system as a whole. The Revised Model Holding Company Act and Regulation have been substantively adopted in each of our operating insurance subsidiaries' domiciliary states.

        In 2012, the NAIC adopted the Risk Management and Own Risk and Solvency Assessment ("ORSA") Model Act, which has been substantively adopted in each of our operating insurance subsidiaries' domiciliary states. The ORSA Model Act requires insurers or their insurance group to conduct an ORSA consistent with a process comparable to the NAIC ORSA Guidance Manual no less than annually and at any time when there are significant changes to the risk profile of the insurer or the insurance group of which the insurer is a member. An ORSA is a confidential internal assessment, appropriate to the nature, scale and complexity of an insurer or insurance group, conducted by that insurer or insurance group of the material and relevant risks associated with the insurer or insurance group's current business plan, and the sufficiency of capital resources to support those risks. The assessments must be documented in an annual summary report, a copy of which must be submitted to state insurance regulators as required under the applicable laws of each state.

        The NAIC is also developing a group capital assessment tool using an RBC aggregation methodology. The results of this effort are uncertain; however, it may result in an increase in the level of capital and liquidity required by insurance holding companies.

Corporate Governance Annual Disclosure Model Act

        The NAIC has adopted the Corporate Governance Annual Disclosure Model Act ("CGAD"). CGAD requires an annual filing by an insurer or insurance group that provides a detailed report on corporate governance structure and policies and procedures. Fairfax submitted its first CGAD filing in 2017 on behalf of all of its United States operating insurance subsidiaries with the Connecticut Insurance Department.

Terrorism Risk Insurance Act

        The Terrorism Risk Insurance Act of 2002, as amended ("TRIA"), established a program under which the U.S. federal government will share with the insurance industry the risk of loss from certain acts of terrorism certified as such by the Secretary of the Treasury. In early 2015, the program was extended through 2020. The most recent extension of TRIA (i) raised the threshold for the program to go into effect (the triggering event) from US$100 million in insured losses to US$200 million, in US$20 million increments starting in January 2016, (ii) increased the insurer deductible from 15% of the insurer's affiliated group's direct earned premium for the prior year from qualified property and casualty insurance lines to 20%, in 1% increments starting January 1, 2016, and (iii) increased the amount that insurers must cover as a whole through co-payments and deductibles, which is known in the industry as the aggregate retention. The aggregate retention amount will rise by US$2 billion per year to US$37.5 billion from US$27.5 billion, starting in 2016. TRIA is applicable to almost all commercial lines of property and casualty insurance but excludes commercial auto, burglary and theft, surety, professional liability and farm owners' multi-peril insurance. Insurers with direct commercial property and casualty insurance exposure in the United States are required to participate in the program and make available coverage for certified acts of terrorism. Federal participation will be triggered when the Secretary of Treasury certifies an act of terrorism.

        While the provisions of TRIA and the purchase of certain terrorism reinsurance coverage mitigate our exposure in the event of a large-scale terrorist attack, the risk of severe losses to us from acts of terrorism remains because our effective deductible is significant, certain lines that we write are not covered by TRIA and there is no certainty that future terrorism acts will be certified as such by the Treasury Secretary. Moreover, regardless of TRIA, some state insurance regulators do not permit terrorism exclusions for various coverages or causes of loss. Accordingly, we continue to monitor carefully our concentrations of risk.

Possible Legislative and Regulatory Changes

        In recent years, the insurance industry has been subject to increased scrutiny by regulators and legislators. As noted above, the NAIC and a number of state legislatures have considered or adopted legislative proposals that alter and, in many cases, increase the authority of state regulators to regulate insurance companies and holding company systems. Additional regulations or new requirements may emerge from activities of various regulatory entities, including the Federal Reserve Board, FIO, the Financial Stability Oversight Council, and the NAIC. We cannot predict whether any specific state or federal measures will be adopted to change the nature or scope of the regulation of insurance or what effect any such measures would have on Fairfax and its United States operating insurance subsidiaries.

        Finally, the ongoing investigations discussed above of insurance industry business practices may result in new laws or regulations at the state or federal level. See "Risk Factors — Certain business practices of the insurance industry have been the subject of negative publicity and investigations by government authorities and the subject of class action litigation".

        It is not possible to predict the outcome of any of the foregoing legislative, administrative or congressional activities or the potential effects thereof on us.

Canada

General

        Each of our Canadian insurance subsidiaries is federally incorporated under the Insurance Companies Act ("ICA") and is licensed under insurance legislation in each of the provinces and territories in which it operates.

        The ICA and provincial legislation require the filing by our Canadian insurance subsidiaries of annual and other reports on their financial condition and results. The ICA imposes restrictions on transactions with related parties and sets forth requirements governing reserves for actuarial liabilities and the safekeeping of assets and other matters. The ICA is administered, and the activities of our insurance subsidiaries are supervised, by the Office of the Superintendent of Financial Institutions ("OSFI"). OSFI conducts examinations to ensure compliance with the ICA and to confirm the financial condition of the companies.

Investment Powers

        Under the ICA, the directors of a federally incorporated insurance company must establish and the insurance company must adhere to investment and lending policies, standards and procedures that a reasonable and prudent person would apply to a portfolio of investments and loans to avoid undue risk of loss and obtain a reasonable return, subject to certain overall limitations on the amount it may invest in certain classes of investments, such as commercial loans, real estate and equities. Additional restrictions (and in some cases, the need for regulatory approvals) limit the nature of an insurance company's investments.

Capital Requirements

        Property and casualty insurers are required to meet a Minimum Capital Test ("MCT") that assesses the insurer's capital available to capital required. Federally regulated property and casualty insurers, including our Canadian insurance subsidiaries, must maintain available capital equal to at least the minimum capital requirement. OSFI expects insurers to establish a target capital level above the minimum requirement, and to maintain ongoing capital, at no less than the supervisory target of 150% of the MCT amount. OSFI expects federally regulated property and casualty insurers to establish an internal target capital ratio, and maintain ongoing capital, above the supervisory target. OSFI may, however, on a case-by-case basis, establish in consultation with an insurer an alternate supervisory target based upon the company's risk profile. The ICA requires property and casualty insurance companies to maintain adequate levels of capital and adequate and appropriate liquidity. The MCT calculates the required capital by reference to, and varying with, the risk characteristics of each category of on and off-balance sheet assets held by the company, the company's policy liabilities and reinsurance receivable and recoverable. This MCT calculation typically requires the application of quantitative factors to assets, as well as to certain off-balance sheet items, based on a number of prescribed risk components. The calculation of policy liabilities takes into account the risk associated with variations in claims, provisions, possible inadequacy of provisions for unearned premiums, possible inadequacy of provisions for premium deficiencies, and the occurrence of catastrophes. The calculation of reinsurance receivable and recoverable includes the risk of default for recoverables from reinsurers arising from both credit and actuarial risk.

Restrictions on Dividends and Capital Transactions

        The ICA prohibits the declaration by the directors of a federally incorporated insurance company, or the payment by the insurance company, of any dividend on shares of an insurance company if there are reasonable grounds to believe the company is, or the payment of the dividend would cause the company to be, in contravention of applicable capital and liquidity requirements. The ICA also requires the directors of an insurance company to notify the Superintendent of Financial Institutions of the declaration of a dividend at least 15 days prior to the date fixed for its payment. Similarly, the ICA prohibits the purchase for cancellation of any shares issued by an insurance company or the redemption of any redeemable shares or other similar capital transactions, if there are reasonable grounds for believing that the company is, or the payment would cause the company to be, in contravention of its applicable capital and liquidity requirements. These latter transactions would also require the prior approval of the Superintendent of Financial Institutions.

Constraints on Shares

        The ICA contains certain restrictions on the purchase or other acquisition, issue, transfer and voting of any shares of an insurance company. Pursuant to these restrictions, no person is permitted to acquire shares of any of our Canadian insurance subsidiaries, or to acquire control of a company which holds such an interest, if the acquisition would cause the person to have a "significant interest", or increase an existing "significant interest", in any class of shares of the insurance company, unless the prior approval of the Minister of Finance (Canada) is obtained. In addition, no insurance company is permitted to record any transfer or issue of its shares if the transfer or issue would cause the person to have a significant interest, or increase an existing significant interest, in the insurance company and such interest or increase has not been approved by the Minister of Finance (Canada). No person who has a significant interest in such a company may exercise any voting rights attached to the shares held by such person, or entities controlled by that person, unless the prior approval of the Minister of Finance (Canada) is obtained. In certain cases, if a person contravenes any of these restrictions, the Minister of Finance (Canada) may, by order, direct that person to dispose of all or any portion of those shares. For these purposes, a person has a significant interest in a class of shares of an insurance company where the aggregate of any shares of that class beneficially owned by that person, or an entity controlled by that person and by any person associated or acting jointly or in concert with that person, exceeds 10% of all outstanding shares of that class of shares of the company.

Provincial and Territorial Insurance Regulation

        Each of our insurance subsidiaries is subject to provincial and territorial regulation and supervision in each of the provinces and territories of Canada in which it carries on business. Provincial insurance regulations deal primarily with the form and content of insurance contracts, the sale and marketing of insurance products, including licensing and supervision of insurance distributors, and the settlement of insurance claims. In the provinces of Alberta, Ontario, New Brunswick, Newfoundland and Labrador, Nova Scotia and Prince Edward Island premium rates for automobile insurance are regulated by public authorities. They require insurers to submit proposed rates to a regulatory body and have them approved before use. While Québec has a public auto insurance system for its base coverage, rates for excess insurance must be approved by the provincial insurance regulator. The approval process may also involve a hearing. Under provincial regulation, insurance contracts are deemed automatically to include certain terms that cannot be changed without the approval of the relevant regulatory authority, as well as certain terms that cannot be changed without statutory or regulatory amendment.

Property and Casualty Insurance Compensation Corporation ("PACICC")

        PACICC was formed to respond to claims by Canadian policyholders and refund certain premiums paid in advance, within limits, in the event of the insolvency of their insurance company. The Canadian property and casualty insurance industry elects the directors of PACICC. PACICC is funded by its member insurance companies, including our Canadian property and casualty insurance subsidiaries.

United Kingdom

General

        We are subject to regulation and supervision by the Prudential Regulation Authority ("PRA") and the Financial Conduct Authority ("FCA") in relation to the carrying on by certain of our operating subsidiaries of regulated activities in the United Kingdom. We are also subject to regulatory standards set by Lloyd's of London by way of our operations in the Lloyd's market.

        Our U.K. operating subsidiaries include the following Lloyd's managing agents:

  •
  Brit Syndicates Limited, which is the managing agent for Brit UW Limited. Brit UW Limited is a member of Lloyd's and the sole member of Syndicate 2987;

  •
  Newline Underwriting Management Limited, which is the managing agent of Syndicate 1218;

  •
  Advent Underwriting Limited, which is the managing agent of Syndicate 780;

  •
  RiverStone Managing Agency Limited, which is the managing agent of Syndicate 3500; and

  •
  Allied World Managing Agency Limited, which is the managing agent of Syndicate 2232.

        We also operate in the U.K. through a branch of Allied World Assurance Company (Europe) dac, an Irish insurance company registered with the Central Bank.

U.K. Regulatory Framework

Dual-regulation by PRA and FCA

        The PRA and the FCA are the regulators for persons authorized under the Financial Services and Markets Act 2000 ("FSMA") to undertake regulated activities in the financial services sector in the U.K. The PRA oversees and is responsible for the micro-prudential regulation of banks, insurers and some large investment firms. The FCA is responsible for conduct of business regulation for all authorized firms, market regulation and the prudential regulation of firms not authorized by the PRA.

        Each of the Lloyd's managing agents referred to above is authorized and regulated by the PRA as well as having its conduct of business regulated by the FCA and is, therefore, considered a dual-regulated firm. The PRA and the FCA have extensive powers to supervise and intervene in the affairs of regulated firms, for example, if they consider it appropriate in order to protect policyholders against the risk that the firm may be unable to meet its liabilities as they fall due, that the Threshold Conditions (described in greater detail below) may not be met, that the firm or its parent has failed to comply with obligations under the relevant legislation or rules, that the firm has furnished them with misleading or inaccurate information or that there has been substantial departure from any proposal or forecast submitted to the relevant regulator.

        The PRA and the FCA also have the power to take a range of disciplinary and enforcement actions in relation to a breach by a firm of FSMA or the rules made under FSMA as set out in the PRA Rulebook and other guidance and supervisory statements that the PRA may publish from time to time (the "PRA Rulebook") and in the FCA Handbook of Rules and Guidance (the "FCA Rulebook"), respectively. Such disciplinary and enforcement actions may include private censure, public censure, restitution, fines or sanctions and the award of compensation. The PRA (or, where relevant, the FCA) may also cancel or vary (including by imposing limitations on) a Part 4A permission (described in greater detail below) of a firm.

Lloyd's of London

        The Society of Lloyd's is itself authorized by the PRA and regulated by the PRA and the FCA and its senior personnel are required to be approved by the regulators. Lloyd's regulated activities include arranging deals in contracts of insurance written at Lloyd's ("the basic market activity"), arranging deals in participations in Lloyd's syndicates ("the secondary market activity") and carrying out any activity in connection with, or for the purposes of, these two activities (article 14 of the Financial Services Act 2012 (Transitional Provisions) (Permission and Approval) Order 2013). The EU Insurance Directives (described in greater detail below) apply to Lloyd's as an insurance undertaking but with specific provision for the Lloyd's market.

        The Council of Lloyd's is the governing body of the Lloyd's market and under the Lloyd's Act 1982 (the "1982 Act") it is responsible for the management and supervision of the Lloyd's market. Under the 1982 Act, the Council has the power to regulate and direct the business of the market, and to make by-laws. Lloyd's market rules are set out in the by-laws, and in other guidance, codes of conduct and bulletins issued by the Council or under its authority, although regulation of the Lloyd's market is under the ultimate direction of the PRA and the FCA.

        Lloyd's does not carry on insurance activity itself, but regulates its members doing so. Members of Lloyd's form and underwrite all insurance business via syndicates which consist of one or more such members. Lloyd's supervises its own members (including in relation to setting the amount of capital required to be provided by each member to support its underwriting liabilities) under the direction of the PRA and the FCA. Members are not required to be authorized under FSMA but must abide by the Lloyd's rules which means that they are indirectly regulated by the PRA and the FCA given that Lloyd's itself is a dual-regulated firm. Under sections 316 and 318 of FSMA, the PRA and the FCA can give directions to Lloyd's or its members in order to advance one or more of their statutory objectives, for example by imposing particular rules on members. Lloyd's has a memorandum of understanding with the PRA and the FCA to assist with cooperation in supervision and enforcement.

        As regards prudential requirements, the rules in the Solvency II Firms section of the PRA Rulebook apply to Lloyd's and its managing agents as a whole with some modifications (see "— Regulation of Lloyd's Managing Agents — Prudential and capital requirements" below).

        Syndicates are managed by managing agents who are authorized by the PRA and regulated by the PRA and the FCA.

Regulation of Lloyd's Managing Agents

Part 4A Permissions

        Under section 19 of FSMA, it is unlawful to carry on the regulated business of being a Lloyd's managing agent in the U.K. without permission to do so from the PRA under Part 4A of FSMA. A Lloyd's managing agent will hold permissions for managing the underwriting capacity of a Lloyd's syndicate as a managing agent at Lloyd's, and usually also for insurance mediation activities such as dealing as agent, arranging, advising on investments, and assisting in the administration and performance of contracts of insurance. Each of the above managing agents holds permission for managing the underwriting capacity of a Lloyd's syndicate and one or more of the insurance mediation activities.

        At the point of authorization (on the granting of Part 4A Permissions) and at all times thereafter, managing agents must meet specified Threshold Conditions which are set out in Schedule 6 of FSMA.

        The PRA and the FCA have their own sets of Threshold Conditions and, as dual-regulated firms, the managing agents must comply with both. The Threshold Conditions relate to matters including the adequacy of the firm's financial and other resources and whether a firm is a fit and proper person to conduct its regulated activities, having regard to all the circumstances (including whether the firm's affairs are conducted soundly and prudently).

        When granted, a Part 4A Permission will specify: (i) a description of the activities the managing agent can carry on, including any limitations on the scope of the permission; (ii) the specified investments to which the permission relates; and (iii) requirements imposed in relation to the permission to require the firm to take, or to refrain from taking, specified action. These requirements may relate to a range of matters, including the scope of a firm's business, capital, liquidity and interactions with affiliates. Once authorized, in addition to continuing to meet the Threshold Conditions, managing agents must comply with the requirements of the PRA Rulebook and FCA Handbook which apply to them.

        Additionally, a managing agent needs the permission of the Lloyd's Franchise Board to manage a syndicate.

        A managing agent must also obtain prior approval from the PRA or the FCA (depending on the function in question) for any individual who carries on one or more specified "controlled functions", such as executive or non-executive directors and persons responsible for risk management, internal audit or compliance. The controlled functions of managing agents specified by the PRA are known as senior insurance management functions ("SIMFs"), and those specified by the FCA are known as significant influence functions ("SIFs"). The relevant regulator will only approve an individual if it is satisfied that such individual is "fit and proper" to perform the controlled function in question, including the person's honesty, integrity and reputation, competence and capability for the roles that the person is to assume in the firm and his or her financial soundness. The PRA and/or FCA's assessment of fitness and propriety often includes an interview of the candidate to perform a controlled function. In addition, managing agents must file notifications to the PRA for any individuals who hold key functions but are not SIMF or SIF holders. Key functions include, generally, any function that is of specific importance to the sound and prudent management of the firm. Key function holders who are not also SIMF or SIF holders do not require regulatory pre-approval.

        The managing agents must carry out ongoing assessment of fitness and propriety in relation to all their key function holders (including the SIMF and SIF holders). They must also require key function holders to comply with the Conduct Standards set out in the PRA Rulebook ("Conduct Standards") or the Statements of Principle and Code of Practice for Approved Persons ("APER") set out in the FCA Handbook, as appropriate. The PRA and/or the FCA can take disciplinary action against individuals who breach the Conduct Standards or APER, or any other relevant provisions of the PRA Rulebook and the FCA Handbook.

        The requirement on firms to certify the fitness and propriety of their employees is likely to be expanded with the introduction of a new certification regime applicable in respect of any employees performing a "significant-harm function". This is anticipated to come into effect in December 2018. These employees will also be subject to the Conduct Standards or APER, as appropriate.

Prudential and capital requirements

        In summary, there are three parts to the "chain of security" that underpins the capital structure of Lloyd's:

  (i)
  Syndicate level assets:    The insurance premiums which are collected by members and held in a premium trust fund for the benefit of policyholders whose contracts are underwritten by the syndicate. These monies are the first resource used for paying claims made by the members' policyholders from that syndicate.

  (ii)
  Funds at Lloyd's:    Each member must provide capital to support its underwriting at Lloyd's. This capital is held in trust as a buffer to back up each member's underwriting liabilities in each syndicate in which it is a member. The amount of capital to be provided by each member is determined by the rules on the Solvency Capital Requirement ("SCR") contained in the Solvency II Firms section of the PRA Rulebook, which apply to Lloyd's and to its managing agents. Lloyd's requires managing agents to determine the SCR on an ultimate basis ("uSCR") for each syndicate they manage (described in greater detail below). Lloyd's then applies an "Economic Capital Uplift" to each uSCR (which Lloyd's set at 35% for the 2018 underwriting year of account) and the resulting figure is used to calculate each member's capital resources requirement in proportion to its share of each syndicate of which it is a member.

  (iii)
  Mutual assets (Central Fund and callable layer):    Members make annual contributions to the Central Fund which can be used to pay out in relation to the claims against any member who fails to meet its insurance liabilities in full. In addition, this is supplemented by a "callable layer" of up to 3% of members' overall premium limits which the Society can call upon to meet claims.

        When calibrating the SCR Lloyd's is required to include, in addition to the risks impacting its members, all quantifiable risks to which Lloyd's itself is exposed, including risks to its central assets and central liabilities. Lloyd's and its managing agents must also comply with requirements to conduct own risk and solvency assessments ("ORSA") and to report, as set out in, respectively, the Conditions Governing Business and the Reporting parts of the Solvency II Firms section of the PRA Rulebook.

        As dual-regulated firms in their own right, managing agents are under an obligation to manage the syndicate assets and the insurance business carried on by members of the syndicate in accordance with the Solvency II Firms section of the PRA Rulebook. This requires managing agents to ensure that the financial resources for each syndicate they manage and the capital resources at syndicate level are adequate, and that they establish and maintain systems and controls for the management of prudential, credit, market, operational and insurance risks for each syndicate.

        Managing agents must calculate capital resources at syndicate level under the rules in the Solvency II Firms section of the PRA Rulebook and, in particular, must calculate an SCR for each syndicate (which captures the risks that will emerge over the next 12 months) and a uSCR (to capture potential adverse developments which may arise until all liabilities have been paid). The SCR and uSCR take into account the risks, controls and financial resources available to each syndicate, and are notified to Lloyd's periodically.

        Managing agents are also subject to their own regulatory capital requirements, comprising both a minimum qualifying capital requirement and minimum net asset requirement.

Conduct of Business

        The FCA's conduct of business requirements for managing agents can be found in the Insurance Conduct of Business Sourcebook of the FCA Handbook ("ICOBS"). These rules regulate the day-to-day conduct of business standards to be observed by managing agents involved in insurance mediation activities and/or the activity of managing the underwriting capacity of a Lloyd's syndicate. Although the scope and range of obligations imposed by the ICOBS rules vary according to the scope of the firm's business and the nature of its clients, generally the rules include the need to provide clients with information about the firm, meet certain standards of product disclosure, ensure that promotional materials are clear, fair and not misleading, assess suitability when advising on certain products, manage conflicts of interest, report appropriately to clients and provide certain protections in relation to client assets. The rules in ICOBS will be amended to implement the Insurance Distribution Directive in the U.K., including as regards new remuneration disclosure and product governance requirements. The Insurance Distribution Directive was due to come into effect on February 23, 2018, but its coming into effect is expected to be delayed until October 1, 2018. The delay is subject to approval by both the European Council and European Parliament.

        The FCA's conduct of business requirements also apply to the U.K. operations of Allied World Assurance Company (Europe) dac.

Customer complaints and compensation

        Lloyd's itself and managing agents are under the compulsory jurisdiction of the Financial Ombudsman Service ("FOS") which has been set up under FSMA. Authorized firms must have appropriate complaints handling procedures but, where these are exhausted, the FOS provides for dispute resolution in respect of complaints brought by eligible complainants against applicable firms.

        The FOS is available to eligible customers in addition to their right to bring a claim in the courts. If the FOS determines a dispute in favour of a customer, it has the power to order a firm to pay fair compensation for any loss or damage it caused to the customer, or to direct a firm to take such steps in relation to the customer as the FOS considers just and appropriate, irrespective of whether a similar award could be made by a court. The FOS is funded by levies and case fees payable by firms covered by the FOS.

        The Financial Services Compensation Scheme ("FSCS") is established under FSMA and provides compensation to certain categories of customers who suffer losses as a consequence of the inability of a regulated firm to meet its liabilities arising from claims made in connection with regulated activities. The FSCS is funded by means of levies on all of its participating financial services firms, including Lloyd's. Lloyd's pays members' and managing agents' contributions to the FSCS out of the central fund (up to the first £10 million of levy charges, although this figure is reviewed on an annual basis).

Money laundering and other financial crime

        All FSMA authorized firms are required to undertake certain administrative procedures and checks, which are designed to prevent money laundering. The FCA Handbook contain rules which require firms to take reasonable care to establish and maintain effective systems and controls for countering the risk that the firm might be used to further financial crime. For these purposes, financial crime includes any offence involving fraud or dishonesty, misconduct in, or misuse of information relating to, a financial market or handling the proceeds of crime, as well as bribery and corruption offences. One of the FCA's statutory objectives is to protect and enhance the integrity of the U.K. financial system which includes, among other things, reducing the opportunity for the U.K. financial system to be used for purposes connected with financial crime.

Qualifying parent undertaking

        The PRA and the FCA have the power, in certain circumstances, to give directions to certain "qualifying parent undertakings" of U.K. authorized firms even where those parent undertakings are not themselves regulated, provided that the parent undertaking is incorporated in the U.K. or has a place of business in the U.K. This power of direction allows the PRA or the FCA to direct the parent to take or refrain from taking specified action or to remedy past actions in prescribed circumstances.

Change of control of authorized firms

        Under section 178 of FSMA, if a person intends to acquire or increase "control" over a PRA-authorized firm (including a Lloyd's managing agent), it must first notify and get prior approval from the PRA before becoming a "controller" or increasing its level of control above certain thresholds. A person must also notify the PRA when the transaction which results in this acquisition or increase of control takes place.

        A proposed "controller" for the purposes of the change of control regime is any natural or legal person or such persons "acting in concert" who decides to acquire or increase, directly or indirectly, his, her or its control over a U.K. authorized firm.

        "Control" over a U.K. authorized firm is acquired if the acquirer:

  (i)
  holds 10% or more of the shares or voting rights in that company or in its (direct or indirect) parent undertaking; or

  (ii)
  is able to exercise significant influence over the management of the firm by virtue of the acquirer's shares or voting power in the company or its (direct or indirect) parent undertaking.

        Increases of control of a PRA authorized firm require the consent of the PRA where they reach the thresholds of 20%, 30% and 50% of the shares or voting power in the firm or its parent. Reducing or proposing to reduce control below the relevant threshold also gives rise to an obligation to notify the PRA.

        Breach of the notification and approval regime is a criminal offence.

        The approval of the Lloyd's Franchise Board is also required in relation to the change of control of a Lloyd's managing agent or member. Broadly, Lloyd's applies the same tests in relation to control as are set out in FSMA and, in practice, coordinates its approval process with that of the PRA.

Other Relevant Issues for the Insurance Sector in the United Kingdom

Passporting

        The financial regulatory framework within the U.K. is shaped by Single Market directives emanating from the European Union ("Single Market directives"). These Single Market directives are written at a high level and set minimum standards that each of the states of the European Economic Area ("EEA") have to implement into national legislation. Firms authorised in an EEA state to carry on activities regulated under one of the Single Market directives are entitled to carry on those regulated activities in any other EEA state without needing to become directly authorised by the regulator of the host EEA state. This is known as "passporting", and can involve either the setting up of an establishment in the host EEA state or the provision of cross-border services. The Solvency II Directive, under which our Lloyd's managing agents are authorised, is a Single Market directive.

        Brit Syndicates Limited has notified and obtained permission from the PRA to exercise its rights to passport out of the U.K. and into another EEA states. Similarly, Allied World Assurance Company (Europe) dac uses its passporting rights to operate in the U.K. through a branch and by providing services on a cross-border basis.

        On March 29, 2017, the U.K. notified the European Council of its intention to leave the European Union. This notification triggered a two-year withdrawal process under article 50 of the Treaty of the European Union. Whether insurance firms retain their rights to passport out of and in to the U.K. will depend on the outcome of ongoing negotiations between the U.K. and the European Union. Possible outcomes range from the continued application of the Single Market directives in the U.K., either permanently or during a transitional period, or the agreement of special bilateral treaties between the U.K. and the European Union, through to the loss of free access by U.K. and EEA firms to each others' markets. In the latter scenario, a U.K. firm seeking to do business within the EEA may have to set up a fully authorised and regulated subsidiary in an EEA state. The reverse may apply to EEA firms seeking to do business in the U.K.

Ogden Tables

        Our insurance business in the UK includes insurance of liability for personal injury. Where a personal injury claim is determined or settled with a lump sum payment, the payment is calculated in accordance with the "Ogden Tables". The Ogden Tables contain a discount rate that is set by the U.K. government and is applied when calculating the present value of loss of earnings for claims settlement purposes. A change in the discount rate used in the Ogden Tables impacts all relevant claims settled after that date, regardless of whether the insurance to which the claim relates was priced on that basis or not (or occurred after that date or not). A reduction in the Ogden discount rate increases lump sum payments to personal injury claimants, and in consequence the amount of reserves held by insurers in relation to outstanding claims. The Ogden discount rate was reduced from 2.5% to 0.75% with effect from March 20, 2017, resulting in large increases in the amount of insurance reserves held for some claims. The U.K. Government has proposed to introduce a new framework to determine the Ogden discount rate, which may lead to further change in the rate.

Data protection

        The Data Protection Act 1998 ("1998 Act"), which came into force on March 1, 2000, regulates in the U.K. the obtaining and use of personal data relating to living individuals. The 1998 Act gives effect to an EU Directive. Personal data includes any data about an individual (including, for example, a name, address, age or medical or financial details), provided that he or she can be identified from those data alone or in connection with other information which the data controller possesses. The data need not in any sense be private. The 1998 Act applies to both computerized data and to certain sets of manual data such as address books and filing systems. It lays down certain principles which, in general, must be followed by those who hold personal data. Fairfax and everyone working in its applicable businesses must comply with it. Breach of the 1998 Act may give rise to criminal or civil liability and other enforcement action can be taken. The 1998 Act was replaced by the EU's General Data Protection Regulation ("GDPR") from May 25, 2018. GDPR introduces, among other substantial changes, the requirement for businesses to perform data protection impact assessments, and a new right for data subjects to data portability. It also grants increased enforcement powers to national data protection authorities.

Bermuda

General

        Our insurance and reinsurance business in Bermuda is subject to the Bermuda Insurance Act 1978 (the "Bermuda Insurance Act"). The Bermuda Insurance Act imposes solvency and liquidity standards as well as auditing and reporting requirements on Bermuda insurers and reinsurers. It also empowers the Bermuda Monetary Authority ("BMA") to supervise, investigate and intervene in the affairs of these entities. There are a number of remedial actions available to the BMA in order to protect the public interest if the BMA determines that a Bermuda insurer or reinsurer may become insolvent or that a breach of the Bermuda Insurance Act or of any of the conditions of registration on a Bermuda insurer or reinsurer has occurred or is about to occur.

        In addition to maintaining a principal office in Bermuda and appointing specified officers, the summary below comprises the material aspects of the insurance regulatory framework in Bermuda with which our Bermuda insurers and reinsurers must comply.

Solvency and Capital Standards

        Our Bermuda insurers and reinsurers must maintain a minimum solvency margin and hold available statutory economic capital and surplus equal to or in excess of their "enhanced capital requirement" and "target capital level" as determined by the BMA under the Bermuda Solvency Capital Requirement model (the "BSCR model"). The BSCR model is a risk-based capital model that establishes an enhanced capital requirement and total capital level by taking into account risk characteristics specific to an insurer's or reinsurer's business. The target capital level is measured as 120% of the enhanced capital requirement. Our Bermuda insurers and reinsurers are also required to maintain a minimum solvency margin that is equal to the greatest of:

  (i)
  US$100,000,000;

  (ii)
  50% of net premiums written;

  (iii)
  15% of net losses and loss expense reserves; and

  (iv)
  25% of the insurer's and reinsurer's enhanced capital requirement.

Eligible Capital and Liquidity

        Our Bermuda insurers and reinsurers are required to disclose the makeup of their capital under a "three-tiered capital system". Under this system, capital instruments are classified as either "basic" or "ancillary" capital, and are further classified into one of three tiers based on certain prescribed "loss absorbency" characteristics. The minimum and maximum thresholds of tier 1, 2 and 3 capital that may be used to support a company's minimum solvency margin, enhanced capital requirement and target capital level are determined in accordance with the BMA's rules. In addition, minimum liquidity must be maintained whereby the value of the applicable insurer's and reinsurer's relevant assets is not less than 75% of the amount of its relevant liabilities.

Dividends

        Our Bermuda insurers and reinsurers are prohibited from declaring or paying dividends during any financial year if the insurer or reinsurer is, or would after such dividend is paid be, in breach of its minimum solvency margin, minimum liquidity ratio or enhanced capital requirement. Our material Bermuda insurers and reinsurers must also receive BMA approval prior to declaring or paying, within any financial year, dividends in respect of more than 25% of their total statutory capital and surplus or reducing their total statutory capital by 15% or more. Additionally, under the Companies Act 1981 of Bermuda, no Bermuda company may pay a dividend if such company has reasonable grounds for believing that it is, or would after such dividend payment be, unable to pay its liabilities as they become due, or that the realizable value of its assets would thereby be less than its liabilities.

Code of Conduct

        Each of our Bermuda insurers and reinsurers must comply with the BMA's Insurance Code of Conduct, which prescribes the duties, standards, procedures and sound business principles with which all companies registered under the Bermuda Insurance Act must comply.

DESCRIPTION OF THE NOTES

        As used under this heading "Description of the Notes", the terms "Fairfax", "Company", "we", "us" and "our" refer only to Fairfax Financial Holdings Limited, and not its subsidiaries. The Company issued the Initial Notes under an indenture, dated as of December 1, 1993, as supplemented and amended by the first supplemental indenture dated May 9, 2011 (the "Indenture"), among the Company, The Bank of New York Mellon, as successor U.S. trustee (the "United States trustee" or the "trustee"), and BNY Trust Company of Canada, as successor Canadian trustee (the "Canadian trustee" and, together with the United States trustee, the "trustees") in a private transaction that was not subject to the registration requirements of the Securities Act or the requirement to qualify the Initial Notes by prospectus or otherwise under Canadian securities legislation. The Company has agreed to offer to exchange the Initial Notes for a new issue of substantially identical debt securities (as previously defined as the Exchange Notes) registered under the Securities Act. The issuance of the Exchange Notes in this offering (together with any Initial Notes that are not tendered and accepted for purchase) will be limited to US$600 million. The Exchange Notes, together with any Initial Notes that remain outstanding after the closing of the Exchange Offer, are referred to herein as the "Notes".

        The Indenture provides that, in addition to the Notes, securities of other series may be issued under the Indenture without limitation as to aggregate principal amount. The securities of other series may have such terms and provisions not inconsistent with the Indenture as the Company may determine from time to time. The securities of any series issued under the Indenture, including the Notes, are referred to as "securities."

        The Notes bear interest from the date of issuance at the rate of 4.850% per annum, and will mature on April 17, 2028. Interest is payable in semi-annual installments in arrears on April 17 and October 17 each year (each, an "Interest Payment Date") to the persons in whose names the Notes are registered at the close of business on the preceding April 3 and October 3, respectively (whether or not a business day) (the "Regular Record Date").

        Interest is calculated on the basis of a 360-day year consisting of twelve 30-day months. Principal of and interest on the Notes is payable in such coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

        If any Interest Payment Date, maturity date or Redemption Date (as defined below) of a Note falls on a day that is not a business day, the required payment of principal, premium, if any, and interest will be made on the next succeeding business day as if made on the date that the payment was due and no interest will accrue on that payment for such period from and after that Interest Payment Date, maturity date or Redemption Date, as the case may be, to the date of that payment on the next succeeding business day. The term "business day" means any day, other than a Saturday or Sunday, which is not a day on which banking institutions in the City of New York are authorized or required by law or executive order to close.

        The Notes are not redeemable at the option of the holder prior to maturity and are not subject to any sinking fund.

        The following summary of certain provisions of the Indenture does not purport to be complete and is subject to, and qualified in its entirety by reference to, all of the provisions of the Indenture. Whenever reference is made to particular sections of the Indenture or terms that are defined therein, such sections or defined terms are incorporated herein by reference as a part of such summaries, which are qualified in their entirety by such reference. The Indenture is subject to the provisions of the Canada Business Corporations Act and accordingly is exempt from certain provisions of the U.S. Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"), pursuant to Rule 4d-9 thereunder. References to accounting terms in the Indenture and in this summary, unless otherwise defined, have the meanings assigned to them in accordance with IFRS.

General

        The Notes are the Company's direct, unsecured obligations and rank equally and ratably with all of the Company's other unsecured and unsubordinated indebtedness from time to time outstanding. The Notes rank among themselves equally and ratably without preference or priority. The Notes would be structurally subordinated to all obligations of the Company's subsidiaries. The Notes would be effectively subordinated to any future secured indebtedness of the Company, to the extent of the assets securing such indebtedness.

        As of September 30, 2018, the Company had approximately US$4.0 billion principal amount of total outstanding indebtedness, none of which is secured, and the Company's subsidiaries had approximately US$2.6 billion principal amount of total outstanding indebtedness, all of which would be structurally senior to the Notes.

        The Indenture permits the Company from time to time, without notice to or the consent of the holders of any series of securities issued under the Indenture, to create and issue further securities of the same series as the Notes, ranking pari passu with the Notes in all respects and having the same terms as the Notes (except for the issue date, issue price and initial Interest Payment Date following the issue date of such further notes) and so that such further notes shall be consolidated and form a single series with, and shall have the same terms as to status, redemption or otherwise as, the Notes; provided that such further notes will not be issued with the same CUSIP and/or ISIN numbers as the Notes unless such further notes are fungible with the Notes for U.S. federal income tax purposes.

        The Notes are issuable in minimum denominations of US$2,000 and integral multiples of US$1,000 in excess thereof.

        The Indenture does not contain any provisions that would limit the Company's ability to incur indebtedness or that would afford holders of Notes protection in the event of a highly leveraged or similar transaction involving the Company.

Optional Redemption

        The Notes are redeemable at any time prior to January 17, 2028 (the "Par Call Date"), at the option of the Company, in whole at any time or in part from time to time, on not less than 15 days' nor more than 60 days' prior notice to each registered holder, upon payment of a redemption price equal to the greater of:

  (1)
  100% of the principal amount of the Notes to be redeemed; or

  (2)
  the sum of the present values of the remaining scheduled payments of principal of and interest on such Notes that would be due if the Notes matured on the Par Call Date (not including any portion of such payments of interest accrued as of the Redemption Date) discounted to the Redemption Date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 30 basis points (the "Make Whole Amount"), plus, in each case, accrued and unpaid interest to, but excluding, the Redemption Date. The Company will pay any interest due on an Interest Payment Date that occurs on or prior to a Redemption Date to the registered holders of the Notes as of the close of business on the Regular Record Date immediately preceding that Interest Payment Date.

        The Notes are redeemable at any time on or after the Par Call Date, at the option of the Company, in whole at any time or in part from time to time, on not less than 15 days' nor more than 60 days' prior notice to each registered holder, upon payment of a redemption price equal to par, together with accrued and unpaid interest to the Redemption Date.

        For purposes of determining the Make Whole Amount, the following definitions apply:

        "Comparable Treasury Issue" means the United States Treasury security selected by the Quotation Agent as having a maturity comparable to the remaining term of the Notes from the applicable Redemption Date to the Par Call Date (the "Remaining Life") of the Notes to be redeemed that would be utilized at the time of selection, and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the Remaining Life of the Notes to be redeemed.

        "Comparable Treasury Price" means, with respect to any Redemption Date, (1) the average of five Reference Treasury Dealer Quotations for such Redemption Date, after excluding the highest and lowest of such Reference Treasury Dealer Quotations or (2) if the Quotation Agent obtains fewer than five Reference Treasury Dealer Quotations, the average of any such Reference Treasury Dealer Quotations.

        "Quotation Agent" means the Reference Treasury Dealer appointed by the Company.

        "Redemption Date" means any date fixed for redemption of Notes.

        "Reference Treasury Dealer" means (i) Merrill Lynch, Pierce, Fenner & Smith Incorporated (or its affiliates that are primary treasury dealers) and its successors; provided, however, that if the foregoing shall cease to be a primary United States Government securities dealer in the United States of America, the Company will substitute therefor another primary treasury dealer, and (ii) any other primary treasury dealer selected by the Company.

        "Reference Treasury Dealer Quotation" means, with respect to the Reference Treasury Dealer and any Redemption Date, the average, as determined by the Company, of the bid and asked prices for the Comparable Treasury Issue (expressed, in each case, as a percentage of its principal amount) quoted in writing to the Quotation Agent by such Reference Treasury Dealer at 5:00 p.m., New York City time, on the third business day preceding such Redemption Date.

        "Treasury Rate" means, with respect to any Redemption Date, the rate per annum equal to the semi-annual equivalent or interpolated (on a day-count basis) yield to maturity of the Comparable Treasury Issue, calculated using a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such Redemption Date. The Treasury Rate will be calculated on the third business day preceding such Redemption Date.

        The Notes are also subject to redemption prior to maturity if certain changes in Canadian tax law occur. If such changes occur, the Notes may be redeemed at a redemption price of 100% of their principal amount, plus any interest accrued but not paid to but excluding the Redemption Date. See "— Redemption for Tax Reasons."

Payment of Additional Amounts

        All payments made by the Company under or with respect to the Notes will be made free and clear of, and without withholding or deduction for or on account of, any present or future tax, duty, levy, impost, assessment or other governmental charge imposed or levied by or on behalf of the Government of Canada or of any province or territory thereof or by any authority or agency therein or thereof having power to tax (hereinafter "Taxes"), unless the Company is required to withhold or deduct Taxes by law or by the interpretation or administration thereof. If the Company is so required to withhold or deduct any amount for or on account of Taxes from any payment made under or with respect to the Notes, and the Notes are not redeemed in accordance with the provisions described under "— Redemption for Tax Reasons", the Company will pay as interest such additional amounts ("Additional Amounts") as may be necessary so that the net amount received by each holder of such Notes or the beneficial owner thereof (including Additional Amounts) after such withholding or deduction will not be less than the amount such holder or beneficial owner would have received if such Taxes had not been withheld or deducted; provided that no Additional Amounts will be payable with respect to: (a) any payment made to a holder of the Notes or beneficial owner who is liable for such Taxes in respect of such Notes (i) by reason of such holder or beneficial owner, or any other person entitled to payments on the Notes, being a person with which the Company does not deal at arm's length (within the meaning of the Income Tax Act (Canada) (the "Canadian Tax Act")), (ii) by reason of such holder or beneficial owner being a "specified shareholder" of the Company or not dealing at arm's length with a "specified shareholder" of the Company (as defined in subsection 18(5) of the Canadian Tax Act), (iii) by reason of the existence of any present or former connection between such holder or beneficial owner (or between a fiduciary, settlor, beneficiary, member or shareholder of, or possessor of power over, such holder or beneficial owner, if such holder or beneficial owner is an estate, trust, partnership, limited liability company or corporation) and Canada or any province or territory thereof or therein or agency thereof or therein other than the mere acquisition, holding, use or ownership or deemed holding, use or ownership, or receiving payments or enforcing any rights in respect of such Notes as a non-resident or deemed non-resident of Canada or any province or territory thereof or therein or agency thereof or therein, or (iv) by reason of such holder or beneficial owner's failure to comply with any certification, identification, documentation or other reporting requirements if compliance is required by law, regulation, administrative practice or an applicable treaty as a pre-condition to exemption from, or a reduction in the rate of deduction or withholding of, such Taxes; (b) any estate, inheritance, gift, sales, transfer, excise or personal property tax or any similar Taxes; (c) any Notes presented for payment more than 15 days after the date on which such payment or such Notes became due and payable or the date on which payment thereof is duly provided for, whichever is later (except to the extent that the holder would have been entitled to such Additional Amounts had the Notes been presented on the last day of such 15-day period); (d) any withholding or deduction imposed on a payment to a holder or beneficial owner pursuant to Sections 1471 to 1474 of the U.S. Internal Revenue Code of 1986, as amended ("FATCA"), or any successor version thereof, or any similar legislation imposed by any other governmental authority or any Taxes or penalties that arise from the holder or beneficial owner's failure to properly comply with its obligations under the Canada-United States Enhanced Tax Information Exchange Agreement Implementation Act (Canada) or any treaty, law or regulation or other official guidance enacted by Canada implementing FATCA or an intergovernmental agreement with respect to FATCA or any similar legislation imposed by any other governmental authority, including, for greater certainty, Part XVIII and Part XIX of the Canadian Tax Act; (e) any Taxes which are payable otherwise than by withholding or deduction from any payment made under or with respect to the Notes or (f) any combination of the foregoing clauses (a) to (e); nor will such Additional Amounts be paid with respect to any payment on any Note to a holder or beneficial owner who is a fiduciary or partnership or, other than the sole beneficial owner of such Note, to the extent that a beneficiary or settlor with respect to such fiduciary, or a member of such partnership or a beneficial owner thereof would not have been entitled to receive a payment of such Additional Amounts had such beneficiary, settlor, member or beneficial owner received directly its beneficial or distributive share of such payment (collectively, "Excluded Taxes"). The Company will also (a) make such withholding or deduction and (b) remit the full amount deducted or withheld to the relevant authority in accordance with applicable law. Upon the written request of the trustee or a holder of Notes, the Company will furnish, as soon as reasonably practicable, to the trustee or such holder of Notes, as applicable, certified copies of tax receipts evidencing such payment by the Company. The Company will indemnify and hold harmless each holder of Notes and any beneficial owner thereof and, upon written request of any such holder or beneficial owner, reimburse such holder or beneficial owner for the amount of (i) any such Taxes (other than Excluded Taxes) so levied or imposed and paid by such holder or beneficial owner as a result of any failure of the Company to withhold, deduct or remit to the relevant tax authority, on a timely basis, the full amounts required under applicable law; and (ii) any such Taxes (other than Excluded Taxes) so levied or imposed with respect to any reimbursement under the foregoing clause (i), so that the net amount received by such holder or beneficial owner after such reimbursement would not be less than the net amount such holder or beneficial owner would have received if such Taxes (other than Excluded Taxes) on such reimbursement had not been imposed.

        Whenever in the Indenture there is mentioned, in any context, the payment of principal (and premium, if any), redemption price, interest or any other amount payable under or with respect to the Notes, such mention shall be deemed to include mention of the payment of Additional Amounts to the extent that, in such context, Additional Amounts are, were or would be payable in respect thereof.

Redemption for Tax Reasons

        In the event that the Company has become or would become obligated to pay, on the next date on which any amount would be payable under or with respect to the Notes, any Additional Amounts as a result of a change in the laws (including any regulations promulgated thereunder) or treaties of Canada (or any political subdivision or taxing authority thereof or therein), or any change in any official position regarding the application or interpretation of such laws, regulations or treaties, which change is announced or becomes effective on or after the date of issuance of the Notes, then the Company may at any time at the Company's option redeem the Notes, in whole, but not in part, at a redemption price equal to 100% of their principal amount, plus any interest accrued but not paid to but excluding the Redemption Date.

Selection and Notice of Redemption

        In the event that the Company chooses to redeem less than all of the Notes, selection of the Notes for redemption will be made by the trustee in compliance with the requirements of the principal national securities exchange, if any, on which the Notes are listed, or, if the Notes are not so listed, on a pro rata basis, by lot or by such other method in accordance with the depositary's procedures.

        No Notes of a principal amount of US$2,000 or less shall be redeemed in part. Notice of redemption of Notes held in non-global form represented by a definitive certificate will be mailed by first-class mail at least 15 days but not more than 60 days before the Redemption Date to each holder of Notes to be redeemed at its registered address. Notice of redemption of Notes held in the form of global certificates will be given to DTC in accordance with its applicable procedures at least 15 days but not more than 60 days before the Redemption Date. If any Note is to be redeemed in part only, the notice of redemption that relates to such Note shall state the portion of the principal amount thereof to be redeemed. A new Note in principal amount equal to the unredeemed portion thereof will be issued in the name of the holder thereof upon cancellation of the original Note.

        On and after the Redemption Date, interest will cease to accrue on Notes or portions thereof called for redemption as long as the Company has deposited with the paying agent funds in satisfaction of the applicable redemption price.

Certain Covenants

        Limitation on Liens on Capital Stock of Restricted Subsidiaries.    The Indenture provides that the Company may not, and may not permit any subsidiary to, create, assume, incur or suffer to exist any lien, other than a purchase money lien, upon any capital stock, whether owned on the date of the Indenture or thereafter acquired, of any restricted subsidiary, to secure any obligation (other than the securities issued under the Indenture) of the Company, any subsidiary or any other person, without in any such case making effective provision whereby all of the outstanding securities issued under the Indenture shall be directly secured equally and ratably with such obligation; provided, however, that this restriction will not apply to (i) liens on the capital stock of any restricted subsidiary securing obligations outstanding from time to time under any bank credit facility, provided that the principal amount of all such obligations secured by liens on the capital stock of any restricted subsidiary, at the time of each incurrence of any portion of any such obligation, does not exceed 15% of the sum of (A) the Company's consolidated shareholders' equity at the end of the Company's most recently completed fiscal quarter immediately preceding such incurrence for which financial statements are, or are required to be, available and (B) the aggregate principal amount of all obligations which are outstanding under any bank credit facility immediately after giving effect to such incurrence and which are secured by liens on the capital stock of a restricted subsidiary, and (ii) liens securing obligations from the Company to any wholly-owned restricted subsidiary or from any wholly-owned restricted subsidiary to the Company or any other wholly-owned restricted subsidiary. This provision will not restrict any other property of the Company or that of its subsidiaries.

        The Indenture defines "lien" as any mortgage, pledge, hypothecation, lien, encumbrance, charge or security interest of any kind; "obligation" as indebtedness for money borrowed or indebtedness evidenced by a bond, note, debenture or other evidence of indebtedness; "purchase money lien" as (i) any mortgage, pledge, hypothecation, lien, encumbrance, charge or security interest of any kind upon any capital stock of any restricted subsidiary acquired after the date of the Indenture if such purchase money lien is for the purpose of financing, and does not exceed, the cost to the Company or any subsidiary of acquiring the capital stock of such restricted subsidiary and such financing is effected concurrently with, or within six months after, the date of such acquisition, and (ii) any extension, renewal or refinancing of any purchase money lien so long as the principal amount of obligations secured thereby shall not exceed the original principal amount of obligations so secured at the time of such extension, renewal or refinancing; "restricted subsidiary" as any subsidiary that is a licensed insurance company, other than any licensed insurance company that the Company's board of directors, in good faith, determines is not, individually or together with any other licensed insurance company as to which a similar determination has been made, material to the business of the Company and its subsidiaries, considered as a whole; and "subsidiary" as a corporation or business trust, a majority of the outstanding voting stock of which is owned, directly or indirectly, by the Company or one or more other subsidiaries, or by the Company and one or more other subsidiaries. As of the date hereof, each of the Company's licensed insurance company subsidiaries is a restricted subsidiary.

        Waiver of Certain Covenants.    The Company may omit in any particular instance to comply with any term, provision or condition of the covenants described above if the holders of at least a majority in principal amount of all outstanding Notes issued under the Indenture and then outstanding waive compliance in such instance with such term, provision or condition.

        Amalgamation, Consolidation, Merger, Conveyance, Transfer or Lease.    The Indenture provides that the Company shall not amalgamate or consolidate with or merge into any other corporation or convey, transfer or lease its properties and assets substantially as an entirety to any other person, unless, (i) the corporation formed by such consolidation or amalgamation or into which the Company is merged or the person which shall have acquired or leased such properties or assets (if other than the Company) shall be a corporation, partnership, company or trust organized and validly existing under the laws of Canada or any province thereof or the United States, any state thereof or the District of Columbia, and shall expressly assume by supplemental Indenture the Company's obligation for the due and punctual payment of the principal of (and premium, if any, on) and interest on all the outstanding securities issued under the Indenture, all other amounts payable by the Company pursuant to the Indenture and the performance and observance of every covenant of the Indenture on the Company's part to be performed or observed, (ii) immediately after giving effect to such transaction, no event of default or event that after notice or passage of time or both would be an event of default shall have occurred and be continuing and (iii) the Company has delivered to the trustee an officers' certificate and an opinion of counsel, each stating that such amalgamation, consolidation, merger, conveyance, transfer or lease, and supplemental indenture (if any), comply with this covenant and that all conditions precedent provided for in the Indenture relating to such transaction have been complied with.

        Available Information.    So long as the Notes are "restricted securities" within the meaning of Rule 144 under the Securities Act ("Rule 144"), and the Company is not subject to the reporting requirements of the Exchange Act, the Company will furnish to any holder of Notes, or to any prospective purchaser designated by such a holder, upon the request of the holder, the business and financial information concerning the Company called for under paragraph (d)(4) of Rule 144A.

Events of Default

        The following constitute events of default with respect to the Notes under the Indenture: (a) a default for 30 days in the payment of any interest on any Note; (b) a default in the payment of the principal of (or premium, if any, on) any Note when due; (c) a default in the performance, or breach, of any other covenant or warranty in the Indenture (other than a covenant or warranty included in the Indenture solely for the benefit of one or more series of securities other than the Notes) which default or breach continues for a period of 60 days after notice; (d) a default in the payment, at the stated maturity, of any outstanding indebtedness for money borrowed by the Company in excess of US$25,000,000 and continuing after any applicable grace period, which default shall not have been cured or waived, or the acceleration of indebtedness for money borrowed by the Company outstanding under or evidenced by any single Indenture or instrument in excess of US$25,000,000, if such indebtedness has not been discharged, or such acceleration has not been rescinded or annulled, within 10 days after written notice has been given by the trustee, or the holders of at least 25% in principal amount of the outstanding Notes, as provided in the Indenture; and (e) certain events of bankruptcy, insolvency or reorganization.

        If an event of default relating to a default in payment of principal of (or premium, if any, on) or interest on the Notes, or to a default in the performance, or breach, of any other covenant or warranty of the Company applicable to the Notes but not applicable to all outstanding securities issued under the Indenture, or to a default in the payment, at stated maturity, of, or to the acceleration of, any indebtedness for money borrowed shall have occurred and be continuing, the trustee or the holders of not less than 25% in principal amount of the Notes then outstanding may then declare the principal of all Notes to be due and payable immediately. If an event of default relating to a default in the performance, or breach, of any other covenant or warranty in the Indenture applicable to all securities issued thereunder and then outstanding shall have occurred and be continuing, the trustee or the holders of not less than 25% in principal amount of all securities issued under the Indenture and then outstanding (treated as one class) may declare the principal amount of all the securities then outstanding to be due and payable immediately. If an event of default described in clause (e) above shall occur, other than with respect to one of the Company's subsidiaries, the principal amount of all the securities will automatically, and without any action by the trustee or any holder, become immediately due and payable. In each case, the holders of a majority in principal amount of the outstanding Notes may under certain circumstances rescind and annul such declaration by written notice to the Company and the trustee. In the event of a declaration of acceleration because an event of default specified in clause (d) above has occurred and is continuing, such declaration of acceleration shall be automatically annulled if the indebtedness which is the subject of such event of default has been discharged or the holders thereof have rescinded their declaration of acceleration in respect of such indebtedness, and written notice of such discharge or rescission is given to the trustee by the Company and countersigned by the holders of such indebtedness or their representative, within 30 days after such declaration of acceleration in respect of the Notes, and no other event of default has occurred during such 30-day period which has not been cured or waived during such period.

        The holders of not less than a majority in principal amount of the outstanding Notes, in the case of an event of default applicable to such series but not to all outstanding securities, or a majority in principal amount of the outstanding securities of all series, in the case of an event of default applicable to all outstanding securities, may waive any past default and its consequences, except a default in respect of the payment of the principal of (or premium, if any, on) or interest on any security or in respect of a covenant or provision of the Indenture which cannot be modified or amended without the consent of the holder of each outstanding security affected thereby.

        The Indenture provides that the trustee shall be under no obligation to exercise any of the rights or powers vested in it by the Indenture at the request or direction of holders of securities unless such holders shall have offered to the trustee reasonable funding, security and indemnity against the costs, expenses and liabilities which might be incurred by the trustee in compliance with such request or direction. Subject to such provisions for the indemnification of the trustee, the holders of not less than a majority in principal amount of the securities of any series (with respect to any remedy, trust or power relating to any default in payment of principal (or premium, if any, on) or interest on the securities of such series or any default in the performance or breach of any other covenant or warranty of the Company applicable to the securities of such series but not applicable to all outstanding securities issued under the Indenture) or the holders of not less than a majority in principal amount of all securities issued under the Indenture and then outstanding (treated as one class) (with respect to any other remedy, trust or power) shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee, with respect to such securities.

Discharge, Defeasance and Covenant Defeasance

        The Company may discharge certain obligations to holders of Notes which have not already been delivered to the trustee for cancellation and which have either become due and payable or are by their terms due and payable within one year by irrevocably depositing with the trustee trust funds in an amount sufficient to pay at maturity the principal of and interest on the Notes.

        The Company may, at its option, and at any time, elect to have its obligations discharged with respect to all outstanding Notes. This is referred to as "defeasance." Such defeasance means that the Company shall be deemed to have paid and discharged the entire indebtedness represented by the outstanding Notes and to have satisfied its other obligations with respect to the Notes under the Indenture, except for (i) the rights of the holders of outstanding Notes to receive, solely from the trust fund described below, payments in respect of the principal of (and premium, if any) and interest on such Notes when such payments are due, (ii) the Company's obligations with respect to the Notes relating to the issuance of temporary Notes, the registration, transfer and exchange of Notes, the replacement of mutilated, destroyed, lost or stolen Notes, the maintenance of an office or agency for payment of the Notes, and the holding of money for security payments in trust and statements as to compliance with the Indenture, (iii) the rights, powers, trusts, duties and immunities of the trustees under the Indenture and (iv) the defeasance provisions of the Indenture. In addition, the Company may, at its option and at any time, elect to be released from its obligations with respect to certain of the covenants under the Indenture (including those described under "— Certain Covenants — Limitation on Liens on Capital Stock of Restricted Subsidiaries"), referred to as "covenant defeasance", and any omission to comply with such obligations shall not constitute a default or an event of default with respect to the Notes.

        In order to exercise either defeasance or covenant defeasance with respect to the Notes, (i) the Company must irrevocably deposit with the trustee, in trust, for the benefit of the holders of the Notes, cash in U.S. dollars, certain U.S. government obligations, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of and interest on the outstanding Notes on the stated maturity (or Redemption Date, if applicable) of such principal or installment of interest; (ii) in the case of defeasance, the Company shall have delivered to the trustees an opinion of counsel in the United States stating that (x) the Company has received from, or there has been published by, the Internal Revenue Service a ruling or (y) since the date of the offering memorandum for the Initial Notes, there has been a change in the applicable U.S. federal income tax law, in either case to the effect that, and based thereon such opinion of counsel shall confirm that, the holders of the outstanding Notes will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance had not occurred; (iii) in the case of covenant defeasance, the Company shall have delivered to the trustees an opinion of counsel in the United States to the effect that the holders of the outstanding Notes will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such covenant defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such covenant defeasance had not occurred; and (iv) the Company must comply with certain other conditions.

Modification

        The Indenture provides that the Company and the trustees may enter into supplemental indentures without the consent of the holders of the Notes or the holders of the securities of any other series to: (a) evidence the succession of another person to the Company and the obligations assumed by such successor under the Indenture; (b) add to the Company's covenants for the benefit of the holders of the securities of any series or to surrender any right or power conferred upon the Company by the Indenture; (c) add events of default for the benefit of the holders of the securities of any series; (d) change or eliminate any provisions of the Indenture, provided that any such change or elimination shall become effective only when there is no security issued under the Indenture then outstanding of any series created prior thereto which is entitled to the benefit of such provision; (e) secure any series of securities; (f) establish the form and terms of any series of securities permitted to be issued under the Indenture; (g) evidence the acceptance of appointment by a successor trustee under the Indenture and provide for or facilitate the administration of one or more trusts under the Indenture by one or more trustees; (h) cure any ambiguity, correct or supplement any inconsistency or make any other modification, provided that such action does not adversely affect the interests of the holders of outstanding securities of any series in any material respect; and (i) supplement any of the provisions of the Indenture to the extent necessary to permit or facilitate the defeasance or discharge of any series of securities, provided such action does not adversely affect the interests of the holders of securities of any series in any material respect.

        The Indenture also contains provisions permitting the Company and the trustees, with the consent of the holders of not less than a majority in principal amount of all securities issued under the Indenture then outstanding and affected (treated as one class), to add any provisions to, change in any manner or eliminate any of the provisions of, the Indenture or modify in any manner the rights of the holders of securities under the Indenture; provided that the Company and the trustees may not, without the consent of the holder of each outstanding security affected thereby, among other things: (a) change the stated maturity of the principal of or any installment of interest on any security, (b) reduce the principal amount of or the rate of interest on, or premium payable upon the redemption of, any such security, (c) reduce the amount of the principal of an original issue discount security that would be due and payable upon a declaration of acceleration of the maturity thereof, (d) adversely affect any right of repayment at the option of the holder of any security, (e) change the place or currency of payment of principal of, or any premium or interest on, any such security, (f) impair the right to institute suit for the enforcement of any such payment on any security when due, (g) reduce the percentage in principal amount of securities of any series whose consent is necessary to modify or amend the Indenture or to waive compliance with certain provisions of the Indenture or certain defaults and their consequences or (h) modify the foregoing requirements, except to increase any percentage or to provide that certain provisions of the Indenture cannot be modified or waived without the consent of the holder of each outstanding security affected thereby.

Enforceability of Judgments

        Since some of the Company's assets are in Canada, any judgment obtained outside of Canada against the Company, including any judgment with respect to the payment of principal or interest on the Notes may not be collectible outside of Canada.

        The Company has been informed by Torys LLP, counsel to the Company, that a court of competent jurisdiction in the Province of Ontario (an "Ontario Court") would give a judgment based upon a final and conclusive in personam judgment of a court exercising jurisdiction in the Borough of New York, The City of New York, State of New York (a "New York Court") for a sum certain, obtained against the Company, with respect to a claim arising out of the Indenture or the Notes (a "New York Judgment"), without reconsideration of the merits, provided that (i) an action to enforce the New York Judgment must be commenced in the Ontario Court within any applicable limitation period; (ii) the Ontario Court has discretion to stay or decline to hear an action on the New York Judgment if the New York Judgment is under appeal or there is another subsisting judgment in any jurisdiction relating to the same cause of action; (iii) the Ontario Court will render judgment only in Canadian dollars; (iv) an action in the Ontario Court on the New York Judgment may be affected by bankruptcy, insolvency or other similar laws affecting the enforcement of creditors' rights generally; and (v) an action in the Ontario Court on the New York Judgment would be subject to the following defenses: (A) the New York Judgment was obtained by fraud or in a manner contrary to the principles of natural justice but the New York Judgment would not be contrary to natural justice by reason only that service of process was effected on the agent for service of process appointed by the Company pursuant to the Indenture; (B) the New York Judgment is for a claim which under the laws of the Province of Ontario and the federal laws of Canada applicable therein would be characterized as based on a foreign revenue, expropriatory, penal or other public law; (C) the New York Judgment is contrary to Ontario public policy, as such term is interpreted under the laws of the Province of Ontario and the federal laws of Canada applicable therein, or to an order made by the Attorney General of Canada under the Foreign Extraterritorial Measures Act (Canada) or by the Competition Tribunal under the Competition Act (Canada) in respect of certain judgments referred to in these statutes; and (D) the New York Judgment has been satisfied or is void under the laws of the State of New York. In the opinion of such counsel, there are currently no reasons under the law of Ontario for avoiding recognition of said judgments of New York Courts under the Indenture or on the Notes based upon public policy. The Company has been advised by such counsel that a monetary judgment of a U.S. court predicated solely upon civil liability provisions of U.S. federal securities laws would likely be enforceable in Canada if the U.S. court in which judgment was obtained had a basis for jurisdiction that was recognized by a Canadian court for such purposes. The Company has also been advised by its counsel, that it is less certain that an original action could be commenced in Canada on the basis of liability predicated solely upon such laws.

Consent to Jurisdiction

        The Indenture provides that the Company has irrevocably appointed CT Corporation System, 111 Eighth Avenue, New York, New York 10011, as its authorized agent for service of process in any legal action or proceeding arising out of or relating to the Indenture and the Notes for actions brought under United States federal or state securities laws or for actions brought by either trustee or for any actions arising out of or related to the Indenture or the Notes in any New York Court, and has irrevocably submitted to the jurisdiction of the New York Courts for such purposes.

Governing Law

        The Indenture and the Notes are governed by and shall be construed in accordance with the laws of the State of New York.

Trustees, Paying Agent and Securities Registrar

        The Bank of New York Mellon of 240 Greenwich Street, Floor 7 East, New York, New York, 10286, U.S.A. currently acts as United States trustee, paying agent and securities registrar for the Notes.

        BNY Trust Company of Canada of 1 York St., 6th Floor, Toronto, Ontario, Canada, M5J 0B6 currently acts as Canadian trustee for the Notes.

PRIOR SALES

        On April 17, 2018, the Company issued US$600,000,000 aggregate principal amount of Initial Notes, priced at 99.765% of the aggregate principal amount, resulting in gross proceeds of US$598.59 million.

 CERTAIN ERISA CONSIDERATIONS

General

        The U.S. Employee Retirement Income Security Act of 1974, as amended ("ERISA"), imposes certain requirements on employee benefit plans subject to Title I of ERISA and on entities that are deemed to hold the assets of such plans ("ERISA Plans"), and on those persons who are fiduciaries with respect to ERISA Plans. Investments by ERISA Plans are subject to ERISA's general fiduciary requirements, including, but not limited to, the requirement of investment prudence and diversification and the requirement that an ERISA Plan's investments be made in accordance with the documents governing the plan.

        Section 406 of ERISA and Section 4975 of the U.S. Internal Revenue Code of 1986, as amended (the "Code"), prohibit certain transactions involving the assets of an ERISA Plan (as well as those plans that are not subject to ERISA but which are subject to Section 4975 of the Code, such as individual retirement accounts (together with ERISA Plans, "Plans")) and certain persons (referred to as "parties in interest" or "disqualified persons") having certain relationships to such Plans, unless a statutory or administrative exemption is applicable to the transaction. A party in interest or disqualified person who engages in a prohibited transaction may be subject to excise taxes and other penalties and liabilities under ERISA and the Code.

        Any Plan fiduciary which proposes to cause a Plan to acquire the Exchange Notes should consult with its counsel regarding the applicability of the fiduciary responsibility and prohibited transaction provisions of ERISA and Section 4975 of the Code to such an investment, and to confirm that such acquisition and holding will not constitute or result in a non-exempt prohibited transaction or any other violation of an applicable requirement of ERISA.

        Non-U.S. plans, governmental plans and certain church plans, while not subject to the fiduciary responsibility provisions of ERISA or the prohibited transaction provisions of ERISA and Section 4975 of the Code, may nevertheless be subject to non-U.S., or U.S. federal, state, local or other laws or regulations that are substantially similar to the foregoing provisions of ERISA and the Code ("Similar Law"). Fiduciaries of any such plans should consult with their counsel before acquiring the Exchange Notes to determine the need for, and the availability, if necessary, of any exemptive relief under applicable Similar Law.

Prohibited Transaction Exemptions

        The fiduciary of a Plan that proposes to acquire and hold any Exchange Notes should consider, among other things, whether such purchase and holding may involve (i) the direct or indirect extension of credit to a party in interest or a disqualified person, (ii) the sale or exchange of any property between a Plan and a party in interest or a disqualified person, or (iii) the transfer to, or use by or for the benefit of, a party in interest or disqualified person, of any Plan assets. Such parties in interest or disqualified persons could include, without limitation, the Company, the initial purchasers of the Initial Notes, the holders of senior debt securities of the Company, or any of their respective agents or affiliates. Depending on the satisfaction of certain conditions, which may include the identity of the Plan fiduciary making the decision to acquire or hold the Exchange Notes on behalf of a Plan, Section 408(b)(17) of ERISA or Prohibited Transaction Class Exemption ("PTCE") 84-14 (relating to transactions effected by a "qualified professional asset manager"), PTCE 90-1 (relating to investments by insurance company pooled separate accounts), PTCE 91-38 (relating to investments by bank collective investment funds), PTCE 95-60 (relating to investments by insurance company general accounts) or PTCE 96-23 (relating to transactions directed by an in-house asset manager) (collectively, the "Class Exemptions") could provide an exemption from the prohibited transaction provisions of ERISA and Section 4975 of the Code. However, there can be no assurance that any of these Class Exemptions or any other exemption will be available with respect to any particular transaction involving the Exchange Notes.

        By its acquisition of any Exchange Note, the acquirer thereof will be deemed to have represented and warranted that either:

  (i)
  no assets of a Plan or non-U.S., governmental or church plan have been used to acquire such Exchange Notes or an interest therein; or

  (ii)
  the acquisition and holding of such Exchange Notes or an interest therein by such person do not constitute a non-exempt prohibited transaction under ERISA or Section 4975 of the Code or violation of Similar Law.

        The foregoing discussion is general in nature. Due to the complexity of the applicable rules and penalties under ERISA, the Code and Similar Laws, each Plan fiduciary (and each fiduciary for non-U.S., governmental or church plans subject to Similar Law) should consult with its legal advisor concerning the potential consequences to the applicable Plan or plan under ERISA, Section 4975 of the Code or such Similar Laws of an investment in the Exchange Notes.

 CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS

        The exchange of Initial Notes for Exchange Notes will not be treated as a taxable transaction for U.S. Federal income tax purposes because the terms of the Exchange Notes will not be considered to differ materially in kind or in extent from the terms of the Initial Notes. Rather, the Exchange Notes you receive will be treated as a continuation of your investment in the Initial Notes. As a result, you will not recognize gain or loss upon the exchange of your Initial Notes for Exchange Notes. In addition, your basis and holding period in the Exchange Notes will be the same as your basis and holding period in the Initial Notes exchanged therefor.

        IF YOU ARE CONSIDERING EXCHANGING YOUR INITIAL NOTES FOR EXCHANGE NOTES, YOU SHOULD CONSULT YOUR OWN TAX ADVISORS CONCERNING THE TAX CONSEQUENCES OF THE EXCHANGE ARISING UNDER STATE, LOCAL OR FOREIGN LAWS.

 PLAN OF DISTRIBUTION

        The Company issued the Initial Notes on April 17, 2018, pursuant to a private placement offering underwritten by Merrill Lynch, Pierce, Fenner & Smith Incorporated, Citigroup Global Markets Inc., J.P. Morgan Securities LLC and RBC Capital Markets, LLC. If all the conditions of the Exchange Offer are satisfied, the Company will exchange all Initial Notes that are validly tendered and not validly withdrawn for an equal principal amount of Exchange Notes that have been registered under the Securities Act.

        Any broker-dealer that resells or transfers Exchange Notes that were received by it for its own account pursuant to the Exchange Offer in exchange for Initial Notes acquired by such broker-dealer as a result of market-making or other trading activities and any broker or dealer that participates in a distribution of such Exchange Notes may be deemed to be an "underwriter" within the meaning of the Securities Act, and any profit of any such resale or transfer of Exchange Notes and any commissions or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. Accordingly, each such broker-dealer must acknowledge that it will deliver, and must deliver, a prospectus meeting the requirements of the Securities Act in connection with any resale or transfer of such Exchange Notes. The letter of transmittal states that by acknowledging that it will deliver, and by delivering, such a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

        This short form prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales or transfers of Exchange Notes received in exchange for Initial Notes where such Initial Notes were acquired as a result of market-making or other trading activities. The Company has agreed to make this short form prospectus, as amended or supplemented, available to any broker-dealer for use in connection with any such resale or transfer for a period ending on the earlier of (i) 180 days after the date on which the registration statement relating to the Exchange Offer is declared effective by the SEC and (ii) the date on which participating broker-dealers are no longer required to deliver a prospectus in connection with market-making or other trading activities.

        The Company will not receive any proceeds from any sale of Exchange Notes by broker-dealers. Exchange Notes received by broker-dealers for their own account pursuant to the Exchange Offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the Exchange Notes or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer and/or the purchasers of any such Exchange Notes.

        For a period of 180 days after the expiration of the Exchange Offer or, if shorter, for a period ending on the date on which a broker-dealer is no longer required to deliver a prospectus in connection with market-making or other trading activities, the Company will promptly send additional copies of this short form prospectus and any amendment or supplement to this short form prospectus to any broker-dealer that requests such documents in the letter of transmittal. The Company has agreed to (i) pay all expenses incident to the Exchange Offer, other than (a) commissions or concessions of any brokers or dealers, (b) in certain circumstances described under "The Exchange Offer — Terms of the Exchange Offer — Fees and Expenses", transfer taxes and (c) any other taxes you may incur; and (ii) indemnify the holders of the Initial Notes (including any broker-dealer) against certain liabilities, including liabilities under the Securities Act.

 LEGAL MATTERS

        Certain legal matters relating to the Exchange Notes offered by this short form prospectus will be passed upon on our behalf by Torys LLP, New York, New York and Toronto, Canada, with respect to U.S. and Canadian law. As at the date hereof, the partners and associates of Torys LLP, as a group, beneficially own, directly or indirectly, less than 1% of the outstanding securities of the Company.

 INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRMS

        PricewaterhouseCoopers LLP, Chartered Professional Accountants, Licensed Public Accountants, is the auditor of the Company and has confirmed that it is independent of the Company within the meaning of the Rules of Professional Conduct of the Chartered Professional Accountants of Ontario, and independent within the Securities Act, and the applicable rules and regulations adopted by the SEC and the Public Company Accounting Oversight Board (United States).

        Deloitte & Touche LLP, an independent registered public accounting firm located in New York, New York, is the former auditor of Allied World who has issued an independent auditors' report dated February 28, 2017 in respect of Allied World's audited consolidated financial statements as of December 31, 2016 and 2015 and for each of the three years in the period ended December 31, 2016, which is included in the Allied World BAR incorporated by reference herein. As of the date of their report, Deloitte & Touche LLP was independent with respect to Allied World within the meaning of the Securities Act, and the applicable rules and regulations thereunder adopted by the SEC and the Public Company Accounting Oversight Board (United States).

 AGENT FOR SERVICE OF PROCESS

        Brandon W. Sweitzer and Lauren C. Templeton are directors of Fairfax who reside outside of Canada. Mr. Sweitzer and Ms. Templeton have appointed the following agent for service of process:

Name of Person or Company	Name and Address of Agent
Brandon W. Sweitzer	Fairfax Financial Holdings Limited 95 Wellington Street West, Suite 800 Toronto, Ontario, M5J 2N7
Lauren C. Templeton	Fairfax Financial Holdings Limited 95 Wellington Street West, Suite 800 Toronto, Ontario, M5J 2N7

        Holders are advised that it may not be possible for investors to enforce judgments obtained in Canada against any person or company that is incorporated, continued or otherwise organized under the laws of a foreign jurisdiction or resides outside of Canada, even if the party has appointed an agent for service of process.

 DOCUMENTS FILED AS PART OF THE REGISTRATION STATEMENT

        The following documents have been filed with the SEC as part of the registration statement of which this short form prospectus is a part insofar as required by the SEC's Form F-10:

  •
  the documents set forth under "Documents Incorporated by Reference" in this short form prospectus;

  •
  the Registration Rights Agreement;

  •
  the consent of PricewaterhouseCoopers LLP, the Company's independent registered public accounting firm;

  •
  the consent of Deloitte & Touche LLP, Allied World's former independent registered public accounting firm;

  •
  the consent of Torys LLP, the Company's U.S. and Canadian counsel;

  •
  the indenture dated as of December 1, 1993;

  •
  the first supplemental indenture dated as of May 9, 2011;

  •
  the statement of eligibility of the trustee on Form T-1;

  •
  the form of letter of transmittal;

  •
  the form of notice of guaranteed delivery;

  •
  the form of letter to DTC participants, including brokers, dealers, commercial banks, trust companies and other nominees; and

  •
  powers of attorney (included on the signature pages of the registration statement).

CERTIFICATE OF THE COMPANY

Date: November 21, 2018

        This short form prospectus, together with the documents incorporated herein by reference, constitutes full, true and plain disclosure of all material facts relating to the securities offered by this short form prospectus as required by the securities legislation of the Province of Ontario.

(Signed) V. PREM WATSA Chairman and Chief Executive Officer	(Signed) DAVID BONHAM Vice President and Chief Financial Officer
On behalf of the Board of Directors
(Signed) ANTHONY F. GRIFFITHS Director	(Signed) ALAN D. HORN Director

C-1

 FORM F-10

PART II

INFORMATION NOT REQUIRED TO BE DELIVERED TO
OFFEREES OR PURCHASERS

Indemnification of Officers and Directors

        The by-laws of the Company provide that, subject to the relevant provisions of the Canada Business Corporations Act, the Company shall indemnify a director or officer of the Company, a former director or officer of the Company, or another individual who acts or acted at the Company's request as a director or officer, or an individual acting in a similar capacity, of another entity, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by the individual in respect of any civil, criminal, administrative, investigative or other proceeding in which the individual is involved because of that association with the Company or such other entity if (i) the individual acted honestly and in good faith with a view to the best interests of the Company or, as the case may be, to the best interests of the other entity for which the individual acted as a director or officer or in a similar capacity at the Company's request; and (ii) in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, the individual has reasonable grounds for believing that the individual's conduct was lawful.

        The Company also maintains insurance for the benefit of its directors and officers against liability in their respective capacities as directors and officers. The directors and officers are not required to pay any premium in respect of the insurance. The policy contains standard industry exclusions.

        Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the Registrant pursuant to the foregoing provisions, the Registrant has been informed that in the opinion of the U.S. Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is therefore unenforceable.

EXHIBITS TO FORM F-10

Exhibit No.
2.1	Registration Rights Agreement dated as of April 17, 2018, among Fairfax Financial Holdings Limited and the initial purchasers named therein
4.1

Annual Information Form of Fairfax Financial Holdings Limited dated March 9, 2018 for the year ended December 31, 2017 (incorporated by reference to Exhibit 99.1 to our Form 40-F (File No. 001-31556) filed with the SEC on March 9, 2018 (the "Form 40-F"))

4.2

Annual audited consolidated financial statements of Fairfax Financial Holdings Limited for the years ended December 31, 2017 and 2016 and Management's Report on Internal Control over Financial Reporting, and the management's discussion and analysis for the financial year ended December 31, 2017 (incorporated by reference to Exhibits 99.2 and 99.3 to the Form 40-F)

4.3

Notice of annual and special meeting of shareholders and management information circular dated March 9, 2018 in respect of the annual and special meeting of shareholders held on April 26, 2018 (incorporated by reference to Exhibit 99.1 to our Form 6-K (File No. 001-31556), furnished to the SEC on March 9, 2018)

4.4	Business acquisition report dated August 2, 2017 in respect of the acquisition of Allied World
4.5

Interim unaudited consolidated financial statements of Fairfax Financial Holdings Limited as at September 30, 2018 and December 31, 2017 and for the three and nine month periods ended September 30, 2018 and 2017, and management's discussion and analysis for the period ended September 30, 2018 (incorporated by reference to Exhibit 99.2 to our Form 6-K (File No. 001-31556), furnished to the SEC on November 1, 2018)

5.1	Consent of PricewaterhouseCoopers LLP

II-1

Exhibit No.
5.2	Consent of Deloitte & Touche LLP
5.3	Consent of Torys LLP
6.1	Powers of Attorney (contained on the signature page of this Registration Statement)
7.1	Indenture dated as of December 1, 1993
7.2	First supplemental indenture dated as of May 9, 2011
7.3	Form of Note
7.4	Statement of Eligibility and Qualification under the Trust Indenture Act of 1939 on Form T-1
99.1	Form of Letter of Transmittal
99.2	Form of Notice of Guaranteed Delivery
99.3	Form of Letter to DTC Participants

II-2

FORM F-10
PART III
UNDERTAKING AND CONSENT TO SERVICE OF PROCESS

Item 1.    Undertaking.

        The Form F-10 Registrant undertakes to make available, in person or by telephone, representatives to respond to inquiries made by the Commission staff, and to furnish promptly, when requested to do so by the Commission staff, information relating to the securities registered pursuant to this Form F-10 or to transactions in said securities.

Item 2.    Consent to Service of Process.

        Concurrently with the filing of this Registration Statement, the Form F-10 Registrant is filing with the Commission a written irrevocable consent and power of attorney on Form F-X.

        Any change to the name or address of the agent for service of the Form F-10 Registrant shall be communicated promptly to the Commission by amendment to the applicable Form F-X referencing the file number of the relevant registration statement.

FORM F-10

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-10 and has duly caused this registration statement to be signed on its behalf by the undersigned thereunto duly authorized, in the city of Toronto, country of Canada, on November 21, 2018.

FAIRFAX FINANCIAL HOLDINGS LIMITED
By:	/s/ PAUL RIVETT
	Name:	Paul Rivett
	Title:	President

III-1

 POWER OF ATTORNEY

        KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Paul Rivett and Derek Bulas his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and any registration statements filed by the registrant pursuant to Rule 462(b) of the Securities Act of 1933 relating thereto and to file the same, with all exhibits thereto, and other documents in connection therewith, with the United States Securities and Exchange Commission, granting to said attorney-in-fact and agent, with full power to act alone, full power and authority to do and perform each and every act and thing appropriate or necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities and on November 21, 2018.

Signature	Title

/s/ V. PREM WATSA V. Prem Watsa	Chairman, Chief Executive Officer and Director (principal executive officer)
/s/ DAVID BONHAM David Bonham	Vice President and Chief Financial Officer (principal financial officer and principal accounting officer)
/s/ ANTHONY F. GRIFFITHS Anthony F. Griffiths	Director
/s/ ROBERT J. GUNN Robert J. Gunn	Director
/s/ ALAN D. HORN Alan D. Horn	Director
/s/ KAREN L. JURJEVICH Karen L. Jurjevich	Director
/s/ CHRISTINE N. MCLEAN Christine N. McLean	Director
/s/ JOHN R.V. PALMER John R.V. Palmer	Director
/s/ TIMOTHY R. PRICE Timothy R. Price	Director
/s/ BRANDON W. SWEITZER Brandon W. Sweitzer	Director
/s/ LAUREN C. TEMPLETON Lauren C. Templeton	Director
/s/ BENJAMIN P. WATSA Benjamin P. Watsa	Director

III-2

 AUTHORIZED REPRESENTATIVE

        Pursuant to the requirements of the Securities Act, this Registration Statement on Form F-10 has been signed below by the undersigned, solely in its capacity as the registrant's duly authorized representative in the United States, on November 21, 2018.

FAIRFAX (US) INC.
By:	/s/ MICHAEL BULLEN
	Name:	Michael Bullen
	Title:	President

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